UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WageWorks, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock of WageWorks, Inc.
(2)

Aggregate number of securities to which transaction applies:

As of July 1, 2019, there were outstanding: (a) 40,176,571 shares of common stock; (b) 1,278,076 shares of common stock issuable pursuant to outstanding options with exercise prices below the per share merger consideration of $51.35; and (c) 1,014,266 shares of common stock underlying restricted stock units (assuming target performance of performance based restricted stock units).

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $258,826.82 was determined by multiplying .0001212 by the aggregate merger consideration of $2,135,534,792.15. The aggregate merger consideration was calculated based on the sum of (a) the product of 40,176,571 shares of common stock and the per share merger consideration of $51.35; (b) the product of (i) 1,278,076 shares of common stock issuable pursuant to outstanding options with exercise prices below the per share merger consideration of $51.35 and (ii) the difference between $51.35 and $35.40, the weighted average exercise price of such options; and (c) the product of 1,014,266 shares of common stock underlying restricted stock units (assuming target performance of performance based restricted stock units) and the per share merger consideration of $51.35;

	(4)	Proposed maximum aggregate value of transaction: $2,135,534,792.15
	(5)	Total fee paid: $258,826.82

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

July [●], 2019

Dear WageWorks, Inc. Stockholder:

On June 26, 2019, WageWorks, Inc. (which we refer to as “WageWorks,” “we” or “us”) entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) with HealthEquity, Inc. (which we refer to as “HealthEquity”) and Pacific Merger Sub Inc., a wholly owned subsidiary of HealthEquity (which we refer to as “Merger Sub”), pursuant to which HealthEquity will acquire WageWorks in a merger transaction (which we refer to as the “merger”) if certain conditions to the merger are satisfied, including the affirmative vote of the holders of a majority of outstanding shares of WageWorks common stock. We are calling a special meeting of WageWorks’ stockholders, to be held on [●], 2019, at WageWorks’ headquarters, located at 1100 Park Place, 4th Floor, San Mateo, California 94403, at [●], Pacific time, to enable WageWorks’ stockholders to vote on the merger agreement in order to satisfy this condition to the merger.

Upon completion of the merger, you will be entitled to receive $51.35 in cash, without interest, for each share of WageWorks common stock that you hold as of immediately prior to the effective time of the merger (unless you properly exercise your appraisal rights under applicable law). This price represents a premium of approximately:

•	29% over the $39.89 volume weighted average trading price of WageWorks’ common stock during the 30-day period prior to the public announcement of HealthEquity’s acquisition proposal;

•	40% over the $36.62 volume weighted average trading price of WageWorks’ common stock during the 60-day period prior to the public announcement of HealthEquity’s acquisition proposal; and

•	52% over the $33.77 volume weighted average trading price of WageWorks’ common stock during the 90-day period prior to the public announcement of HealthEquity’s acquisition proposal.

At a meeting on June 26, 2019, the board of directors of WageWorks (which we refer to as the “WageWorks board”) unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, and fair to and in the best interests of WageWorks’ stockholders, and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. The WageWorks board unanimously recommends that you vote “FOR” the proposal described herein to adopt the merger agreement in order to satisfy a condition to the merger.

Your vote is very important. Whether or not you plan to attend the special meeting in person, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the internet. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. The failure to vote your shares of WageWorks common stock will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares of WageWorks common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of WageWorks common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of WageWorks common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of WageWorks common stock “FOR” the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

We are also soliciting the approval of WageWorks stockholders for two additional proposals to be considered at the special meeting. The first is a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. The second is a proposal to approve certain compensation matters that we are required to submit for the approval, on an advisory basis, of WageWorks stockholders at the special meeting under applicable law. However, because approval of such compensation matters is advisory in nature, it will not be binding upon WageWorks, the WageWorks board, the WageWorks board’s compensation committee or HealthEquity. Further, some of the compensation plans and arrangements that are being submitted for stockholder approval are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, if the merger is completed, certain compensation plans and arrangements will or may become payable to WageWorks’ named executive officers in connection with the merger in accordance with the terms and conditions applicable to such compensation plans and arrangements regardless of the outcome of the vote on this compensation proposal.

The accompanying proxy statement provides you with detailed information about the merger, the merger agreement, the special meeting and the compensation related proposal described above. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about WageWorks from documents we have filed with the Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of WageWorks common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

Thank you in advance for your cooperation and continued support.

Sincerely,

Stuart C. Harvey, Jr.
Executive Chairman of the WageWorks Board of Directors

Edgar Montes
Chief Executive Officer

The proxy statement is dated [●], 2019 and is first being mailed to WageWorks’ stockholders on or about [●], 2019.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

WAGEWORKS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, the “special meeting”) of WageWorks, Inc. (which we refer to as “WageWorks,” “we” or “us”) will be held on [●], 2019, at WageWorks’ headquarters, located at 1100 Park Place, 4th Floor, San Mateo, California 94403, at [●], Pacific time. The special meeting is being held for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 26, 2019 (as it may be amended or modified from time to time, the “merger agreement”), by and among WageWorks, Inc., a Delaware corporation, HealthEquity, Inc., a Delaware corporation (“HealthEquity”), and Pacific Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of HealthEquity (“Merger Sub”), pursuant to which Merger Sub will be merged with and into WageWorks (the “merger”) and WageWorks will survive the merger and become a wholly owned subsidiary of HealthEquity.

2. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

3. To approve, on an advisory (non-binding) basis, certain compensation that will or may become payable to the named executive officers of WageWorks in connection with the merger (the “WageWorks advisory proposal on certain compensation”).

In accordance with our bylaws, the close of business on [●], 2019 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. All stockholders of record are cordially invited to attend the special meeting.

Your vote is very important, regardless of the number of shares of WageWorks common stock that you own. Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the special meeting. If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet or by telephone or (3) vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal.

The WageWorks board has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, and fair to and in the best interests of WageWorks’ stockholders, and has unanimously approved and declared advisable in all respects the merger agreement and the transactions contemplated by the merger agreement, including the merger. The WageWorks board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

The WageWorks board unanimously recommends that you vote:

•	“FOR” the proposal to adopt the merger agreement

•

“FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement

•	“FOR” the WageWorks advisory proposal on certain merger-related compensation to our named executive officers

The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the special meeting, the merger agreement, the merger or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of WageWorks common stock, please contact WageWorks’ proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

Stuart C. Harvey, Jr.
Executive Chairman of the WageWorks Board of Directors

San Mateo, California

[●], 2019

-i-

-ii-

SUMMARY

The following summary highlights selected information contained in this proxy statement but may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information,” beginning on page 101.

Parties to the Merger (page 21)

WageWorks, Inc. (which we refer to as “WageWorks,” “we” or “us”) is a Delaware corporation headquartered in San Mateo, California. WageWorks is a leader in administering Consumer-Directed Benefits (“CDBs”) which empower employees to lower their tax expense and provide healthcare related tools for employers to provide to their employees. WageWorks provides companies with the technology, tools and a comprehensive understanding of current regulations, and are dedicated to administering CDBs. These include pre-tax spending accounts, such as Health Savings Accounts, health and dependent care Flexible Spending Accounts, Health Reimbursement Arrangement, plus commuter benefit services, including transit and parking programs, wellness programs, Consolidated Omnibus Budget Reconciliation Act, and other employee benefits. Our principal executive offices are located at 1100 Park Place, 4th Floor, San Mateo, California 94403 and our telephone number is (650) 577-5200. For more information about WageWorks, please visit our website at https://www.wageworks.com/. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. See also the section of this proxy statement entitled “Where You Can Find More Information,” beginning on page 101. WageWorks common stock is publicly traded on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “WAGE.”

HealthEquity, Inc. (which we refer to as “HealthEquity”) is a Delaware corporation headquartered in Draper, Utah. HealthEquity connects health and wealth, delivering health savings account (HSA) and other consumer driven health and retirement solutions in partnership directly with employers and leading health, retirement and other benefit plan providers nationwide. HealthEquity members have access to its end-to-end platform and remarkable “purple” service to become consumers of healthcare while building health and retirement savings for tomorrow. HealthEquity is the custodian of $8.3 billion in assets for 4.1 million HSA members nationwide. HealthEquity’s principal executive offices are located at 15 West Scenic Pointe Drive, Suite 100, Draper, Utah 84020, and its telephone number is (801) 727-1000.

Pacific Merger Sub Inc. (which we refer to as “Merger Sub”) is a Delaware corporation that was formed by HealthEquity solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated June 26, 2019, as it may be amended or modified from time to time, among WageWorks, HealthEquity and Merger Sub, as the “merger agreement,” the merger of Merger Sub with and into WageWorks as the “merger,” and each of WageWorks, HealthEquity and Merger Sub as a “party.”

The Merger (page 22)

Under the terms of the merger agreement, if the closing conditions in the merger agreement are satisfied (or waived if permissible to do so), HealthEquity will acquire WageWorks through the merger of Merger Sub with and into WageWorks. As a result of this merger, each issued and outstanding share of WageWorks common stock (other than shares (i) owned by WageWorks as treasury stock or owned by HealthEquity, Merger Sub, or any other direct or indirect wholly owned subsidiary of HealthEquity, (ii) owned by any wholly owned subsidiary of WageWorks and (iii) held by stockholders of WageWorks who have properly and validly exercised, and not withdrawn or otherwise lost, their appraisal rights in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”)) will be converted into the right to receive $51.35 in cash, without interest (which we refer to as the “merger consideration”) and will thereafter cease to represent equity in WageWorks. On June 25, 2019, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of WageWorks common stock on the NYSE was $50.82 per share. On [●], 2019, the most recent practicable date before we commenced mailing this proxy statement to our stockholders, the closing price for WageWorks common stock on NYSE was $[●] per share. You are encouraged to obtain current market quotations for WageWorks common stock in connection with voting your shares of WageWorks common stock.

If the merger is completed, WageWorks will become a wholly owned subsidiary of HealthEquity and will cease to be an independent publicly traded company and WageWorks common stock will be delisted from NYSE and deregistered under the Securities Exchange Act of 1934, as amended. As such, we would no longer file periodic reports with the Securities and Exchange Commission (which we refer to as the “SEC”).

Material U.S. Federal Income Tax Consequences of the Merger (page 56)

The receipt of the $51.35 merger consideration in cash in exchange for shares of WageWorks common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and/or non-U.S. income or other tax laws. In general, for U.S. federal income tax purposes, a U.S. holder (as defined below in the section of this proxy statement entitled “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 56) who exchanges WageWorks common stock for cash in the merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. You should consult your tax advisor for complete analysis of the U.S. federal, state, local and/or non-U.S. tax consequences of the merger that are applicable to you. See the section of this proxy statement entitled “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 56.

Financing of the Merger (page 49)

The merger is not conditioned upon any financing arrangements or contingencies. HealthEquity has informed us that the total funds needed to complete the merger and pay all amounts due under the merger agreement at the completion of the merger, including amounts due to WageWorks’ stockholders and holders of equity awards under the merger agreement and amounts required to refinance certain indebtedness of WageWorks or its subsidiaries and to pay any and all fees and expenses related to the foregoing, will be funded through HealthEquity’s and WageWorks’ cash on hand and new third party debt financing.

In connection with its entry into the merger agreement, HealthEquity entered into a debt commitment letter with certain financial institutions pursuant to which such financial institutions have committed to provide, subject to the terms and conditions of the debt commitment letter, (i) a $200 million senior secured revolving credit facility and (ii) a $1.236 million senior secured term loan facility, which was subsequently amended and restated on July 12, 2019 (collectively, the “Facilities”). The availability of the Facilities is conditioned on the consummation of the merger in accordance with the terms of the merger agreement (subject to certain customary exceptions and qualifications) and certain other customary conditions. We believe, but cannot assure you, that HealthEquity’s and WageWorks’ cash on hand, combined with the debt financing described in the debt commitment letter, will be sufficient to complete the merger.

Conditions to the Merger

The respective obligations of WageWorks, HealthEquity and Merger Sub to consummate the merger are subject to the satisfaction (or waiver if permitted under the merger agreement) of customary conditions, including (i) the adoption of the merger agreement by WageWorks’ stockholders by the affirmative vote of a majority of the outstanding shares of WageWorks common stock in accordance with WageWorks’ bylaws, (ii) no law, order or injunction prohibiting the consummation of the merger and (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The obligations of HealthEquity and Merger Sub to consummate the merger are also subject to (i) the absence of a WageWorks material adverse effect (as defined in the section of this proxy statement entitled “The Merger Agreement — Representations and Warranties” beginning on page 63) after the date of the merger agreement that is continuing, (ii) the accuracy of WageWorks representations and warranties, (iii) compliance in all material respects by WageWorks with its obligations and agreements under the merger agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Representations and Warranties” beginning on page 63, and (iv) WageWorks and its auditors having delivered to HealthEquity, if so requested by HealthEquity, auditor consents and comfort letters, and WageWorks’ auditors having confirmed in writing at the time of a debt or equity financing that they were prepared to deliver auditor consents and comfort letters with respect to such financing, subject to certain exceptions set forth in the merger agreement.

The merger agreement does not include a financing condition.

Recommendation of the WageWorks Board of Directors (page 82)

After careful consideration of various factors described in the section of this proxy statement entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the WageWorks Board of Directors” beginning on page 35, the WageWorks board of directors (which we refer to as the “WageWorks board”) unanimously (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were advisable, and fair to and in the best interests of WageWorks’ stockholders, (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, (3) directed that a special meeting of WageWorks’ stockholders be held for the purposes of voting on the adoption of the merger agreement, and (4) resolved to recommend that WageWorks’ stockholders adopt the merger agreement (we refer to such recommendations by the WageWorks board, collectively, as the “WageWorks board recommendations”).

In considering the recommendation of the WageWorks board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. These interests include, among others, (i) the assumption of certain WageWorks equity awards in connection with the merger, (ii) the cancellation of certain WageWorks equity awards in exchange for specified cash payments in connection with the merger, (iii) the payment of severance benefits upon certain qualifying terminations of employment in connection with or following the merger, and (iv) the right to certain indemnification and insurance benefits pursuant to the terms of the merger agreement. The WageWorks board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of WageWorks. See the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” beginning on page 51.

The WageWorks board unanimously recommends that you vote

•	“FOR” the proposal to adopt the merger agreement

•

“FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement

•	“FOR” the WageWorks advisory proposal on certain merger-related compensation to our named executive officers

Opinion of Evercore Group L.L.C. (page 39)

We retained Evercore Group L.L.C. (which we refer to as “Evercore”) to act as our financial advisor in connection with the WageWorks board’s evaluation of strategic and financial alternatives, including the merger. As part of this engagement, WageWorks requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of WageWorks common stock (other than HealthEquity, Merger Sub and their respective affiliates) in the merger. At the meeting of the WageWorks board on June 26, 2019, Evercore rendered to the WageWorks board its oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by the holders of WageWorks common stock in the merger was fair, from a financial point of view, to such holders (other than HealthEquity, Merger Sub and their respective affiliates).

The full text of the written opinion of Evercore, dated June 26, 2019, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. WageWorks encourages you to read this opinion carefully and in its entirety. Evercore’s written opinion was addressed to, and provided for the information and benefit of, the WageWorks board (in its capacity as such) in connection with its evaluation of the proposed merger. The opinion does not constitute a recommendation to the WageWorks board or to any other persons in respect of the merger, including as to how any holder of shares of WageWorks common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to WageWorks, nor does it address the underlying business decision of WageWorks to engage in the merger.

For a description of the opinion that the WageWorks board received from Evercore, see “The Merger (Proposal 1) — Opinion of Evercore Group L.L.C.” beginning on page 39.

Interests of Directors and Officers in the Merger

When considering the recommendation of the WageWorks board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, those of our stockholders generally. These interests include, among others, (i) the assumption of certain WageWorks equity awards in connection with the merger, (ii) the cancellation of certain WageWorks equity awards in exchange for specified cash payments in connection with the merger, (iii) the payment of severance benefits upon certain qualifying terminations of employment in connection with or following the merger, and (iv) the right to certain indemnification and insurance benefits pursuant to the terms of the merger agreement. The WageWorks board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of WageWorks.

No Solicitation of Competing Acquisition Proposals (page 66)

Under the terms of the merger agreement, we have agreed not to solicit, initiate or knowingly facilitate or encourage the submission of any inquiry, discussion, offer, proposal or request from any person that could constitute or could reasonably be expected to lead to an acquisition proposal (as defined below) for WageWorks, engage in, enter into or otherwise participate in discussions or negotiations with any third parties regarding an acquisition proposal for WageWorks, furnish non-public information relating to WageWorks and its subsidiaries to any third party in connection with an acquisition proposal, or otherwise cooperate with or assist or participate in any effort or attempt from a third party to make an acquisition proposal for WageWorks.

Notwithstanding the foregoing restrictions, if we receive an unsolicited acquisition proposal, prior to WageWorks’ stockholders adopting the merger agreement at the special meeting, that the WageWorks board determines to be superior to the merger or reasonably be expected to lead to a proposal that is superior to the merger, subject to certain conditions set forth in the merger agreement, we are permitted to engage in discussions and negotiations with the party that sent the acquisition proposal (and its representatives and financing sources) and furnish non-public information to that party (and its representatives and financing sources).

Under the terms of the merger agreement and subject to certain conditions set forth therein (including the payment of an approximately $69.66 million termination fee), prior to WageWorks’ stockholders adopting the merger agreement at the special meeting, we may terminate the merger agreement to accept an acquisition proposal that the WageWorks board has determined to be superior to the merger from a financial point of view. See “ — “The Merger Agreement — No Solicitation of Other Offers by WageWorks” and “— Change in Recommendation; Match Rights” beginning on page 68.

Termination of Merger Agreement (page 77)

Among other customary circumstances, HealthEquity or WageWorks may terminate the merger agreement if:

•

any statute, rule, regulation, executive order, decree or ruling shall have been adopted or promulgated, or any restraining order, injunction or other order by a court or other governmental entity of competent jurisdiction is in effect, having the effect of making the merger illegal or otherwise preventing or prohibiting consummation of the merger, and such statute, rule, regulation, executive order, decree, ruling, restraining order, injunction or other order becomes final and non-appealable; provided, however, the right to terminate the merger agreement pursuant to this paragraph shall not be available to any party whose breach of any provision of the merger agreement resulted in the imposition of such statute, rule, regulation, executive order, decree, ruling, restraining order, injunction or other order or the failure of any of the foregoing to be rescinded, resolved or lifted;

•

the effective time of the merger has not occurred on or before 11:59 p.m. (New York time), on December 26, 2019 (which we refer to as the “termination date”); provided, however, that if on the termination date, the conditions to the merger relating to antitrust approvals or no injunction (in each case as relates to antitrust laws) or delivery of certain audit support materials required under the merger agreement have not been satisfied, and each of the other conditions to the merger have been satisfied or waived (other than those to be satisfied at the closing itself, but subject to the satisfaction or waiver of such conditions), then the termination date shall automatically be extended until 11:59 p.m. (New York time) on March 26, 2020; provided further that this right to terminate will not be available to (i) (x) HealthEquity if WageWorks has a valid right to terminate the merger agreement due to a breach or failure to perform on the part of HealthEquity or Merger Sub of any representation, warranty, covenant or agreement contained in the merger agreement, or (y) WageWorks if HealthEquity has a valid right to terminate the merger agreement due to a breach or failure to perform on the part of WageWorks of any representation, warranty, covenant or agreement contained in the merger agreement, or (ii) any party whose action or failure to fulfill any obligation under the merger agreement has resulted in, either (x) the failure to satisfy the conditions to the terminating party to consummate the merger prior to the termination date or (y) the failure of the effective time of the merger to occur on or before the termination date, and such action or failure to perform constitutes a breach of the merger agreement; or

•

the approval by the WageWorks stockholders required for the consummation of the merger shall not have been obtained by reason of the failure at the special meeting (including any adjournments or postponements thereof) to obtain such approval.

Appraisal Rights (page 93)

Stockholders considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to WageWorks before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, at the special meeting or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of WageWorks common stock of record through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of WageWorks unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal, as described further in the section of this proxy statement entitled “Appraisal Rights” beginning on page 93. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and a copy of Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, is attached as Annex C to this proxy statement. If you hold your shares of WageWorks common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Proposal to Approve, on a Non-Binding, Advisory Basis, Certain Merger-Related Compensation to Our Named Executive Officers (page 92)

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” as it relates to our named executive officers beginning on page 51 of this proxy statement and the section of this proxy statement entitled “The Merger (Proposal 1) — Golden Parachute Compensation” beginning on page 54 of this proxy statement.

We are asking our stockholders to indicate their approval of the various compensation that will or may become payable to our named executive officers in connection with the merger. These payments are described in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” as it relates to our named executive officers beginning on page 51 of this proxy statement and the section of this proxy statement entitled “The Merger (Proposal 1) — Golden Parachute Compensation” beginning on page 54 of this proxy statement.

Accordingly we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of WageWorks approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” as it relates to our named executive officers beginning on page 51 of this proxy statement and the section of this proxy statement entitled “The Merger (Proposal 1) — Golden Parachute Compensation” beginning on page 54 of this proxy statement.

Approval of the WageWorks advisory proposal on certain merger-related compensation to our named executive officers requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock entitled to vote thereon present or represented by proxy at the special meeting.

The vote on this advisory, non-binding proposal regarding certain merger-related executive compensation arrangements is a vote separate and apart from the vote on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting. Accordingly, you may vote “FOR” the proposal to adopt the merger agreement and the proposal to adjourn the special meeting and vote “AGAINST” or “ABSTAIN” for this advisory, non-binding proposal regarding certain merger-related executive compensation arrangements (and vice versa).

Since your vote is advisory, it will not be binding upon WageWorks, the WageWorks board, the WageWorks board’s compensation committee or HealthEquity. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory (non-binding) vote, if the merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The WageWorks board believes that the compensation that will or may become payable to our named executive officers in connection with the merger, as described in this proxy statement, is appropriate, and unanimously recommends that you vote “FOR” approval of the compensation that will or may become payable to our named executive officers in connection with the merger as described in this proxy statement.

The Special Meeting (page 82)

Time, Place and Purpose of the Special Meeting (page 82)

This proxy statement is being furnished to WageWorks’ stockholders as part of the solicitation of proxies by the WageWorks board for use at the special meeting to be held on [●], 2019, at WageWorks’ headquarters, located at 1100 Park Place, 4th Floor, San Mateo, California 94403, at [●], Pacific time, or at any postponement or adjournment thereof.

At the special meeting, holders of the shares of common stock of WageWorks will be asked to approve the proposals to:

(1) adopt the merger agreement

(2) adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement

(3) approve, on an advisory (non-binding) basis, certain merger-related compensation that will or may become payable to the named executive officers of WageWorks in connection with the merger

Record Date and Quorum (page 82)

We have fixed the close of business on [●], 2019, as the record date for the special meeting, and only holders of record of WageWorks common stock as of the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of WageWorks common stock as of the record date. As of the record date, there were [●] shares of WageWorks common stock outstanding and entitled to vote. Each share of WageWorks common stock entitles its holder to one vote on each matter properly brought before the special meeting. The holders of a majority of the aggregate voting power of the issued and outstanding shares of WageWorks common stock entitled to vote thereat, present or represented by proxy, will constitute a quorum for the transaction of business at the special meeting.

Vote Required (page 83)

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of WageWorks common stock entitled to vote thereon.

Assuming a quorum is present, approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock present or represented by proxy at the special meeting and entitled to vote thereon.

Assuming a quorum is present, approval of the WageWorks advisory proposal on certain merger-related compensation to our named executive officers requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock present or represented by proxy at the special meeting and entitled to vote thereon. Because this vote is advisory in nature only, it will not be binding on WageWorks, the WageWorks board, the WageWorks board’s compensation committee or HealthEquity. Approval of the WageWorks advisory proposal on certain merger-related compensation to our named executive officers is not a condition to completion of the merger, and failure to adopt the WageWorks advisory proposal on certain merger-related compensation to our named executive officers will have no effect on the vote to adopt the merger agreement and the transactions contemplated by the merger agreement. Accordingly, because we are contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto and any future amendments thereto, regardless of the outcome of the advisory (non-binding) vote. Additional information about this advisory (non-binding) vote is provided in the section of this proxy statement entitled “Proposal to Approve, on a Non-Binding, Advisory Basis, Certain Merger-Related Compensation to Our Named Executive Officers (Proposal No. 3)” beginning on page 92.

Proxies and Revocation (page 85)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person during the special meeting.

If your shares of WageWorks common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of WageWorks common stock using the instructions provided by your bank, brokerage firm or other nominee. If you do not give instructions to your bank, brokerage firm or other nominee on how to vote your shares of WageWorks common stock for any of the proposals described in this proxy statement, your bank, brokerage firm or nominee will not be entitled to vote your shares for you and a broker “non-vote” will occur for such proposal. Banks, brokerage firms and other nominees typically have discretionary voting authority with respect to

“routine” matters; however, they typically do not have discretionary authority to vote on “non-routine” matters. We believe the proposals described in this proxy statement are “non-routine” matters. Accordingly, if you hold your shares of WageWorks common stock through a bank, brokerage firm or other nominee and do not provide your bank, brokerage firm or other nominee with instructions on how to vote your shares of WageWorks common stock on the proposal to adopt the merger agreement, your bank, brokerage firm or other nominee will generally not be permitted to vote your shares of WageWorks common stock on the proposal to adopt the merger agreement.

If you fail to submit a proxy or vote at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of WageWorks common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will not have an effect on approval of the proposal to adjourn the special meeting or the WageWorks advisory proposal on certain merger-related compensation to our named executive officers if a quorum is present. Abstentions will be counted for purposes of establishing if a quorum is present, but broker non-votes will not be counted for purposes of establishing if a quorum is present.

You have the right to revoke a proxy, whether delivered over the internet, by telephone or by mail, at any time before it is exercised, by voting at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with our Secretary by the time the special meeting begins, or by attending and voting in person during the special meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, THE MERGER AGREEMENT AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as a WageWorks stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 101.

Q:	What is the proposed transaction and what effects will it have on WageWorks?

A:

The proposed transaction is the acquisition of WageWorks by HealthEquity pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into WageWorks, with WageWorks being the surviving corporation in the merger. As a result of the merger, WageWorks will become a wholly owned subsidiary of HealthEquity and will no longer be a publicly held corporation, and you will no longer have any equity in WageWorks. In addition, WageWorks common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of WageWorks common stock.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive the $51.35 merger consideration in cash, without interest, for each share of WageWorks common stock that you own immediately prior to the effective date of the merger (as described in more detail in the section of this proxy statement entitled “The Merger Agreement — Merger Consideration Payable Pursuant to the Merger” beginning on page 60), unless you have properly exercised, perfected and not validly withdrawn or otherwise lost your appraisal rights under the DGCL with respect to such shares, and certain other conditions under the DGCL are satisfied (as described in more detail in the section of this proxy statement entitled “The Merger Agreement — Dissenters’ Rights” beginning on page 61). You will not own any shares of the capital stock in the surviving corporation.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the merger is consummated, stockholders who do not vote in favor of the adoption of the merger agreement, who continuously hold such shares through the effective time of the merger, who have properly exercised, perfected and not withdrawn or otherwise lost their rights to appraisal of their shares and who meet certain other conditions and statutory requirements described under Section 262 of the DGCL will be entitled to seek appraisal of their shares in connection with the merger. This means that holders of shares of WageWorks common stock may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of WageWorks common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) to be paid on the amount determined to be “fair value” from the effective time of the merger through the date of payment of the judgment, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by WageWorks pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail in the section of this proxy statement entitled “Appraisal Rights” beginning on page 93). Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by the relevant section of the DGCL regarding appraisal rights attached as Annex C to this proxy statement.

Q:	How does the $51.35 merger consideration in cash compare to the market price of WageWorks common stock prior to announcement of the merger?

A:

The $51.35 merger consideration in cash represents a premium of approximately: 29% over the $39.89 volume weighted average trading price of WageWorks’ common stock during the 30-day period prior to the public announcement of HealthEquity’s acquisition proposal; 40% over the $36.62 volume weighted average trading price of WageWorks’ common stock during the 60-day period prior to the public announcement of HealthEquity’s acquisition proposal; and 52% over the $33.77 volume weighted average trading price of WageWorks’ common stock during the 90-day period prior to the public announcement of HealthEquity’s acquisition proposal.

Q:	After the merger is completed, how will I receive the cash for my shares?

A:

How you receive payment of the merger consideration for your shares depends on how you hold your shares. The following paragraphs describe the different payment processes. In all cases, the amount of your payment will be without interest and will be reduced by any required tax withholding.

Shares held at a bank, brokerage firm or other nominee, or “street name” shares: If your shares of WageWorks common stock are held on your behalf by a bank, brokerage firm or other nominee, although each bank, brokerage firm or other nominee establishes its own procedures, we believe that payment for those shares will be deposited in your account with such bank, brokerage firm or other nominee.

Shares held in direct registration form at our transfer agent, American Stock Transfer & Trust Company, LLC, or “book entry” shares: If you hold only book entry shares at American Stock Transfer & Trust Company, LLC, an exchange agent that will be designated by HealthEquity (which we refer to as the “exchange agent”) will mail you a check in the amount of the aggregate merger consideration payable for those shares upon receipt of an “agent’s message” in customary form.

Shares for which you have a stock certificate, or “certificated” shares: If you hold stock certificates representing shares of WageWorks common stock, the exchange agent will mail you a letter of transmittal that you must complete and return to the exchange agent. Once the exchange agent receives your properly completed letter of transmittal and stock certificate(s), the exchange agent will mail you a check in the amount of the aggregate merger consideration for your certificated shares.

Q:	What will happen to my stock options, restricted stock units and performance stock units in connection with the merger?

A:

At the effective time of the merger, each option to purchase shares of WageWorks common stock (each, referred to as a “WageWorks option”) that is outstanding immediately before the effective time of the merger, whether vested or unvested, will become fully vested and will be cancelled and converted into the right to receive an amount in cash equal to (i) the number of shares of WageWorks common stock covered by the WageWorks option, multiplied by (ii) the excess (if any) of the merger consideration over the per share exercise price of the WageWorks option, less applicable tax withholdings. If the per share exercise price of the WageWorks option equals or exceeds the merger consideration, the WageWorks option will be cancelled without consideration.

At the effective time of the merger, each WageWorks restricted stock unit award (each, referred to as a “WageWorks RSU award”) outstanding as of the date of the merger agreement that is subject to only time-based vesting conditions will become fully vested. At the effective time of the merger, each WageWorks RSU award that is subject to performance-based vesting (each, referred to as a “WageWorks performance unit”) for which the performance period is complete but for which the achievement of the underlying performance goals has not yet been determined as of the effective time of the merger will vest based on actual performance during the performance period, and each WageWorks performance unit for which the performance period is incomplete as of the effective time of the merger will vest based on the target performance. Each WageWorks performance unit that does not vest as described in the previous sentence will be cancelled without consideration immediately before the effective time of the merger. Each WageWorks RSU award that vests as described in this paragraph will be cancelled and converted into the right to receive an amount in cash equal to (i) the total number of shares of WageWorks common stock covered by the vested WageWorks RSU award, multiplied by (ii) the merger consideration.

At the effective time of the merger, each outstanding WageWorks RSU award that is granted on or after June 26, 2019, will be assumed by HealthEquity and converted into a restricted stock unit award covering a number of shares of HealthEquity common stock equal to (i) the total number of shares of WageWorks common stock covered by the WageWorks RSU award immediately before the effective time of the merger multiplied by (ii)) the equity award exchange ratio (which is discussed below), rounded down to the nearest whole share, with the same terms and conditions that applied to the WageWorks RSU award immediately before the effective time of the merger, including vesting, settlement and acceleration.

The “equity award exchange ratio” is the quotient (rounded to four decimal places) obtained by dividing (1) the merger consideration, by (2) the volume weighted average price of one share of HealthEquity common stock, as reported on NASDAQ for the 20 consecutive trading days ending with the trading day immediately preceding the date of the closing of the merger.

Q:	What will happen to the 2012 Employee Stock Purchase Plan in the merger?

A:

There will be no further purchases under WageWorks’ 2012 Employee Stock Purchase Plan (the “ESPP”), as no new offering period under the ESPP will commence on or after June 26, 2019, and the ESPP will be terminated no later than 5 days before the effective time of the merger, subject to the consummation of the merger.

Q:	What will be the consequences of the merger to WageWorks’ directors and executive officers?

A:

A number of WageWorks’ directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of WageWorks’ stockholders generally. These interests include, among others, (i) the assumption of certain WageWorks equity awards in connection with the merger, (ii) the cancellation of certain WageWorks equity awards in exchange for specified cash payments in connection with the merger, (iii) the payment of severance benefits upon certain qualifying terminations of employment in connection with or following the merger, and (iv) the right to certain indemnification and insurance benefits pursuant to the terms of the merger agreement.

For a description of these interests, see the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” beginning on page 51.

Q:	Who will be the directors of WageWorks if the merger is completed?

A:

If the merger is completed, the board of directors of the surviving corporation immediately following the completion of the merger will be composed of the directors of Merger Sub immediately prior to the completion of the merger and all directors of WageWorks immediately prior to the completion of the merger will cease to be directors of WageWorks as of the time of the completion of the merger.

Q:	How does the WageWorks board recommend that I vote?

A:

The WageWorks board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, and “FOR” the WageWorks advisory proposal on certain merger-related compensation to our named executive officers.

Q:	When do you expect the merger to be completed?

A:

We are working toward completing the merger as quickly as possible, and we presently anticipate that the merger will be completed during 2019, subject to the satisfaction or waiver of all closing conditions. However, the exact timing of the completion of the merger cannot be predicted. In order to complete the merger, our stockholders must adopt the merger agreement and the other closing conditions under the merger agreement must be satisfied or waived, as described in the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger” beginning on page 76.

Q:	What governmental and regulatory approvals are required?

A:	Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the HSR Act has expired or been terminated.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by the stockholders of WageWorks or if the merger is not completed for any other reason, the stockholders of WageWorks will not receive any payment for their shares of WageWorks common stock in connection with the merger. Instead, WageWorks will remain an independent public company and WageWorks common stock will continue to be listed and traded on the NYSE. Under specified circumstances, WageWorks may be required to pay to HealthEquity a termination fee in the amount of approximately $69.66 million in connection with the termination of the merger agreement, all as described under the section of this proxy statement entitled “The Merger Agreement — Termination Fee and Expenses” beginning on page 79. In the event that the merger agreement is not adopted by our stockholders, WageWorks will announce the date of the regular annual meeting of its stockholders for 2019 within 10 business days of the special meeting.

Q:	What happens to the derivative litigation that is pending against WageWorks if the merger is completed?

A:

If the merger is completed, the plaintiffs in the derivative lawsuit that is pending against WageWorks would lose standing, and the litigation would end. The WageWorks board did not engage in a valuation of the derivative litigation, and the valuation of the derivative litigation was not the subject of any discussions with HealthEquity concerning the amount of merger consideration.

Q:	Is the merger expected to be taxable to me?

A:

Yes. The exchange of shares of WageWorks common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local and/or non-U.S. income or other tax laws. In general, for U.S. federal income tax purposes, a U.S. holder (as defined below in the section of this proxy statement entitled “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 56) who exchanges WageWorks common stock for cash in the merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. You should read the section of this proxy statement entitled “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 56 for a more complete discussion of the material U.S. federal income tax consequences of the merger to U.S. holders. Because individual circumstances may differ, you should consult your tax advisor to determine the particular U.S. federal, state, local and/or non-U.S. tax consequences of the merger to you.

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:

You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of WageWorks common stock as of the record date of [●], which entitles you to receive notice of, and to vote at, the special meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of WageWorks common stock with respect to such matters.

Q:	When and where is the special meeting?

A:	The special meeting of stockholders of WageWorks will be held on [●], 2019, at WageWorks’ headquarters, located at 1100 Park Place, 4th Floor, San Mateo, California 94403, at [●], Pacific time.

Q:	What am I being asked to vote on at the special meeting?

A:

You are being asked to consider and vote on (1) a proposal to adopt the merger agreement that provides for the acquisition of WageWorks by HealthEquity; (2) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and (3) a proposal to approve, on an advisory (non-binding) basis, certain compensation that will or may become payable to the named executive officers of WageWorks in connection with the merger.

Q:	What vote is required for WageWorks’ stockholders to approve the proposal to adopt the merger agreement?

A:

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of WageWorks common stock entitled to vote thereon. Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of WageWorks common stock, if you fail to submit a proxy or vote at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:

What vote of WageWorks stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement?

A:

Assuming a quorum exists, approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock present or represented by proxy at the special meeting and entitled to vote thereon. Abstaining will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. If you fail to submit a proxy or vote at the special meeting or if your shares of WageWorks common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares of WageWorks common stock, your shares of WageWorks common stock will not be voted, but this will not have an effect on the proposal to adjourn the special meeting if a quorum is present.

Q:	What vote is required for WageWorks’ stockholders to approve the WageWorks advisory proposal on certain merger-related compensation to our named executive officers?

A:

Assuming a quorum exists, the adoption of the WageWorks advisory proposal on certain merger-related compensation to our named executive officers requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock present or represented by proxy at the special meeting and entitled to vote thereon. Abstaining will have the same effect as a vote “AGAINST” the WageWorks advisory proposal on certain merger-related compensation to our named executive officers. If you fail to submit a proxy or to vote at the special meeting or if your shares of WageWorks common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares of WageWorks common stock, your shares of WageWorks common stock will not be voted, but this will not have an effect on the WageWorks advisory proposal on certain merger-related compensation to our named executive officers if a quorum is present.

Q:	What will happen if WageWorks’ stockholders do not approve the WageWorks advisory proposal on certain merger-related compensation to our named executive officers?

A:

The vote on the WageWorks advisory proposal on certain merger-related compensation to our named executive officers is a vote separate and apart from the vote to adopt the merger agreement. You may vote for this proposal and against adoption of the merger agreement, or vice versa. Because the vote on the WageWorks advisory proposal on certain merger-related compensation to our named executive officers is advisory only, it is not binding on WageWorks, the WageWorks board, the WageWorks board’s compensation committee or HealthEquity. Approval of the WageWorks advisory proposal on certain merger-related compensation to our named executive officers is not a condition to completion of the merger and failure to adopt the WageWorks advisory proposal on certain merger-related compensation to our named executive officers will have no effect on the vote to adopt the merger agreement. Accordingly, because we are contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto and any future amendments thereto, regardless of the outcome of the advisory (non-binding) vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If you hold your shares in an account at our transfer agent American Stock Transfer & Trust Company, LLC or have a WageWorks stock certificate, you are considered, with respect to those shares of WageWorks common stock, the “stockholder of record.” This proxy statement and your proxy card have been sent directly to you by WageWorks.

If your shares of WageWorks common stock are held in “street name” through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares of WageWorks common stock. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote those shares of WageWorks common stock by following their instructions for voting.

Q:	Who can vote at the special meeting?

A:

All stockholders of record of WageWorks common stock as of the close of business on [●], 2019, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of WageWorks common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of WageWorks common stock that such holder owned as of the record date. If your shares of WageWorks common stock are held through a bank, brokerage firm or other nominee, in order to vote those shares at the special meeting, you must request and obtain a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Q:	May I attend the special meeting and vote in person?

A:

Yes. All stockholders as of the Record Date may attend the special meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q:	What is a quorum?

A:

The holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock entitled to vote thereat, present or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of common stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the special meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person by ballot, your previous vote by proxy will not be counted.

Q:

If my shares of WageWorks common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of WageWorks common stock for me?

A:

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of WageWorks common stock if you instruct your bank, brokerage firm or other nominee how to vote. If your shares of WageWorks common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of WageWorks common stock using the instructions provided by your bank, brokerage firm or other nominee. If you do not give instructions to your bank, brokerage firm or other nominee on how to vote your shares of WageWorks common stock for any of the proposals described in this proxy statement, your bank, brokerage firm or nominee will not be entitled to vote your shares for you and a broker “non-vote” will occur for such proposal. Banks, brokerage firms and other nominees typically have discretionary voting authority with respect to “routine” matters; however, they typically do not have discretionary authority to vote on “non-routine” matters. We believe the proposals described in this proxy statement are “non-routine” matters. Accordingly, if you hold your shares of WageWorks common stock through a bank, brokerage firm or other nominee and do not provide your bank, brokerage firm or other nominee with instructions on how to vote your shares of WageWorks common stock on the proposal to adopt the merger agreement, your bank, brokerage firm or other nominee will generally not be permitted to vote your shares of WageWorks common stock on the proposal to adopt the merger agreement or the other proposals described in this proxy statement.

You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of WageWorks common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of WageWorks common stock, your shares of WageWorks common stock will not be counted for purposes of determining whether a quorum is present and will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement, but this will not have an effect on the other two proposals if a quorum is present.

Q:	How can I change or revoke my vote?

A:

You have the right to revoke a proxy, whether delivered over the internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you or by attending and voting at the special meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of WageWorks common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of WageWorks common stock is called a “proxy card.” We have designated each of [●], as proxies for the special meeting.

Q:	If a stockholder gives a proxy, how are the shares of WageWorks common stock voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of WageWorks common stock in the way that you indicate. When completing the internet or telephone processes or the proxy card, you may specify whether your shares of WageWorks common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and “FOR” the WageWorks advisory proposal on certain merger-related compensation to our named executive officers.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:

If you hold shares directly as a stockholder of record and as a beneficial owner through a bank, brokerage firm or other nominee, you may receive more than one proxy and/or set of voting instructions relating to the special meeting.

These should each be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.

Q:	What happens if I sell my shares of WageWorks common stock before the special meeting?

A:

The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the date of the consummation of the merger. If you transfer your shares of WageWorks common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies WageWorks in writing of such special arrangements, you will retain your right to vote such shares at the special meeting, but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	What do I need to do now?

A:

We urge you to carefully read this proxy statement in its entirety, including its annexes, and to consider how the merger would affect you. Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you are a stockholder of record, please vote your shares of WageWorks common stock by (i) completing, signing, dating and returning the appropriate portion of the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card, or (iii) using the internet voting instructions printed on your proxy card. If you decide to attend and vote at the special meeting, your vote will revoke any proxy previously submitted. If you are a beneficial owner of WageWorks common stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q:	Should I send in my stock certificates now?

A:

No. If you are a record holder of certificated shares of WageWorks common stock, you will be sent a letter of transmittal promptly after the completion of the merger, describing how you may exchange your shares of WageWorks common stock for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:	How will I receive the merger consideration if I have lost my stock certificate?

A:

If your stock certificate is lost, stolen or destroyed, you must deliver an affidavit of that fact and may be required by the surviving corporation to post a bond (of a reasonable amount) as indemnity against any claim that may be made with respect to such certificate prior to receiving the merger consideration.

Q:	Will a proxy solicitor be used?

A:

We have engaged Innisfree M&A, Incorporated to assist in the solicitation of proxies and provide related advice and informational support for a services fee of $15,000 per month, plus customary reimbursement of expenses.

Q:	Who can help answer my other questions?

A:

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of WageWorks common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995., Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,”, “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this proxy statement relates, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause our actual results to differ materially from those described in these forward-looking statements:

•

the risk that the conditions to the closing of the merger are not satisfied (including a failure of our stockholders to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and risk that the circumstances of such termination could require us to pay HealthEquity the approximately $69.66 million termination fee;

•	litigation or other legal proceedings relating to the merger;

•	uncertainties as to the timing of the consummation of the merger and the ability of WageWorks and HealthEquity to consummate the merger;

•	risks that the proposed transaction disrupts the current plans and operations, and diverts the attention of management or employees, of WageWorks or HealthEquity;

•	the ability of WageWorks to retain and hire key personnel;

•	the fact that under the terms of the merger agreement, we are unable to solicit other acquisition proposals during the pendency of the merger;

•	the fact that the merger would be a taxable transaction to WageWorks’ stockholders for U.S. federal income tax purposes;

•	the risk that the tax consequences to the receipt of $51.35 merger consideration may change due to changes in tax law;

•	unknown liabilities;

•	unexpected costs, charges or expenses resulting from the merger;

•

the fact that, if the merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of WageWorks’ current strategy as an independent company;

•	risks that our stock price may decline significantly if the merger is not completed;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and

•	legislative, regulatory and economic developments.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in WageWorks’ and HealthEquity’s respective most recent Annual Reports on Form 10-K and WageWorks’ and HealthEquity’s more recent other reports filed with the SEC. WageWorks and HealthEquity can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, neither WageWorks nor HealthEquity undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking or other statements, whether as a result of new information, future events or otherwise.

PARTIES TO THE MERGER

WageWorks

WageWorks, Inc. (which we refer to as “WageWorks,” “we” or “us”) is a Delaware corporation headquartered in San Mateo, California. WageWorks is a leader in administering Consumer-Directed Benefits (“CDBs”) which empower employees to lower their tax expense and provide healthcare related tools for employers to provide to their employees. WageWorks provides companies with the technology, tools and a comprehensive understanding of current regulations, and are dedicated to administering CDBs. These include pre-tax spending accounts, such as Health Savings Accounts, health and dependent care Flexible Spending Accounts, Health Reimbursement Arrangement, plus commuter benefit services, including transit and parking programs, wellness programs, Consolidated Omnibus Budget Reconciliation Act, and other employee benefits. Our principal executive offices are located at 1100 Park Place, 4th Floor, San Mateo, California 94403 and our telephone number is (650) 577-5200. For more information about WageWorks, please visit our website at https://www.wageworks.com/. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. See also the section of this proxy statement entitled “Where You Can Find More Information,” beginning on page 101. WageWorks common stock is publicly traded on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “WAGE.”

HealthEquity

HealthEquity, Inc. (which we refer to as “HealthEquity”) is a Delaware corporation headquartered in Draper, Utah. HealthEquity connects health and wealth, delivering health savings account (HSA) and other consumer driven health and retirement solutions in partnership directly with employers and leading health, retirement and other benefit plan providers nationwide. HealthEquity members have access to its end-to-end platform and remarkable “purple” service to become consumers of healthcare while building health and retirement savings for tomorrow. HealthEquity is the custodian of $8.3 billion in assets for 4.1 million HSA members nationwide. HealthEquity’s principal executive offices are located at 15 West Scenic Pointe Drive, Suite 100, Draper, Utah 84020, and its telephone number is (801) 727-1000.

Merger Sub

Merger Sub is a Delaware corporation that was formed by HealthEquity solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.

THE MERGER (PROPOSAL 1)

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

General

The merger agreement provides that, subject to the terms and conditions therein, Merger Sub will merge with and into WageWorks. WageWorks will be the surviving corporation in the merger and will continue to do business following the merger as a wholly owned subsidiary of HealthEquity. As a result of the merger, WageWorks will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

In the merger, each issued and outstanding share of WageWorks common stock (other than shares (i) owned by WageWorks as treasury stock or owned by HealthEquity, Merger Sub, or any other direct or indirect wholly owned subsidiary of HealthEquity, (ii) owned by any wholly owned subsidiary of WageWorks and (iii) held by stockholders of WageWorks who have properly and validly exercised, and not withdrawn or otherwise lost, their appraisal rights in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”)) will be converted into the right to receive $51.35 in cash, without interest.

Background of the Merger

The WageWorks board and our management team regularly evaluate WageWorks’ strategic direction and ongoing business plans with a view toward strengthening its business and enhancing stockholder value. As part of this evaluation, we have considered a variety of strategic alternatives for WageWorks, including (1) the continuation of WageWorks’ current business plan as an independent enterprise; (2) modifications to WageWorks’ strategy and product direction; (3) possible expansion opportunities through acquisitions; and (4) accelerating WageWorks’ revenue growth through strategic partnerships. Although we have been focused on growing WageWorks as an independent company, the WageWorks board and our management team have remained open to the possibility of a sale of WageWorks or other strategic business transactions if we received a transaction proposal that presented a compelling opportunity for WageWorks’ stockholders.

On October 24, 2018, the WageWorks board held a special meeting (which we refer to as the “October 24th Meeting”) with members of management and representatives of Evercore Group L.L.C., a financial services firm (which we refer to as “Evercore”), Wilson Sonsini Goodrich and Rosati P.C., WageWorks’ outside corporate legal counsel (which we refer to as “Wilson Sonsini”), Skadden, Arps, Slate, Meagher & Flom LLP, outside legal counsel to the independent directors of the WageWorks board (which we refer to as “Skadden”), BDO USA, LLP, an accounting firm (which we refer to as “BDO”), Macias Gini & O’Connell LLP, an accounting firm (which we refer to as “MGO”), and KPMG LLP, at the time, WageWorks’ outside accounting firm (which we refer to as “KPMG”) in attendance at certain times. At the time of the October 24th Meeting, WageWorks’ shares of common stock were trading at approximately $40.17 per share, approximately 23.4% less than the $52.45 per share closing price of WageWorks’ shares of common stock on February 28, 2018.

The decline in the trading price of WageWorks’ shares of common stock after February 28, 2018 coincided with a series of events stemming from issues with WageWorks’ financial accounting and reporting. As described in WageWorks’ prior public filings with the Securities and Exchange Commission (which we refer to as the “SEC”), those events included the following: (i) the audit committee of the WageWorks board (which we refer to as the “Audit Committee”) conducted an independent investigation of WageWorks’ accounting practices, financial statement reporting and internal control over financial reporting for fiscal years 2016 and 2017, (ii) it was concluded that the financial statements of WageWorks for certain periods in 2016 and 2017 needed to be restated and could no longer be relied upon, (iii) those financial restatements led to decreases in revenue, net income and adjusted EBITDA for fiscal year 2016, (iv) WageWorks reported material weaknesses in its internal control over financial reporting as of December 31, 2017 relating to managing change and assessing risk in the areas of non-routine and complex transactions, tone at the top, and commitment to competencies in the areas of non-routine and complex transactions, (v) as a result of such material weaknesses, the WageWorks board, upon recommendation of the Audit Committee, concluded that WageWorks’ internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2017, (vi) WageWorks could not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Form 10-K”) or Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 by the prescribed due date, (vii) the formation of a special committee of directors independent from the Audit Committee to carry out an independent investigation of the Audit Committee’s investigation in response to concerns raised by KPMG, (viii) the resignations of several members of WageWorks’ management, including its chief executive officer, chief financial officer and general counsel, and (ix) WageWorks’ failing to comply with the New York Stock Exchange’s (which we refer to as the “NYSE”) continued listing requirements and operating under an extension period for the continued listing of its common stock on the NYSE through March 19, 2019 in order for it to complete and file its 2017 Form 10-K.

At the October 24th Meeting, the WageWorks board discussed how to remedy WageWorks’ financial reporting situation and bring WageWorks current in its SEC filing obligations. Representatives of BDO and MGO presented to the WageWorks board proposals for BDO and MGO to provide audit services to WageWorks, indicating that they would commit the resources necessary to timely complete the outstanding audits and related SEC filings. Representatives of KPMG also led the WageWorks board through a detailed discussion of the significant ongoing audit challenges facing KPMG, provided updates on the status and timeline of its audit and the items impacting such timeline, and communicated to the WageWorks board that KPMG could not commit to a timeline to complete the financial statement filings and that other audit firms might be able to complete the required filings more quickly. Finally, representatives of Evercore assessed recent actions undertaken by WageWorks’ stockholders and advised the WageWorks board and management regarding strategic alternatives and contingency plans available to WageWorks should WageWorks not become current in its SEC filings by March 19, 2019. The WageWorks board discussed that it may be prudent to have some limited discussions with third parties regarding a potential sale of WageWorks as a contingency plan for responding to activist pressures.

On October 28, 2018, the WageWorks board held a special meeting with members of management and representatives of Wilson Sonsini, Skadden, and Paul Hastings LLP (which we refer to as “Paul Hastings”), outside legal counsel for the Audit Committee in its investigation of the financial reporting and accounting issues described above (which we refer to as the “Audit Committee Investigation”), in attendance at certain times. At the meeting, representatives from an independent third party accounting firm presented to the WageWorks board a proposal for such firm to provide audit services to WageWorks, including its preference to commence with auditing WageWorks’ fiscal year 2018, and noting that, if such accounting firm were required to complete the financial statement filings for fiscal years 2016 and 2017, the time frame for completing the 2018 audit could be delayed.

On October 31, 2018, the WageWorks board held a special meeting with members of management and representatives of Wilson Sonsini, Skadden and Paul Hastings in attendance at certain times. Stuart Harvey, the Executive Chairman of the WageWorks board, updated the WageWorks board that, based on recent discussions with KPMG, KPMG would not be able to meet the audit timeline necessary to complete WageWorks’ financial statement filings by March 19, 2019. The Audit Committee discussed reasons for terminating the engagement of KPMG as the Company’s independent registered public accounting firm and determined that it was in the best interests of WageWorks and its stockholders to dismiss KPMG. The Audit Committee proceeded to consider the engagement of, including independence matters related to, BDO and MGO and, after discussion, determined that it was in the best interests of WageWorks and its stockholders to engage BDO and MGO as its independent registered public accounting firms. The WageWorks board also discussed the engagement of a financial advisor to assess stockholder activities and the strategic alternatives and contingency plans that Evercore had raised at the October 24th meeting. The WageWorks board instructed members of management to initiate discussions with third parties, including financial sponsors, that could have an interest in engaging in a strategic transaction with WageWorks, and to involve Evercore in such discussions, as appropriate.

On November 26, 2018, representatives of Evercore had a telephone call with a representative of a financial sponsor (which we refer to as “Sponsor A”), in which Sponsor A discussed the potential merits of a business combination between WageWorks and a portfolio company of Sponsor A, as well as Sponsor A’s desire to meet with WageWorks management to learn more about WageWorks’ business.

On December 3, 2018, a representative of a financial sponsor contacted Mr. Harvey to discuss such financial sponsor’s potential interest in exploring discussions regarding a strategic transaction with WageWorks. The financial sponsor sent a letter to Mr. Harvey on December 7, 2018 confirming its interest to partner with another financial sponsor in acquiring WageWorks. Ultimately, this financial sponsor did not engage in further substantive discussions with management regarding a strategic transaction, and it did not execute a confidentiality agreement with WageWorks.

On December 3, 2018, a representative of an investment bank contacted Evercore to broker a meeting between a strategic party (which we refer to as “Party A”) and WageWorks.

On December 3, 2018, the WageWorks board held a regularly scheduled meeting with members of management and representatives of BDO, MGO, Evercore, Wilson Sonsini, Skadden, and Sidley Austin LLP, outside counsel for the independent investigation of the Audit Committee Investigation, in attendance at certain times. Representatives of BDO and MGO updated the WageWorks board regarding the status of the audit work completed to date, the work that remained in progress, the expected timing to completion, and the preliminary results of their review thus far. Representatives from Evercore then discussed the strategic alternatives and contingency plans available to WageWorks in response to actions undertaken by stockholders and the possibility that WageWorks might not become current in its SEC filings by March 19, 2019 and provided a summary of recent discussions and inquiries that certain third parties, including Sponsor A, had with Evercore or members of WageWorks management. The WageWorks board instructed management to prepare financial projections and, with the assistance of Evercore, to evaluate the various alternatives available to WageWorks, including a potential strategic transaction, in the event WageWorks did not become current in its SEC filings by March 19, 2019. After representatives of Evercore left the meeting, the WageWorks board instructed members of WageWorks management to engage Evercore formally to assist WageWorks management in assessing and developing strategic alternatives that might be available to WageWorks in response to stockholder actions and the possibility that WageWorks might not become current in its SEC filings in time to avoid delisting with the NYSE, and in advising the Company in the event it received potential interest from third parties in acquiring WageWorks. The WageWorks board selected Evercore because of Evercore’s qualifications, expertise and reputation, and its knowledge of and involvement in recent transactions in WageWorks’ industry.

On December 3, 2018, WageWorks engaged Evercore as its financial advisor.

On December 5, 2018, a representative of Sponsor A informed representatives of Evercore on a telephone call that Sponsor A could not engage in any type of discussions regarding a possible strategic transaction until 2019.

On December 5, 2018, a representative of an investment bank contacted Mr. Harvey on behalf of a financial sponsor (which we refer to as “Sponsor B”) to discuss Sponsor B’s potential interest in engaging in a strategic transaction involving WageWorks and the possibility of arranging a meeting between Sponsor B and WageWorks in January 2019.

On December 19, 2018, a representative of Party A met with Mr. Harvey to discuss WageWorks’ business, its performance, and Party A’s potential interest in pursuing a strategic transaction with WageWorks.

On December 31, 2018, a financial sponsor delivered a letter to WageWorks management indicating its general interest in exploring a potential strategic transaction with WageWorks. The letter stated the sponsor was interested in acquiring 100% of the outstanding shares of WageWorks for a cash consideration of at least $35 per share. The letter followed a meeting on December 12, 2019 between a representative of such sponsor and Mr. Harvey in which the financial sponsor communicated its possible interest in exploring discussions regarding a strategic transaction. Ultimately, this financial sponsor did not engage in further substantive discussions with management regarding a strategic transaction and did not execute a confidentiality agreement with WageWorks.

On January 8, 2019, Mr. Harvey held a meeting with a representative of a financial sponsor to discuss the financial sponsor’s potential interest in a strategic transaction involving WageWorks. The next day, the financial sponsor emailed Mr. Harvey to confirm its interest. Ultimately, this financial sponsor did not engage in further substantive discussions with management regarding a strategic transaction and did not execute a confidentiality agreement with WageWorks.

On January 10, 2019, a representative of an investment bank had a telephone call with members of WageWorks management regarding Sponsor B’s interest in pursuing a material equity investment in WageWorks.

On January 11, 2019, Sponsor B delivered a letter to WageWorks management indicating its general interest in exploring a potential strategic transaction with WageWorks. The letter did not contain pricing terms.

The WageWorks board held a regularly scheduled meeting on January 11, 2019 with members of management and representatives of BDO, MGO, Evercore and Wilson Sonsini in attendance at certain times. During the meeting, among other items, representatives of Evercore updated the WageWorks board regarding significant market developments, including the Company’s stock price performance and recent analyst reports and potential areas that stockholder activists might focus on, including WageWorks’ board structure, compensation structure, stockholder rights, and audit and risk oversight. Representatives of Evercore also updated the WageWorks board regarding inquiries and unsolicited submissions of letters or emails of interest from third parties received since November 2018 regarding such third parties’ interest in exploring transactions with the Company. The WageWorks board and representatives of Evercore discussed such inquiries and submissions, including the WageWorks board’s belief that such third parties were looking to take advantage of WageWorks’ then-current stock price of approximately $27.87 per share, which, in the WageWorks board’s estimation, did not reflect WageWorks’ intrinsic value. The WageWorks board and representatives of Evercore also discussed the likelihood that BDO and MGO would complete their respective audits, and that WageWorks would complete its restatement of certain prior financial statements, in time for WageWorks to become current in its SEC filings by March 19, 2019. At the request of the WageWorks board, representatives of Wilson Sonsini addressed the WageWorks board’s fiduciary duties in the context of a potential sale of WageWorks.

On January 14, 2019, Mr. Harvey had a telephone call with a representative of a financial sponsor (which we refer to as “Sponsor C”) regarding Sponsor C’s interest in pursuing a strategic investment and/or transaction with WageWorks. Mr. Harvey and representatives from Sponsor C had previously held a lunch meeting in September 2018 to discuss WageWorks’ business and Sponsor C’s potential interest in a strategic transaction.

On January 15, 2019, at the request of WageWorks management, a representative of Evercore spoke with a representative of a financial sponsor (which we refer to as “Sponsor D”) to discuss Sponsor D’s potential interest in a strategic transaction with WageWorks.

On January 16, 2019, Mr. Harvey and representatives of Sponsor C organized a dinner meeting for February 13, 2019.

On January 28, 2019, a representative of Evercore spoke with Sponsor A telephonically. In the discussion, Sponsor A reiterated its interest in a strategic combination involving WageWorks and Sponsor A’s portfolio company.

The WageWorks board held a regularly scheduled meeting on January 29, 2019 with members of management and representatives of Evercore and Wilson Sonsini in attendance at certain times. Members of management updated the WageWorks board regarding the work completed, in progress and scheduled by BDO and MGO and the timeline to complete the restatement of certain prior financial statements and the audit for fiscal year 2017, including management’s expectation that WageWorks would be in compliance with the listing requirements of the NYSE by early March 2019. Management then led the WageWorks board through a discussion regarding the Company’s financial projections, and Evercore led the WageWorks board through an initial valuation framework, as well as stockholder engagement strategies the WageWorks board and management should consider implementing following the anticipated completion of the financial statement filings. The WageWorks board then had a discussion regarding strategic alternatives and contingency plans available to WageWorks in the event that WageWorks failed to be in compliance with the NYSE listing requirements by the March 19, 2019 deadline.

On January 30, 2019 a representative of an investment bank had a telephone call with members of WageWorks management on behalf of Sponsor B to explain Sponsor B’s interest in investing in WageWorks and how this partnership with Sponsor B would be beneficial to WageWorks.

On February 13, 2019, Mr. Harvey, members of management, and certain members of the WageWorks board held a dinner meeting with representatives from Sponsor C in attendance during which the parties discussed Sponsor C’s potential interest in a strategic transaction with WageWorks. Ultimately, Sponsor C did not engage in further substantive discussions with management and did not execute a confidentiality agreement with WageWorks.

The WageWorks board held a regularly scheduled meeting on February 14, 2019 with members of management and representatives of Evercore and Wilson Sonsini in attendance at certain times. Members of management updated the WageWorks board regarding the progress of the audit work by BDO and MGO and the timeline to complete the restatement of certain prior financial statements and the audit for fiscal year 2017. Representatives of Evercore led the WageWorks board through a detailed discussion of stockholder engagement strategies the WageWorks board and management should consider implementing following the anticipated completion of the financial statement filings, and the WageWorks board had a discussion regarding strategic alternatives and contingency plans available to WageWorks in the event that WageWorks failed to be in compliance with the NYSE listing requirements by the March 19, 2019 deadline.

On February 28, 2019, WageWorks made a filing with the SEC stating that WageWorks did not expect to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (which we refer to as the “2018 Form 10-K”) by the prescribed due date. In this filing, WageWorks stated that it was working to complete the preparation of its financial statements for the fiscal quarters ended September 30, 2018, June 30, 2018 and March 31, 2018, the 2017 Form 10-K and 2018 Form 10-K, and its 2016 and 2017 restated financials, as soon as practicable.

The WageWorks board held a regularly scheduled meeting on March 11, 2019 with members of management and representatives of Wilson Sonsini in attendance. Among other matters discussed at the meeting, members of management updated the WageWorks board regarding the timeline to complete the restatement of WageWorks’ financial statements for the periods ended June 30, 2016 and September 30, 2016, the audit for fiscal year 2017, and the financial statements for the first three quarters of fiscal year 2018, and the anticipated timing of the filings of the related periodic reports.

On March 18, 2019, WageWorks filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as well amended Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016.

On March 25, 2019, WageWorks filed a Current Report on Form 8-K announcing that it had received a notice from the NYSE that the Company was not in compliance with the NYSE’s continued listing requirements as a result of the Company’s failure to timely file the 2018 Form 10-K. In the Current Report on Form 8-K, WageWorks announced that, under the NYSE’s listing rules, WageWorks had six months from March 1, 2019 to file the 2018 Form 10-K or risk delisting. The Current Report on Form 8-K specified that WageWorks planned to file the 2018 Form 10-K with the SEC as soon as possible, but in any event no later than May 2019, and that it would file its Quarterly Report on Form 10-Q for the quarter ended March 30, 2019 in June 2019.

On April 1, 2019, Edgar Montes, the President and Chief Executive Officer of WageWorks, had a telephone call with a representative of a strategic party (which we refer to as “Party B”) to discuss the possible expansion of the parties’ commercial relationship.

The WageWorks board held a regularly scheduled meeting on April 4, 2019 with members of management and representatives of Wilson Sonsini in attendance. Among other matters discussed at the meeting, members of management updated the WageWorks board regarding the timeline to file the 2018 Form 10-K.

On April 8, 2019, representatives of a financial sponsor (which we refer to as “Sponsor E”) met with a representative of WageWorks to discuss the business, financial and technical aspects of WageWorks.

On April 11, 2019, Jon Kessler, the President and Chief Executive Officer of HealthEquity, Inc. (which we refer to as “HealthEquity”) contacted Mr. Montes to propose a meeting. That same day, Messrs. Kessler and Montes had a brief introductory telephone call during which Mr. Kessler informed Mr. Montes that HealthEquity would be delivering a letter later that day to Mr. Montes regarding HealthEquity’s interest in pursuing a strategic transaction with WageWorks.

On April 11, 2019, WageWorks received an unsolicited, non-binding indication of interest from HealthEquity expressing its interest in acquiring WageWorks for $50.50 per share in cash (which we refer to as the “April 11 Offer”), attached to which was a proposed confidentiality and standstill agreement intended to facilitate a 30 day due diligence period and a letter from Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC evidencing an initial commitment to finance the proposed acquisition. At that time, shares of WageWorks’ common stock were trading at approximately $40.13 per share. The April 11 Offer requested that WageWorks provide HealthEquity with a response no later than April 19, 2019.

On April 14, 2019, Mr. Harvey, an independent director of the WageWorks board, and representatives of Evercore and Wilson Sonsini held a telephone call to discuss the key terms of the April 11 Offer.

The WageWorks board held a special meeting on April 17, 2019 with members of management and representatives of Evercore and Wilson Sonsini in attendance at certain times. After introductory remarks, Mr. Harvey summarized for the WageWorks board the key features of the April 11 Offer, including the terms of the confidentiality and standstill agreement proposed by HealthEquity. At the WageWorks board’s request, representatives of Evercore discussed potential strategies in response to the April 11 Offer. Representatives of Wilson Sonsini outlined the WageWorks board’s fiduciary duties with respect to its consideration of a potential sale of WageWorks and described certain legal and process considerations which would likely be implicated by any potential sale of WageWorks. The WageWorks board discussed that a more comprehensive review of the April 11 Offer and the potential strategies in response thereto would be had at the next meeting of the WageWorks board scheduled for April 25, 2019. Following the April 17, 2019 meeting of the WageWorks board, Mr. Harvey delivered an email message to Mr. Kessler acknowledging the WageWorks board’s receipt of the April 11 Offer and indicating that WageWorks would not be in a position to respond by the April 19, 2019 deadline.

On April 24, 2019, Mr. Kessler contacted Mr. Harvey by telephone to inquire as to the status of WageWorks’ deliberations on the April 11 Offer. On the telephone call, Mr. Harvey again thanked Mr. Kessler for the April 11 Offer, noted the WageWorks board’s heavy workload, and committed to provide a meaningful response to the April 11 Offer during the week of April 29.

The WageWorks board held a regularly scheduled meeting on April 25, 2019 with members of management and representatives of Evercore and Wilson Sonsini in attendance at certain times. Management and representatives from Wilson Sonsini and Evercore led a discussion regarding the 2019 annual meeting of WageWorks’ stockholders that focused on the timing of and preparations for such meeting, including a proposed outreach to stockholders in advance thereof. Mr. Harvey then updated the WageWorks board regarding recent communications with representatives of HealthEquity. At the WageWorks board’s request, representatives of Evercore presented a preliminary valuation of WageWorks based on financial projections generated by WageWorks management and discussed the valuation in the context of the April 11 Offer. Representatives of Evercore then led a discussion of potential strategies in response to the April 11 Offer, including contacting other parties to assess their interest in a potential acquisition or other form of business combination with WageWorks and entering into a confidentiality and standstill agreement with HealthEquity acceptable to WageWorks so that WageWorks could share non-public information with HealthEquity to enable HealthEquity to better understand WageWorks’ business and operations and thereby allow HealthEquity to potentially increase its proposed purchase price above the $50.50 per share price set forth in the April 11 Offer. The WageWorks board discussed each alternative, noting that any confidentiality agreement must contain standstill provisions acceptable to WageWorks that would restrict HealthEquity’s ability to engage in hostile behavior during a reasonable time period, especially if it were to become privy to WageWorks’ confidential information. The WageWorks board then led a discussion regarding the challenges arising from the April 11 Offer and considerations management must be mindful of, including stockholder and employee welfare, and customer satisfaction and retention.

On April 29, 2019, Messrs. Harvey, Montes and Kessler participated in a previously scheduled telephone call to provide Mr. Kessler with feedback from the WageWorks board in respect of the April 11 Offer. On the telephone call, Mr. Harvey indicated that the WageWorks board did not believe that the proposed price of $50.50 per share was sufficient, but that the WageWorks board supported continued discussions between WageWorks and HealthEquity and intended to provide HealthEquity with access to confidential diligence materials in furtherance of pricing discussions, subject to HealthEquity agreeing to the terms of a revised confidentiality and standstill agreement.

On April 29, 2019, Mr. Kessler delivered a text message to Mr. Harvey explaining that HealthEquity had received questions from the press regarding the April 11 Offer, and that HealthEquity would be compelled to publicly comment regarding the April 11 Offer in the event of any press reports regarding the offer.

On April 29, 2019, following Mr. Kessler’s communication to Mr. Harvey and press reports speculating over a potential offer from HealthEquity to acquire the Company, WageWorks issued a press release confirming that it had received an unsolicited, non-binding proposal from HealthEquity to acquire the Company.

On April 30, 2019, HealthEquity issued a press release confirming that it had made a non-binding proposal to acquire WageWorks for $50.50 per share in cash.

The WageWorks board held a special meeting on April 30, 2019 with members of management and representatives of Evercore, Wilson Sonsini, and Sard Verbinnen & Co., LLC, WageWorks’ outside public relations consultant (which we refer to as “Sard”), in attendance at certain times. After introductory remarks, Mr. Harvey updated the WageWorks board regarding his discussions with HealthEquity, recent news reports regarding the April 11 Offer, WageWorks’ response to such news reports, and WageWorks’ stock performance following news reports publicizing the April 11 Offer. At the WageWorks board’s request, representatives of Evercore led a discussion regarding potential strategies in response to the April 11 Offer, including conducting a market check to gauge the interest of third parties in a potential acquisition of WageWorks, instituting a preferred stockholder rights plan to increase the leverage of WageWorks’ existing stockholders, and/or entering into a confidentiality and standstill agreement with HealthEquity to permit the sharing of non-public information to potentially increase the purchase price of the April 11 Offer. At the WageWorks board’s request, representatives of Wilson Sonsini outlined the WageWorks board’s fiduciary duties with respect to its consideration of a potential sale of WageWorks and the legal standard for review with respect to potentially adopting a preferred stockholder rights plan and described certain legal and process considerations that would likely be implicated by any potential sale of the Company. Following extended discussion and consideration, the WageWorks board instructed Evercore to commence a market check of financial sponsors and strategic parties that may have interest in a strategic transaction with WageWorks, stipulated to Evercore and Wilson Sonsini that any third-party with interest in pursuing such a strategic transaction must enter into a confidentiality agreement with WageWorks, which confidentiality agreement should contain standstill provisions unless, in the determination of WageWorks management, there is sufficient justification to not require such provisions, and directed Evercore and Wilson Sonsini to negotiate a confidentiality agreement with HealthEquity that prevented HealthEquity from commencing takeover efforts or using confidential information of WageWorks in any hostile action to acquire the Company for a reasonable period of time.

On April 30, 2019, representatives of Evercore commenced a strategic process that would result in Evercore reaching out to seventeen strategic parties and/or financial sponsors, consistent with the directions of the WageWorks board and management. Beginning on April 30, 2019, Evercore distributed WageWorks’ proposed confidentiality agreement to most participants in the strategic process. Ten parties, including HealthEquity, executed confidentiality agreements with WageWorks, with nine of such agreements, including that of HealthEquity, containing standstill provisions preventing the applicable counterparties from making public acquisition proposals for a prescribed period of time, all of which standstill provisions would terminate upon WageWorks having entered into a definitive agreement to effectuate a business combination, and certain of which standstill provisions, including that of HealthEquity, would terminate upon a third party announcing a tender offer to acquire more than 50% of WageWorks’ outstanding shares of common stock. In addition, the standstill provision applicable to HealthEquity would terminate if WageWorks announced the date of its 2019 annual meeting of stockholders, among other similar termination triggers. Eight parties, including HealthEquity, received access to a virtual data room containing non-public information of WageWorks, and five parties attended management meetings with WageWorks.

On April 30, 2019, members of Evercore held a telephone call with a representative of a strategic party (which we refer to as “Party C”) regarding Party C’s potential interest in a strategic transaction with WageWorks.

On April 30, 2019, representatives of management communicated with a representative of Party B, who confirmed Party B’s interest in a potential strategic transaction with WageWorks.

On May 1, 2019, representatives of Evercore communicated with representatives of Sponsor A, who confirmed that Sponsor A was still interested in exploring a potential business combination between WageWorks and a portfolio company of Sponsor A.

Also on May 1, 2019, representatives of Evercore communicated with representatives of Party A regarding its continued interest in a potential strategic transaction with WageWorks.

On May 2, 2019, representatives of Evercore communicated with Sponsor D and Sponsor E, respectively, confirming their continued interest in exploring a potential strategic transaction with WageWorks.

On May 3, 2019, representatives of Evercore had a telephone call with a representative of Party C in which Party C confirmed its interest in pursuing a strategic transaction with WageWorks.

On May 3, 2019, representatives of Evercore had a telephone call with a representative of a strategic party (which we refer to as “Party D”) regarding Party D’s potential interest in a strategic transaction involving WageWorks.

On May 3, 2019, representatives of Willkie Farr & Gallagher LLP (which we refer to as “Willkie”), outside legal counsel to HealthEquity, delivered a second letter to the WageWorks board on behalf of HealthEquity (which we refer to as the “May 3 Letter”) via Wilson Sonsini in the context of ongoing negotiations over the terms of the proposed confidentiality and standstill agreement. An initial draft of a merger agreement, pursuant to which HealthEquity proposed to acquire all of the issued and outstanding shares of common stock of WageWorks, accompanied the May 3 Letter. Willkie’s initial draft of the merger agreement contemplated, among other things, merger consideration in the amount of $50.50 for each share of WageWorks common stock outstanding, a 30 day “go-shop” period with the ability to continue discussions with a party that has submitted a written proposal that is a superior proposal, and a termination fee of 3.5% of the equity value of WageWorks in the event WageWorks entered into an alternative proposal, or 1.5% of the equity value of WageWorks in the event WageWorks entered into an alternative proposal with an “excluded party”. Following Willkie’s delivery of the May 3 Letter to Wilson Sonsini, Mr. Kessler communicated to Mr. Harvey that the delivery of the May 3 Letter and the accompanying draft merger agreement was intended to serve as a constructive means to advance discussions between the parties in the context of the ongoing negotiations over the terms of the proposed confidentiality and standstill agreement.

On May 5, 2019, the WageWorks board held a special meeting with members of management and representatives of Evercore and Wilson Sonsini in attendance at certain times. Following introductory remarks, Mr. Harvey updated the WageWorks board regarding his communications with HealthEquity, other potentially interested third parties, and certain significant customers and stockholders. At the request of the WageWorks board, representatives of Wilson Sonsini summarized the material terms of the initial draft of the merger agreement and potential revisions thereto to create a more Company-friendly document. The WageWorks board, together with members of management and representatives of Evercore and Wilson Sonsini, discussed the inadequacy of HealthEquity’s $50.50 offer, the optimal strategy for obtaining a higher purchase price, the likelihood that a higher purchase price would be achieved through engagement with HealthEquity or through the strategic process underway with third parties, and timing considerations in respect of the 2019 first quarter earnings call, the 2019 annual meeting of stockholders and the potential disruption to customers and sales as a result of recent developments. The WageWorks board also authorized Evercore to request initial indications from the parties involved in the strategic process by May 24, 2019. The WageWorks board concluded that it was in the best interests of WageWorks and its stockholders for management both to engage directly with HealthEquity and to continue the strategic process with potentially interested third parties, subject to HealthEquity agreeing to execute a confidentiality agreement with an acceptable standstill provision to foreclose further hostile actions and to prevent HealthEquity from using non-public information in connection with any aggressive actions.

On May 5, 2019, Mr. Harvey and Mr. Kessler had a telephone call during which Mr. Harvey communicated to Mr. Kessler on behalf of the WageWorks board that the May 3 Letter and accompanying draft merger agreement was viewed as constructive, that a confidentiality agreement with appropriate standstill provisions was a prerequisite to further discussions between WageWorks and HealthEquity, that the WageWorks board had directed Evercore to work with HealthEquity’s financial advisors at Perella Weinberg Partners LP (which we refer to as “PWP”) to facilitate a mutually acceptable resolution to the ongoing negotiations on the standstill terms, and that an in-person meeting between Mr. Harvey and Mr. Kessler should occur following resolution of the confidentiality and standstill agreement discussions.

On May 6, 2019, representatives of Evercore had a telephone call with Sponsor A to discuss Sponsor A’s interest and the likely timeline of its due diligence process.

On May 6, 2019, representatives of Evercore had a telephone call with a representative of a strategic party (which we refer to as “Party E”) to inquire regarding Party E’s potential interest in a strategic transaction with WageWorks.

On May 7, 2019, WageWorks and HealthEquity entered into a mutually acceptable confidentiality and standstill agreement.

On May 13, 2019, Mr. Harvey, Mr. Kessler and Stephen D. Neeleman, HealthEquity’s Founder and Vice Chairman, held a dinner meeting to meet in-person and discuss HealthEquity’s due diligence process in respect of the Company. During the meeting, Mr. Harvey reiterated that the WageWorks board had not agreed to sell the Company for $50.50 per share, and that the WageWorks board expected HealthEquity to increase its proposed offer price following the due diligence process. Mr. Kessler indicated that prompt access to comprehensive due diligence materials would be the fastest path to potential additional value for WageWorks’ stockholders, and the parties committed to schedule management meetings between members of WageWorks’ and HealthEquity’s respective extended management teams.

On May 14, 2019, the WageWorks board held a special meeting with members of management and representatives of Evercore and Wilson Sonsini in attendance at certain times. Following introductory remarks,

Mr. Harvey updated the WageWorks board regarding his communications with HealthEquity, other potentially interested third parties, and certain significant customers and stockholders. The WageWorks board reviewed the principal terms of the confidentiality agreement entered into with HealthEquity, including the standstill provision, which prevented HealthEquity for a period of 60 days beginning May 7, 2019 from acquiring shares of WageWorks common stock or making a proposal to acquire the Company, but which provisions would fall away once WageWorks announced the date of its 2019 annual meeting of stockholders or solicited proposals from stockholders for the 2019 annual meeting, or at such time WageWorks’ stockholders had the right to submit proposals for the 2019 annual meeting (in addition to other customary termination rights). Representatives of Evercore then updated the WageWorks board regarding the status of the strategic process, including that 10 parties had entered into confidentiality agreements, that 9 of these contained standstill provisions, that all of these standstill provisions would terminate if WageWorks entered into a definitive agreement with a third-party to effectuate a business combination, and that Evercore was engaged in discussions with certain third parties regarding their interest in attending due diligence or management meetings. The WageWorks board then directed Wilson Sonsini to deliver a revised draft of the merger agreement to Willkie in line with the discussion of the material terms of the merger agreement and approaches with respect thereto that was had at the May 5, 2019 WageWorks board meeting. The WageWorks board directed members of management and representatives of Evercore again to convey to HealthEquity that the WageWorks board believed that HealthEquity’s offer of $50.50 per share did not adequately value the Company.

On May 14, 2019, Mr. Kessler emailed Mr. Harvey regarding plans for an upcoming due diligence meeting between the parties in Arizona, including the possible topics for discussion and the groups to be involved.

On May 17, 2019, Wilson Sonsini delivered a revised draft of the merger agreement to Willkie that contemplated, among other things, a 60 day “go-shop” period with an ability to continue discussions with a party that has submitted a written proposal that is reasonably likely to lead to a superior proposal, and a termination fee of 3% of the equity value of WageWorks in the event WageWorks entered into an alternative proposal, or 1% of the equity value of WageWorks in the event WageWorks entered into an alternative proposal with an “excluded party”.

On May 20, 2019, WageWorks hosted Sponsor A for an in-person management meeting where members of WageWorks management presented regarding business, financial and technical aspects of WageWorks.

On May 21, 2019, representatives of Evercore held a telephone call with representatives of Sponsor E to discuss Sponsor E’s due diligence progress and its expected timeline. The parties spoke the next day regarding WageWorks’ financial projections and Sponsor E’s financial modeling in connection therewith.

On May 21, 2019, WageWorks hosted Sponsor D for an in-person management meeting where members of WageWorks management presented regarding business, financial and technical aspects of WageWorks.

On May 21 and May 22, 2019, Mr. Harvey and Mr. Kessler exchanged several emails regarding data room access rights for representatives of HealthEquity.

On May 22 and May 23, 2019, WageWorks management and representatives of Evercore conducted due diligence calls with representatives of HealthEquity and PWP, which calls focused on the tax, finance, accounts and information technology aspects of WageWorks. During these meetings, members of WageWorks management and representatives of Evercore conveyed to HealthEquity that the WageWorks board did not believe that HealthEquity’s offer to acquire WageWorks for $50.50 per share was indicative of the intrinsic value of WageWorks.

On May 24, 2019, Parties A, D and E, and Sponsors A, B, D, and E, did not submit an initial indication, citing, among other things, their inability to exceed the price set forth in the April 11 Offer. Party C submitted a preliminary, non-binding letter of intent to acquire WageWorks for $55.50 per share in cash, which proposal was conditioned on Party C identifying a third-party financial sponsor that would provide financial assistance to Party C in acquiring WageWorks and also agree to acquire a related carve-out business. Party C communicated that it would likely need six-to-eight weeks to select a third-party financial sponsor partner and conduct the requisite due diligence on WageWorks. At this time, WageWorks made non-public information available to Party C in order to permit Party C to conduct detailed due diligence on WageWorks’ technical and business operations. Party B communicated to Evercore that it maintained interest in acquiring WageWorks and provided a high-level illustrative transaction structure involving a subsidiary of Party B, but did not provide specificity on purchase price.

From May 28, 2019 through May 30, 2019, members of WageWorks management hosted representatives of HealthEquity and PWP in Tempe, Arizona for management meetings that included a detailed review of WageWorks’ business operations, with an enhanced focus on WageWorks’ financial, informational technology, accounting, regulatory and legal departments.

On May 30, 2019, WageWorks filed its 2018 Form 10-K with the SEC.

On June 4, 2019, management learned that HealthEquity had acquired approximately 1.6 million shares of WageWorks common stock from February 1, 2019 through April 4, 2019, which represented in the aggregate approximately 4% of the issued and outstanding shares of WageWorks common stock.

On June 5, 2019, WageWorks held an in-person management meeting with Party C in New York, New York where members of management presented regarding legal, compliance, operations, sales and marketing aspects of the business, as well as potential synergies between Party C and WageWorks. Following the meeting, representatives of Evercore contacted Party C’s financial advisors frequently to remind Party C that timing was critical.

On June 9, 2019, Party C delivered its due diligence request list to Evercore and Wilson Sonsini, and representatives of Party C and Evercore and Wilson Sonsini had a telephone call on June 10, 2019 to discuss certain aspects of Party C’s due diligence request list.

On June 12, 2019, WageWorks hosted Party B for an in-person management meeting where members of WageWorks management presented regarding business, financial and technical aspects of WageWorks.

On June 13, 2019, Party C and Party C’s outside counsel had a call with members of WageWorks management and representatives of Wilson Sonsini regarding litigation matters that were outstanding as of such date.

On June 14, 2019, HealthEquity submitted a revised proposal to acquire WageWorks for $51.00 per share in cash, which offer was not subject to due diligence but was subject to the successful negotiation of the merger agreement. HealthEquity explained that it had increased its offer by $0.50 per share in response to the WageWorks board’s stated belief that $50.50 was not adequate nor indicative of the intrinsic value of WageWorks, but that HealthEquity was not prepared to offer a higher price because its due diligence review uncovered several issues with respect to the Company’s lower revenue and earnings trajectory for 2019, concerns over the lack of meaningful new sales activity, the lack of meaningful revenue generation from HSAs, and a higher fully diluted share count than anticipated by HealthEquity due to WageWorks’ commitment to issue equity awards to employees that had not been issued due to WageWorks’ failure to remain current in its SEC periodic reporting obligations.

That same day, representatives of Willkie delivered a revised draft of the merger agreement to Wilson Sonsini, which contemplated, among other things, the elimination of the go-shop period and a termination fee of 3.25% of the equity value of WageWorks in the event WageWorks entered into an alternative proposal.

On June 16, 2019, Party C’s financial advisor notified Evercore that Party C had selected a financial sponsor to assist in its acquisition of WageWorks in accordance with the conditions of Party C’s proposal to acquire WageWorks set forth in its non-binding letter of intent, dated May 24, 2019.

The WageWorks board held a special meeting on June 17, 2019 with members of management and representatives of Evercore and Wilson Sonsini in attendance at certain times. Following introductory remarks, Mr. Harvey updated the WageWorks board regarding his communications with HealthEquity, HealthEquity’s completion of due diligence, and the valuation reflected in HealthEquity’s June 14 revised offer to acquire WageWorks for $51.00 per share. Mr. Harvey and representatives of Evercore updated the WageWorks board regarding their respective communications with other potential acquirors, including that Party C was the only third-party other than HealthEquity that had submitted an indication of interest, that no third-party contacted during the strategic process other than HealthEquity and Party C appeared to have any remaining interest in pursuing a strategic transaction with WageWorks, and that Party C’s proposal to acquire WageWorks for $55.50 per share was subject to due diligence and conditioned on Party C identifying a third-party financial sponsor that would be required not only to provide financial assistance to Party C in acquiring WageWorks but to also agree to acquire a related carve-out business. Mr. Harvey and representatives of Evercore informed the WageWorks board that Party C was still weeks away from completing due diligence, that Party C had identified its financial partner the day before, and that such financial partner had not yet conducted any due diligence. The WageWorks board, together with members of management and representatives of Evercore and Wilson Sonsini, then discussed HealthEquity’s increased offer of $51.00 per share and how it compared to a valuation of the Company based on financial projections generated by WageWorks management, the timing of the completion of Party C’s due diligence, the expected timing of Party C’s revised offer, the complexity involved in the proposed transaction with Party C and its financial partner, the low likelihood that a revised offer from Party C would still approach $55.50 per share, and the inherent uncertainty and risks associated with Party C’s proposal. At the request of the WageWorks board, representatives of Wilson Sonsini reviewed the fiduciary duties of the directors and the legal standard for review with respect to the potential sale of the Company. The WageWorks board then directed representatives of Evercore to inform HealthEquity and/or PWP that HealthEquity’s offer on June 14, 2019 for $51.00 per share was insufficient, and that Evercore had authorization to propose $53.50 per share if HealthEquity or PWP requested a price that the WageWorks board believed may be indicative of the intrinsic value of the Company.

On June 18, 2019, representatives of Evercore and Mr. Harvey informed PWP that HealthEquity’s June 14 revised offer of $51.00 per share was insufficient. Evercore informed PWP that WageWorks was not prepared to make a counteroffer, but that if HealthEquity raised the price to $53.50, that may be high enough for Mr. Harvey to reconvene the WageWorks board.

On June 19, 2019, HealthEquity revised its proposal to acquire WageWorks to $52.00 per share, which offer was subject to the successful negotiation of a final merger agreement by June 23, 2019, at which time HealthEquity’s offer would expire.

The WageWorks board held a special meeting on June 20, 2019 with members of management and representatives of Evercore and Wilson Sonsini in attendance at certain times. Mr. Harvey updated the WageWorks board regarding his communications with HealthEquity, the increase in HealthEquity’s offer to $52.00 per share, and that the offer was conditioned upon the successful negotiation of the merger agreement by June 23, 2019. The WageWorks board, together with members of management and representatives of Evercore, discussed HealthEquity’s revised offer of $52.00 per share and how it compared to a valuation of the Company based on financial projections generated by WageWorks management, whether $52.00 per share sufficiently captured the intrinsic value of the Company, the expected timing of the completion of Party C’s due diligence, the timing of Party C’s revised offer, the complexity involved in the proposed transaction with Party C and its financial partner, the low likelihood that a revised offer from Party C would still approach $55.50 per share, and the inherent uncertainty and risks underlying Party C’s proposal. At the request of the WageWorks board, representatives of Wilson Sonsini reviewed the fiduciary duties of the directors and the legal standard for review with respect to the potential sale of WageWorks, including the interplay between evaluating the probability of competing offers coming to fruition, break-up fees, potential challenges in connection with the sale, and the risks in waiting for Party C to provide a revised offer in light of various timing considerations, such as the 2019 annual meeting of stockholders and potential customer and sales disruption. Following a substantial discussion, the WageWorks board concluded it was not advisable to wait for Party C (and its financial partner) to complete due diligence and make a revised proposal, and the WageWorks board directed Evercore to convey to HealthEquity and PWP that the WageWorks board was prepared to accept the revised offer of $52.00 per share and directed Wilson Sonsini to prepare a revised draft of the merger agreement with the goal of finalizing the merger agreement by June 23, 2019.

Following the WageWorks board meeting, representatives of Evercore informed PWP that the WageWorks board was prepared to accept HealthEquity’s revised offer to acquire WageWorks for $52.00 per share.

Later that same day, representatives of Wilson Sonsini delivered a revised draft of the merger agreement to Willkie.

Between June 20, 2019 and June 23, 2019, the parties and representatives of Willkie and Wilson Sonsini negotiated and finalized the remaining open issues in the merger agreement, and representatives of Wilson Sonsini and Willkie also finalized the ancillary transaction documents.

On June 23, 2019, shortly before the WageWorks board was to hold a special meeting to consider the terms of the proposed transaction, the parties discovered there was a misunderstanding between the parties regarding the outstanding fully diluted share count of WageWorks due to WageWorks’ treatment of outstanding RSUs that had vested but not yet settled. Between June 23, 2019 and June 26, 2019, the parties and their respective representatives discussed the fully diluted share count and the origins of the misunderstanding. HealthEquity and PWP advised members of WageWorks management and representatives of Evercore that the $52.00 price per share would need to be adjusted in light of the misunderstanding, and that additional revisions to the merger agreement would be necessary as well.

On June 25, 2019, HealthEquity revised its offer to $51.20 per share, attributing the decrease in the price per share primarily to the additional shares that HealthEquity had not factored into its valuation analysis. That same day, representatives of Willkie delivered a revised draft of the merger agreement to representatives of Wilson Sonsini, which, among other things, contemplated a new closing condition that, subject to certain exceptions, required WageWorks and its auditors, if requested by HealthEquity, to deliver customary auditor consents and comfort letters and confirm in writing at the time of a debt or equity financing that they were prepared to deliver comfort letters with respect to such financing.

On June 26, 2019, WageWorks management confirmed to representatives of HealthEquity that an adjustment to the per share price was acceptable based on the fully diluted share count being higher than originally contemplated by HealthEquity, but that a proportionate adjustment did not equate to a decrease to $51.20 per share. After negotiation, the parties agreed to a revised price of $51.35 per share. Later that same day, the parties and representatives of Willkie and Wilson Sonsini once again negotiated and finalized the remaining open issues in the merger agreement.

On June 26, 2019, the WageWorks board held a special meeting to consider the terms of the proposed transaction with members of WageWorks management and representatives of Evercore and Wilson Sonsini in attendance at certain times. Representatives of Wilson Sonsini addressed the WageWorks board’s fiduciary duties in connection with a sale of WageWorks, summarized the strategic process led by WageWorks management with the assistance of Evercore, reviewed the terms of the draft merger agreement circulated prior to the WageWorks board meeting, and led the WageWorks board through a discussion regarding the resolutions it would adopt to approve the merger agreement and the merger. Evercore then reviewed with the WageWorks board its financial analysis of the merger consideration and delivered to the WageWorks board its oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the merger consideration of $51.35 per share to be received by the holders of shares of WageWorks common stock in the merger was fair, from a financial point of view, to such holders (other than HealthEquity, Merger Sub and their respective affiliates). For more information about Evercore’s opinion, see below under the caption “The Merger (Proposal 1)—Opinion of Evercore Group L.L.C.”. After discussing potential reasons for and against the proposed transaction (see below under the caption “The Merger — Reasons for the Merger; Recommendation of the WageWorks Board of Directors”), the WageWorks board unanimously (i) determined that it was in the best interests of WageWorks and its stockholders, and declared it advisable to enter into the merger agreement, (ii) approved the execution, delivery and performance by WageWorks of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger and (iii) resolved to recommend adoption of the merger agreement by the stockholders of WageWorks at any meeting of stockholders to be called for the purposes of acting thereon.

On the evening of Wednesday, June 26, 2019, the parties executed the merger agreement and the related agreements in connection with the transaction, and issued a joint press release on the morning of Thursday, June 27, 2019 announcing the transaction.

Reasons for the Merger; Recommendation of the WageWorks Board of Directors

At a meeting held on June 26, 2019, the WageWorks board unanimously (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger are advisable, and fair to and in the best interests of the WageWorks stockholders, (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, (3) directed that a special meeting of the WageWorks stockholders be held for the purposes of voting on the adoption of the merger agreement, and (4) resolved to recommend that the WageWorks stockholders vote in favor of the adoption of the merger agreement at the special meeting.

The WageWorks board hereby unanimously recommends that, at the special meeting, the WageWorks stockholders vote:

•	“FOR” the proposal to adopt the merger agreement;

•

“FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and

•	“FOR” the proposal to approve, on a non-binding, advisory basis, certain merger-related compensation to our named executive officers.

In considering these recommendations, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The WageWorks board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in making the foregoing recommendations. Please see the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” beginning on page 51 for additional information regarding these matters.

The WageWorks Board’s Reasons for Approving the Merger Agreement and Recommending that Stockholders Adopt the Merger Agreement

The WageWorks board routinely and regularly evaluates WageWorks’ business strategy and prospects to ensure the company is addressing market trends and opportunities and seeking to build long term stockholder value. Throughout its evaluation of the merger, the WageWorks board consulted regularly with our senior management team, our financial advisor and our outside legal advisor. As part of its evaluation, the WageWorks board determined that the following important factors suggested that the merger is in the best interests of the WageWorks stockholders:

•

The WageWorks board believes that WageWorks has a strong management team, a solid business strategy and strong prospects for earnings growth, all of which suggest optimism about the expected trading price of WageWorks common stock price over the long term. However, the WageWorks board believes the merger consideration represents an opportunity for the WageWorks stockholders to receive a premium price for the WageWorks common stock today relative to expected future trading prices of WageWorks common stock if the company remains independent and without the execution risks, macro-economic risks and market risks inherent in WageWorks’ stand-alone business strategy as an independent company. In this regard, the WageWorks board considered various risks to WageWorks’ business if it were to remain an independent company, including risks and uncertainties with respect to:

•

achieving WageWorks’ growth plans in light of inherent risks in executing our stand-alone business plans, uncertainties regarding future conditions in the markets, including the risks and uncertainties in the U.S. and global economies generally and risks and uncertainties related to tax-advantaged Consumer Directed Benefits specifically;

•

the specific “risk factors” in WageWorks’ business set forth in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the SEC and the matters described under the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 19;

•	the announcement of WageWorks financial results for the first quarter of fiscal year 2019; and

•	market conditions that could negatively affect the trading price of WageWorks’ common stock.

•	The merger consideration represents a significant premium over the market price at which WageWorks common stock traded prior to the public announcement of HealthEquity’s acquisition proposal:

•	29% over the $39.89 volume weighted average trading price of WageWorks’ common stock during the 30-day period prior to the public announcement of HealthEquity’s acquisition proposal;

•	40% over the $36.62 volume weighted average trading price of WageWorks’ common stock during the 60-day period prior to the public announcement of HealthEquity’s acquisition proposal; and

•	52% over the $33.77 volume weighted average trading price of WageWorks’ common stock during the 90-day period prior to the public announcement of HealthEquity’s acquisition proposal.

•

The WageWorks board received an oral opinion of Evercore on June 26, 2019 (which was subsequently confirmed by the written opinion of Evercore to the WageWorks board dated June 26, 2019) to the effect that, as of that date, and based upon and subject to the assumptions, limitations, qualifications, and conditions set forth in such written opinion, the merger consideration to be received by the holders of WageWorks common stock in the merger, was fair, from a financial point of view, to such holders (other than HealthEquity, Merger Sub and their respective affiliates), and Evercore’s related financial analyses presented to the WageWorks board in connection with the delivery of its oral opinion. You are urged to read Evercore’s written opinion, which is set forth in its entirety in Annex B to this proxy statement, and the summary of the opinion and Evercore’s analyses in the section of this proxy statement entitled “The Merger (Proposal 1) — Opinion of Evercore Group L.L.C.” beginning on page 39.

•

The WageWorks board believes the merger consideration is the highest price HealthEquity is willing to pay for WageWorks because the merger consideration was the result of thorough negotiations between the parties and their respective advisors and, at the culmination of those negotiations, HealthEquity emphasized that the merger consideration was its “best and final” offer price for WageWorks.

•	The WageWorks board’s consideration of WageWorks’ strategic and financial alternatives, including that:

•

17 different parties and potential buyers were contacted or solicited during the strategic process following HealthEquity’s unsolicited offer to acquire WageWorks in an effort to obtain the best value reasonably available to stockholders;

•

Of these parties, only one third party submitted an indication of interest to acquire WageWorks, and that proposal was subject to due diligence, and involved a complex transaction in which an additional third-party would be required to not only provide financial assistance to acquire WageWorks but to also agree to acquire a related carve-out business; and

•

The risk that prolonging the process in order to afford more time to the one third party that had submitted an indication of interest to complete its due diligence and see whether such third party would ultimately offer a higher price to acquire WageWorks following the completion of its due diligence prior to executing a definitive agreement with HealthEquity could have resulted in the loss of a favorable opportunity to successfully consummate the transaction with HealthEquity.

•

The WageWorks board believes that the terms of the merger agreement give the WageWorks board a high degree of confidence that the merger will be completed on the terms contemplated thereby, while also giving the WageWorks board the flexibility to consider any legitimate and unsolicited competing acquisition proposals it might receive prior to receipt of stockholder approval of the merger agreement, including:

•

the limited and otherwise customary conditions to HealthEquity’s obligations to complete the merger, including the absence of a financing condition, which provide significant comfort that the merger will be consummated on a timely basis;

•

terms that enable WageWorks to legally enforce HealthEquity’s obligations under the merger agreement, including its obligation to complete the merger upon satisfaction (and subject to) the conditions set forth in the merger agreement;

•

terms that enable WageWorks, under certain circumstances and subject to certain conditions, to engage in discussions and negotiations with any third party from whom WageWorks receives a unsolicited acquisition proposal that is superior to the merger from a financial point of view or can reasonably be expected to lead to a transaction that is more favorable to WageWorks’ stockholders from a financial point of view than the merger, and to provide confidential information to any such party in connection with such discussions and negotiations; and

•

terms that enable WageWorks to terminate the merger agreement in order to accept a competing acquisition proposal that is more favorable to WageWorks’ stockholders from a financial point of view than the merger, under certain circumstances and subject to certain conditions, including paying HealthEquity a fee of $69.66 million (equal to approximately 3.25% of the equity value of WageWorks), which the WageWorks board determined, with the assistance of its legal and financial advisors, was reasonable in light of, among other things, the benefits of the merger to the WageWorks stockholders, the typical size of such fees in similar transactions and the belief that a fee of this size would not preclude or unreasonably restrict the emergence of alternative transaction proposals.

•

The WageWorks board considered the fact that, under applicable Delaware law, the WageWorks stockholders who do not vote in favor of the merger and otherwise comply with the requirements of Delaware law would have the right to pursue their appraisal rights under Delaware law if the merger is completed.

The WageWorks board also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the merger, including the following:

•

the fact that the completion of the merger will preclude the WageWorks stockholders from maintaining any ongoing equity interest in the company and, as such, the WageWorks stockholders will not be able to participate directly in the company’s future successes or benefit from any increases in the value of the company;

•

the fact that during the pendency of the merger, WageWorks may not solicit, initiate, encourage or knowingly facilitate or encourage the submission of any inquiry, discussion, offer, proposal or request from any person that could constitute, or could reasonably be expected to lead to, a competing acquisition proposal for the company, and WageWorks may only engage in discussions and negotiations with a third party from whom WageWorks receives a unsolicited acquisition proposal under certain circumstances;

•

the fact that completion of the merger is subject to certain conditions that are outside WageWorks’ control, such as the approval of the WageWorks stockholders and regulatory clearance in the US, and the fact that the company (and the trading price of WageWorks common stock) would likely be significantly and negatively impacted if the merger was not completed due to the failure of any of those conditions;

•

the potential risk of diverting management attention and resources from the operation of WageWorks’ business, including other strategic opportunities and operational matters, while working toward the completion of the merger;

•

the potential negative impact of the pendency of the merger on the company’s business, including its relationships with employees, customers, resellers, global system integrators and other business partners;

•

significant restrictions in the merger agreement on WageWorks’ conduct of business prior to the completion of the merger, including on its ability to make capital expenditures under certain circumstances, enter certain material contracts, hire certain employees or change its employment practices in a material way;

•	the possibility that some key members of our senior management team might elect to resign prior to the completion of the merger;

•

the fact that some of WageWorks’ directors and executive officers may have interests in the merger that are different from, or in addition to, those of the WageWorks stockholders generally (as more fully described in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” beginning on page 51); and

•	the fact that the receipt of cash in exchange for shares of WageWorks common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered by the WageWorks board is not intended to be exhaustive, but describes the material factors considered by the WageWorks board. In view of the variety of factors considered, the WageWorks board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The WageWorks board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The WageWorks board based its recommendation on the totality of the information presented to it, including the input from WageWorks’ senior management and its outside legal and financial advisors.

In considering the recommendation of the WageWorks board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The WageWorks board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of WageWorks. See the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” beginning on page 51.

The WageWorks board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and “FOR” the WageWorks advisory proposal on certain merger-related compensation to our named executive officers.

Opinion of Evercore Group L.L.C.

We retained Evercore to act as our financial advisor in connection with the WageWorks board’s evaluation of strategic and financial alternatives, including the merger. As part of this engagement, WageWorks requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of WageWorks common stock (other than HealthEquity, Merger Sub and their respective affiliates) in the merger. At a meeting of the WageWorks board held on June 26, 2019, Evercore rendered to the board its oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by the holders of WageWorks common stock in the merger was fair, from a financial point of view, to such holders (other than HealthEquity, Merger Sub and their respective affiliates).

The full text of the written opinion of Evercore, dated June 26, 2019, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. WageWorks encourages you to read this opinion carefully and in its entirety. Evercore’s written opinion was addressed to, and provided for the information and benefit of, the WageWorks board (in its capacity as such) in connection with its evaluation of the proposed merger. The opinion does not constitute a recommendation to the WageWorks board or to any other persons in respect of the merger, including as to how any holder of shares of WageWorks common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to WageWorks, nor does it address the underlying business decision of WageWorks to engage in the merger.

In connection with rendering its opinion Evercore, among other things:

i.	reviewed certain publicly available business and financial information relating to WageWorks that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

ii.

reviewed certain internal projected financial data relating to WageWorks, reflecting both a “base case” and an “alternative scenario”, in each case prepared by management of WageWorks under alternative business assumptions with respect to WageWorks’ potential growth initiatives and hypothetical acquisitions and furnished to Evercore by management of WageWorks, as approved for Evercore’s use by WageWorks (which are referred to in this section of the proxy statement as the “WageWorks forecasts”);

iii.

discussed with management of WageWorks their assessment of the past and current operations of WageWorks, the current financial condition and prospects of WageWorks, and the WageWorks forecasts (including their views on the risks and uncertainties of achieving the WageWorks forecasts);

iv.	reviewed the reported prices and the historical trading activity of the WageWorks common stock;

v.

compared the financial performance of WageWorks and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant, including, trading multiples adjusted to reflect market expectations for projected growth;

vi.

compared the financial performance of WageWorks and the valuation multiples relating to the merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

vii.	reviewed the financial terms and conditions of a draft, dated June 26, 2019, of the merger agreement; and

viii.	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the board on June 26, 2019 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before June 25, 2019 (the last full trading date prior to the rendering of Evercore’s opinion), and is not necessarily indicative of current market conditions.

For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of WageWorks. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of WageWorks to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and after-tax amortization, less after-tax share based compensation, changes in net working capital and capital expenditures, that WageWorks was forecasted to generate during WageWorks’ fiscal years 2019 through 2024 based on the base case projections, with and without taking into account alternative business assumptions with respect to WageWorks’ hypothetical acquisitions furnished to Evercore by management of WageWorks. Evercore calculated terminal values for WageWorks by applying perpetuity growth rates of 2.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that WageWorks was forecasted to generate based on the base case projections, with and without taking into account alternative business assumptions with respect to WageWorks’ hypothetical acquisitions furnished to Evercore by management of WageWorks. The cash flows and terminal values in each case were then discounted to present value as of June 30, 2019 using discount rates ranging from 9.5% to 10.5%, which were based on an estimate of WageWorks’ weighted average cost of capital, and the mid-year cash flow discounting convention. Based on this range of implied enterprise values, WageWorks’ estimated net debt (calculated as total debt less cash, cash equivalents and customer obligations) as of June 30, 2019, and the number of fully diluted shares of WageWorks common stock (including promised but ungranted employee options), in each case as provided by WageWorks’ management, this analysis indicated a range of implied equity values per share of WageWorks common stock of $29.02 to $47.52 without taking into account alternative business assumptions with respect to WageWorks’ hypothetical acquisitions and $29.02 to $52.36 taking into account alternative business assumptions with respect to WageWorks’ hypothetical acquisitions, compared to the merger consideration of $51.35 per share of WageWorks common stock.

Evercore also performed a discounted cash flow analysis of WageWorks to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that WageWorks was forecasted to generate during

WageWorks’ fiscal years 2019 through 2024 based on the alternative scenario, with and without taking into account alternative business assumptions with respect to WageWorks’ hypothetical acquisitions furnished to Evercore by management of WageWorks. Evercore calculated terminal values for WageWorks by applying perpetuity growth rates of 2.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that WageWorks was forecasted to generate based on the alternative scenario, with and without taking into account alternative business assumptions with respect to WageWorks’ hypothetical acquisitions furnished to Evercore by management of WageWorks. The cash flows and terminal values in each case were then discounted to present value as of June 30, 2019 using discount rates ranging from 9.5% to 10.5%, which were based on an estimate of WageWorks’ weighted average cost of capital, and the mid-year cash flow discounting convention. Based on this range of implied enterprise values, WageWorks’ estimated net debt (calculated as total debt less cash, cash equivalents and customer obligations) as of June 30, 2019, and the number of fully diluted shares of WageWorks common stock (including promised but ungranted employee options), in each case as provided by WageWorks’ management, this analysis indicated a range of implied equity values per share of WageWorks common stock of $21.63 to $34.38 without taking into account alternative business assumptions with respect to WageWorks’ hypothetical acquisitions and $21.36 to $39.32 taking into account alternative business assumptions with respect to WageWorks’ hypothetical acquisitions, compared to the merger consideration of $51.35 per share of WageWorks common stock.

Selected Transactions Analysis

Evercore reviewed financial information related to the following selected transactions involving target companies in the benefit services and technology industry announced since 2005 (the “selected transactions”). The selected transactions reviewed by Evercore, and the month and year each was announced, were as follows:

Month and Year Announced	Acquiror	Target
January 2019	WEX Inc.	Discovery Benefits, Inc.
November 2016	WageWorks, Inc.	Automatic Data Processing Inc.’s Consumer Health Spending Account and Consolidated Omnibus Reconciliation Act Business
May 2015	Towers Watson & Co.	Acclaris Holdings, Inc.
June 2014	WEX Inc.	Evolution1, Inc.
June 2012	Lightyear Capital LLC	Fidelity National Information Services, Inc.’s Healthcare Benefit Solutions Business
July 2011	Aetna Inc.	PayFlex Holdings, Inc.
May 2005	WellPoint, Inc.	Lumenos, Inc.

For each selected transaction, Evercore calculated the implied total enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash, cash equivalents and customer obligations) as a multiple of last twelve-month revenue and last twelve-months earnings before interest, taxes, depreciation and amortization, stock-based compensation expense and non-recurring items (“Adjusted EBITDA”) for the target company at the time of the announcement of the applicable transaction (or, in some cases where last twelve months financial information was not publicly available, as a multiple of current year or prior year revenue and Adjusted EBITDA), which are referred to in this section of the proxy statement as “LTM Revenue” and “LTM Adjusted EBITDA”, respectively. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.

This analysis indicated the following:

Benchmark	High	Low	Mean
LTM Revenue	6.0x	1.8x	3.8x
LTM Adjusted EBITDA	20.0x	7.0x	12.3x

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of total enterprise value to LTM Revenue of 2.5x to 4.5x and applied this range of multiples to WageWorks’ LTM Revenue as of June 30, 2019 based on the financial results for WageWorks provided by WageWorks’ management. Based on this range of implied total enterprise values, WageWorks’ estimated net debt (calculated as total debt less cash, cash equivalents and customer obligations) as of June 30, 2019, and the number of fully diluted shares of WageWorks common stock, in each case as provided by WageWorks’ management, this analysis indicated a range of implied equity values per share of WageWorks common stock of $31.38 to $54.00 compared to the merger consideration of $51.35 per share of WageWorks common stock.

In addition, based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of total enterprise value to LTM Adjusted EBITDA of 10.0x to 20.0x and applied this range of multiples to WageWorks’ LTM Adjusted EBITDA as of June 30, 2019 based on the financial results for WageWorks provided by WageWorks’ management. Based on this range of implied total enterprise values, WageWorks’ estimated net debt (calculated as total debt less cash, cash equivalents and customer obligations) as of June 30, 2019, and the number of fully diluted shares of WageWorks common stock, in each case as provided by WageWorks’ management, this analysis indicated a range of implied equity values per share of WageWorks common stock of $35.59 to $67.72 compared to the merger consideration of $51.35 per share of WageWorks common stock.

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to WageWorks and none of the selected transactions is directly comparable to the merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to WageWorks for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Selected Public Company Trading Analysis

Evercore reviewed and compared certain financial information of WageWorks to corresponding financial multiples and ratios for the following selected publicly traded companies in the benefit services and technology, healthcare management/human resources information technology (“HCM/HR IT”) and financial processing and outsourcing industries (collectively, the “selected companies”):

Benefit Services and Technology

•	Willis Towers Watson plc

•	Teladoc Health, Inc.

•	HealthEquity, Inc.

•	eHealth, Inc.

•	Benefitfocus, Inc.

•	Castlight Health, Inc.

HCM/HR IT

•	Automatic Data Processing Inc.

•	Workday, Inc.

•	Paychex Inc.

•	Paycom Software, Inc.

•	Paylocity Holding Corp.

•	Cornerstone OnDemand, Inc.

Financial Processing & Outsourcing

•	Fidelity National Information Services, Inc.

•	Fiserv, Inc.

•	Global Payments Inc.

•	Jack Henry & Associates, Inc.

•	ACI Worldwide, Inc.

For each of the selected companies, Evercore calculated total enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash, cash equivalents and customer obligations) as a multiple of estimated 2019 revenue, which are referred to in this section of the proxy statement as “2019E Revenue multiples”, and as a multiple of estimated 2019 Adjusted EBITDA, which are referred to in this section of the proxy statement as “2019E Adjusted EBITDA multiples”, in each case based on closing share prices as of June 25, 2019. Evercore also calculated total enterprise value as a multiple of estimated 2019 revenue and 2019 Adjusted EBITDA on a growth-adjusted basis by dividing the 2019E Adjusted EBITDA multiples and 2019E Revenue multiples by the compound annual growth rate of estimated revenue and Adjusted EBITDA from 2019 to 2021, respectively. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.

This analysis indicated the following:

Benchmark	High	Low	Mean
Benefit Services and Technology
2019E Revenue	13.3x	2.5x	6.2x
2019E Adjusted EBITDA	13.1x	13.1x	13.1x
Growth-Adjusted 2019E Revenue	0.72x	0.18x	0.40x
Growth-Adjusted 2019E Adjusted EBITDA	2.12x	2.12x	2.12x
HCM/HR IT
2019E Revenue	17.7x	5.0x	10.2x
2019E Adjusted EBITDA	29.0x	19.0x	22.7x
Growth-Adjusted 2019E Revenue	1.13x	0.42x	0.68x
Growth-Adjusted 2019E Adjusted EBITDA	1.48x	1.48x	1.48x
Financial Processing & Outsourcing
2019E Revenue	7.4x	2.9x	5.9x
2019E Adjusted EBITDA	20.3x	10.7x	16.4x
Growth-Adjusted 2019E Revenue	1.12x	0.49x	0.76x
Growth-Adjusted 2019E Adjusted EBITDA	2.15x	1.07x	1.62x

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied a total enterprise value/revenue multiple reference range of 3.0x – 7.0x to WageWorks’ estimated 2019 revenue and a total enterprise value/Adjusted EBITDA multiple reference range of 12.0x – 18.0x to WageWorks’ estimated 2019 Adjusted EBITDA, in each case based on the base case projections. Based on this range of implied total enterprise values, WageWorks’ estimated net debt (calculated as total debt less cash, cash equivalents and customer obligations) as of June 30, 2019, and the number of fully diluted shares of WageWorks common stock, in each case as provided by WageWorks’ management, this analysis indicated a range of implied equity values per share of WageWorks common stock as set forth in the below table, compared to the merger consideration of $51.35 per share of WageWorks common stock.

Benchmark	Implied Equity Value per Share
Total Enterprise Value / 2019E Revenue	$36.83 to $81.03
Total Enterprise Value / 2019E Adjusted EBITDA	$38.43 to $55.96

In addition, based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied a total enterprise value/revenue growth-adjusted multiple reference range of 0.5x – 0.9x to WageWorks’ estimated 2019 revenue multiplied by the compound annual growth rate of WageWorks’ estimated revenue from 2019 to 2021 and a total enterprise value/Adjusted EBITDA growth-adjusted multiple reference range of 1.1x – 1.8x to WageWorks’ estimated 2019 Adjusted EBITDA multiplied by the compound annual growth rate of WageWorks’ estimated Adjusted EBITDA from 2019 to 2021, in each case based on the base case projections and the alternative scenario. Based on this range of implied total enterprise values, WageWorks’ estimated net debt (calculated as total debt less cash, cash equivalents and customer obligations) as of June 30, 2019, and the number of fully diluted shares of WageWorks common stock, in each case as provided by WageWorks’ management, this analysis indicated a range of implied equity values per share of WageWorks common stock as set forth in the below table, compared to the merger consideration of $51.35 per share of WageWorks common stock.

Benchmark	Implied Equity Value per Share
“Base Case”; Growth-Adjusted; Total Enterprise Value / 2019E Revenue	$29.89 to $51.38
“Alternative Scenario”; Growth-Adjusted; Total Enterprise Value / 2019E Revenue	$17.45 to $29.24
“Base Case”; Growth-Adjusted; Total Enterprise Value / 2019E Adjusted EBITDA	$50.52 to $80.02
“Alternative Scenario”; Growth-Adjusted; Total Enterprise Value / 2019E Adjusted EBITDA	$20.07 to $31.11

Although none of the selected companies is directly comparable to WageWorks, Evercore selected these companies because they are publicly traded companies that Evercore, in its professional judgment and experience, considered generally relevant to WageWorks for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

Other Factors

Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:

Equity Research Analyst Price Targets

Evercore reviewed selected public market trading price targets for the shares of WageWorks common stock prepared and published by equity research analysts that were publicly available as of April 29, 2019, the last full trading day prior to media reports of the possibility of a merger, and as of June 25, 2019, the last full trading day prior to the delivery by Evercore of its opinion to the board. These price targets reflect analysts’ estimates of the future public market trading price of the shares of WageWorks common stock at the time the price target was published. The range of selected equity research analyst price targets per share of WageWorks common stock was $43.00 to $50.00 as of April 29, 2019 and $50.00 to $60.00 as of June 25, 2019. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of WageWorks common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of WageWorks and future general industry and market conditions.

Miscellaneous

The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the board. In connection with the review of the merger by the board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of WageWorks common stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing an opinion to the board as to the fairness, from a financial point of view, of the merger consideration to the holders of shares of WageWorks common stock (other than HealthEquity, Merger Sub and their respective affiliates). These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

Evercore’s financial advisory services and its opinion were provided for the information and benefit of the board (in its capacity as such) in connection with its evaluation of the proposed merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the board or WageWorks’ management or that any specific amount of consideration constituted the only appropriate consideration in the merger for the holders of WageWorks common stock.

Pursuant to the terms of Evercore’s engagement letter with WageWorks, WageWorks has agreed to pay Evercore a fee for its services in the amount of approximately $26.0 million, of which $0.4 million was paid as an initial fee upon execution of Evercore’s engagement letter with WageWorks and $2.0 million was paid upon execution of the merger agreement, and the balance of which will be payable contingent upon the consummation of the merger, as well as a potential discretionary fee of $1.5 million. WageWorks has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the two year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory services to WageWorks and received fees for the rendering of these services in the amount of less than $1.0 million. In addition, during the two year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to HealthEquity and Evercore has not received any compensation from HealthEquity during such period. Evercore may provide financial advisory or other services to WageWorks and HealthEquity in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to WageWorks or its affiliates, HealthEquity, potential parties to the merger and their respective affiliates or persons that are competitors, customers or suppliers of WageWorks or HealthEquity.

WageWorks engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.

Certain Financial Projections

WageWorks does not as a matter of course issue public projections as to future performance or earnings beyond the current fiscal year or issue public projections for extended periods due to the unpredictability of the underlying assumptions and estimates. In connection with the merger, our management prepared and provided to the WageWorks board in connection with its evaluation of the merger, and to Evercore, its financial advisor, in connection with its financial analyses described in “The Merger (Proposal 1) — Opinion of Evercore Group L.L.C.” beginning on page 39, certain nonpublic, internal financial projections regarding WageWorks’ future performance for fiscal years 2019 through 2024, which are referred to in this proxy statement as the base case projections. The base case projections were prepared by our management to project WageWorks’ financial performance for fiscal years 2019 through 2024 based on management’s operating business plan and strategy and assuming full achievement of WageWorks’ potential growth and cost savings initiatives. Our management also considered an alternative scenario assuming 50% achievement of WageWorks’ potential growth and cost savings initiatives (which is referred to in this proxy statement as the “alternative scenario”). In addition, each of the base case projections and the alternative scenario include separate information for WageWorks’ financial performance for fiscal years 2019 through 2024 that reflect, at the direction of the WageWorks board, our management’s business assumptions with respect to WageWorks’ hypothetical potential acquisitions. These base case projections and the alternative scenario were reviewed by the WageWorks board and provided by our management to Evercore, and were approved by the WageWorks board for use by Evercore in performing its financial analyses described in “The Merger (Proposal 1) — Opinion of Evercore Group L.L.C.” beginning on page 39. The WageWorks board also approved the base case projections to be provided to HealthEquity in connection with its due diligence review of WageWorks.

The following tables present the base case projections and the alternative scenario:

Fiscal Year Ended December 31
(in millions)	FY2019	FY2020	FY2021	FY2022	FY2023	FY2024
Base Case Projections — Without Hypothetical Acquisitions
Revenue	$465	$487	$511	$537	$555	$574
Adjusted EBITDA(1)	$122	$147	$160	$173	$179	$188
Operating Income	$41	$82	$96	$110	$118	$129
Net Income	$29	$75	$89	$102	$110	$122
NOPAT(2)	$48	$69	$80	$91	$97	$105
Free Cash Flow(3)	$62	$66	$81	$89	$95	$99
Base Case Projections — With Hypothetical Acquisitions(4)
Revenue	$465	$497	$541	$588	$627	$669
Adjusted EBITDA(1)	$122	$148	$166	$185	$198	$213
Operating Income	$41	$83	$100	$118	$131	$148
Net Income	$29	$72	$86	$101	$112	$125
Alternative Scenario — Without Hypothetical Acquisitions
Revenue	$465	$477	$489	$503	$513	$524
Adjusted EBITDA(1)	$122	$131	$135	$138	$139	$140
Operating Income	$41	$67	$73	$77	$79	$84
Net Income	$29	$59	$64	$70	$73	$79
NOPAT(2)	$48	$58	$63	$66	$68	$72
Free Cash Flow(3)	$62	$59	$66	$68	$68	$68
Alternative Scenario — With Hypothetical Acquisitions(4)
Revenue	$465	$487	$519	$554	$586	$619
Adjusted EBITDA(1)	$122	$133	$140	$150	$157	$165
Operating Income	$41	$68	$76	$86	$93	$103
Net Income	$29	$57	$64	$71	$77	$84

(1)	“Adjusted EBITDA” is a non-GAAP financial measure calculated as earnings before interest, taxes, depreciation and amortization, stock-based compensation expense and non-recurring items.
(2)	“NOPAT” is a non-GAAP financial measure calculated as Adjusted EBITDA less depreciation and amortization and tax expenses.
(3)

“Free Cash Flow” is a non-GAAP financial measure calculated as NOPAT, plus depreciation and after-tax amortization, and less after-tax share based compensation, changes in net working capital and capital expenditures.

(4)

NOPAT and Free Cash Flow for the base case projections and the alternative scenario, in each case taking into account management’s business assumptions with respect to WageWorks’ hypothetical acquisitions, were calculated by Evercore in connection with its financial analyses described in “The Merger (Proposal 1) — Opinion of Evercore Group L.L.C.” beginning on page 39, utilizing the same methodology set forth in footnotes 2 and 3 above, respectively.

The base case projections and the alternative scenario were developed by our management without giving effect to the merger and the other transactions contemplated by the merger agreement, and therefore do not give effect to the merger and the other transactions contemplated by the merger agreement or any changes to our operations or strategy that may be implemented after the consummation of the merger, including any costs incurred in connection with the merger and the other transactions contemplated by the merger agreement. Furthermore, the base case projections and the alternative scenario do not take into account the effect of any failure of the transactions contemplated by the merger agreement to be completed and should not be viewed as accurate or continuing in that context.

WageWorks does not as a matter of course make public long-term projections as to its future financial performance. The base case projections and the alternative scenario are included herein because (1) the base case projections were made available to HealthEquity in connection with its due diligence review; (2) the base case projections and the alternative scenario were made available to Evercore by our management and were approved by the WageWorks board for Evercore’s use in connection with Evercore’s financial analysis as described in the section of this proxy statement captioned “The Merger (Proposal 1) — Opinion of Evercore Group, L.L.C.” beginning on page 39) and (3) the base case projections and the alternative scenario were made available to the WageWorks board in connection with its consideration of the merger and other strategic alternatives available to WageWorks. In the view of our management, the base case projections have been reasonably prepared by our management on bases reflecting the best currently available estimates and judgments of our management of the future financial performance of WageWorks.

The base case projections and the alternative scenario are included in this proxy statement solely to give WageWorks’ stockholders access to information that was made available to the WageWorks board and Evercore in connection with the WageWorks board’s evaluation of the merger. The base case projections and the alternative scenario were not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In fact, Adjusted EBITDA, NOPAT and Free Cash Flow contained in the base case projections and the alternative scenario set forth above are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. In addition, the base case projections and the alternative scenario were not prepared with a view toward complying with the guidelines established by the SEC or by the American Institute of Certified Public Accountants with respect to prospective financial information. The base case projections and the alternative scenario are not fact and should not be relied upon as being necessarily indicative of future results. Readers of this proxy statement are cautioned not to place undue reliance on the base case projections and the alternative scenario.

The inclusion of the base case projections and the alternative scenario in this proxy statement should not be regarded as an indication that the WageWorks board, Evercore, any of their affiliates, or any other recipient of this information (including HealthEquity) considered, or now considers, the base case projections or the alternative scenario to be a reliable prediction of future results or any actual future events. None of WageWorks, Evercore, HealthEquity or any of their respective affiliates or any other person assumes any responsibility for the validity, reasonableness, accuracy or completeness of the WageWorks projections included in this proxy statement.

The WageWorks projections are forward-looking statements. For information on factors that may cause WageWorks’ future results to differ materially from the base case projections and the alternative scenario, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Information,” beginning on page 19. The base case projections and the alternative scenario were developed from historical financial statements and a series of WageWorks management’s assumptions and estimates related to future trends, including assumptions and estimates related to future business initiatives for which historical financial statements were not available.

WageWorks’ future financial results may materially differ from those expressed in the base case projections and the alternative scenario due to numerous factors, including many that are beyond WageWorks’ ability to control or predict. We cannot assure you that any of the base case projections or the alternative scenario will be realized or that our future financial results will not materially vary from the base case projections or the alternative scenario. Furthermore, while presented with numerical specificity, the base case projections and the alternative scenario necessarily are based on numerous assumptions, many of which are beyond our control and difficult to predict, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, including with respect to future business initiatives and changes to our business model for which we have no historical financial data, which assumptions may not prove to have been, or may no longer be, accurate. The base case projections and the alternative scenario do not take into account any circumstances or events occurring after the date they were prepared, including the June 27, 2019 public announcement of the merger and any of the transactions contemplated by the merger agreement or subsequent integration planning activities, and have not been updated since their respective dates of preparation. In addition, the base case projections and the alternative scenario do not take into account any adverse effects that may arise out of the termination of the merger agreement, and should not be viewed as accurate or continuing in that context.

The base case projections and the alternative scenario were estimated in the context of the business, economic, regulatory, market and financial conditions that existed at the time the base case projections and the alternative scenario were prepared, and have not been updated to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the base case projections and the alternative scenario were prepared. The base case projections and the alternative scenario cover multiple years, and such information by its nature becomes less reliable with each successive year. The base case projections and the alternative scenario should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.

The inclusion of the base case projections and the alternative scenario in this proxy statement should not be deemed an admission or representation by WageWorks, Evercore, HealthEquity or any of their respective affiliates with respect to the base case projections or the alternative scenario or that they are viewed by WageWorks, Evercore, HealthEquity or any of their respective affiliates as material information regarding WageWorks. We in fact view the base case projections and the alternative scenario as non-material because of the inherent risks and uncertainties associated with the base case projections and the alternative scenario. The base case projections and the alternative scenario are not included in this proxy statement in order to induce any stockholder of WageWorks to vote in favor of any proposal to be considered at the special meeting, but are being included because the base case scenario and the alternative scenario, or portions thereof, were provided to the WageWorks board, Evercore and/or HealthEquity (with respect to the base case projections).

The information from the base case projections and the alternative scenario should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding WageWorks contained in WageWorks’ public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the base case projections and the alternative scenario, WageWorks’ stockholders are cautioned not to place undue, if any, reliance on the base case projections and the alternative scenario included in this proxy statement, including in making a decision as to whether to vote in favor of any proposal to be considered at the special meeting.

None of WageWorks, the WageWorks board, its advisors (including, but not limited to, Evercore), or any other person intends to, and each of them disclaims any obligations to, update or otherwise revise the base case projections and the alternative scenario to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the base case projections and the alternative scenario are shown to be in error or no longer appropriate, except as required by securities laws.

Financing of the Merger

The merger is not conditioned upon any financing arrangements or contingencies. We anticipate that the total funds needed to complete the merger, including amounts due to WageWorks’ stockholders and holders of equity awards under the merger agreement and amounts required to refinance certain indebtedness of

WageWorks or its subsidiaries and to pay all fees and expenses related to the foregoing, will be funded through cash on hand of HealthEquity and WageWorks and their respective subsidiaries and new third party debt financing.

In connection with its entry into the merger agreement, HealthEquity entered into a debt commitment letter with certain financial institutions pursuant to which such financial institutions have committed to provide, subject to the terms and conditions of the debt commitment letter, (i) a $200 million senior secured revolving credit facility and (ii) a $1.236 million senior secured term loan facility, which was subsequently amended and restated on July 12, 2019 (collectively, the “Facilities”). The availability of the Facilities is conditioned on the consummation of the merger in accordance with the terms of the merger agreement (subject to certain customary exceptions and qualifications) and certain other customary conditions. We believe, but cannot assure you, that the cash on hand of HealthEquity and its subsidiaries, combined with the debt financing described in the debt commitment letter, will be sufficient to complete the merger.

Closing and Effective Time of Merger

Unless the parties otherwise agree in writing, the closing of the merger will occur on the second business day following the date on which all conditions to the merger set forth in the merger agreement (described under the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger” beginning on page 76) have been satisfied, or, to the extent permitted by applicable law, waived (excluding those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions as of the closing of the merger).

However, in the event that the marketing period (described under the section of this proxy statement entitled “The Merger Agreement — When the Merger Becomes Effective” beginning on page 60) has not ended at the time of the satisfaction or waiver (subject to applicable law) of the conditions to the closing of the merger (excluding those conditions that, by their terms, cannot be satisfied until the closing of the merger, but subject to satisfaction or, where permitted, waiver of those conditions as of the closing of the merger), the closing of the merger will not occur until the earlier of (a) a business day before or during the market period specified by HealthEquity on no less than three business days’ prior written notice to WageWorks and (b) the second business day after the final day of the marketing period.

Payment of Merger Consideration and Surrender of Stock Certificates

If your shares of WageWorks common stock are held on your behalf by a bank, brokerage firm or other nominee, although each bank, brokerage firm or other nominee establishes its own procedures, we believe that payment for those shares will be deposited in your account with such bank, brokerage firm or other nominee promptly after consummation of the merger. If you hold only book entry shares at American Stock Transfer & Trust Company, LLC, we believe that the exchange agent will mail you a check in the amount of the merger consideration payable for those shares after consummation of the merger upon receipt of an “agent’s message” in customary form. If you hold WageWorks stock certificates and the shares represented by that certificate have not been delivered to a government authority under unclaimed property, escheat or similar laws, the exchange agent will mail you a letter of transmittal promptly after the consummation of the merger that you must complete and return to the exchange agent. Once the exchange agent receives your properly completed letter of transmittal and stock certificate(s), the exchange agent will mail you a payment check in the amount of the aggregate merger consideration for your certificated shares.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

If you hold WageWorks stock certificates, you will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the exchange agent. You must also surrender your stock certificate or certificates to the exchange agent. If you have lost a stock certificate or if it has been stolen or destroyed, then to receive your merger consideration with respect to the shares of WageWorks common stock represented by that stock certificate, you will have to make an affidavit of the loss, theft or destruction of that stock certificate and, if required by the surviving corporation, post a bond (of a reasonable amount) as indemnity against any claim that may later be made with respect to such stock certificate. If ownership of your shares is not registered in the transfer records of WageWorks, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by HealthEquity to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of Directors and Officers in the Merger

When considering the recommendation of the WageWorks board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, those of our stockholders generally. The WageWorks board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of WageWorks. In the discussion below, we have quantified payments and benefits on a pre-tax basis to our executive officers and to our non-employee directors. For the purposes of the agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control and/or merger of WageWorks, as applicable.

Treatment of Equity Awards

WageWorks equity awards held by our executive officers and non-employee directors that are outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount in cash or assumed by HealthEquity at the effective time of the merger, as described in more detail in the section of the proxy statement entitled “The Merger Agreement — Treatment of Equity Awards” beginning on page 60.

As of July 1, 2019, our executive officers and non-employee directors held WageWorks options to purchase shares of WageWorks common stock that have a per share exercise price less than the merger consideration (which we refer to as the “in-the-money WageWorks options”) covering an aggregate of 218,500 shares and WageWorks RSU awards (including WageWorks performance units) covering an aggregate of 352,200 shares of WageWorks common stock (assuming achievement at target levels for WageWorks performance units).

The following table shows, as of July 1, 2019, for each of our executive officers and non-employee directors, (i) the number and value of shares of WageWorks common stock that he or she beneficially owns (other than shares covered by WageWorks options or WageWorks RSU awards), (ii) the number of shares of WageWorks common stock covered by his or her WageWorks in-the-money options and the value of such WageWorks in-the-money options (in each case, determined based on the merger consideration), and (iii) the number of shares of WageWorks common stock covered by his or her WageWorks RSU awards and the value of such WageWorks RSU awards (determined based on the merger consideration), in each case, calculated assuming the merger is consummated on July 1, 2019.

Executive Officers and Directors	Number of Shares Held (#)(1)	Value of Shares Held ($)(2)	Number of Shares Covered by In-the-Money WageWorks Options (#)(3)	Value of In-the-Money WageWorks Options ($)(4)	Number of Shares Covered by WageWorks RSU Awards (#)(5)	Value of WageWorks RSU Awards ($)(6)	Total Value of WageWorks Equity ($)(7)
Stuart C. Harvey, Jr.	—	—	—	—	43,928	2,255,703	2,255,703
Edgar O. Montes	90,447	4,644,453	165,000	3,628,900	156,792	8,051,269	16,324,623
Ismail Dawood	—	—	—	—	59,679	3,064,517	3,064,517
Scott R. Rose	4,845	248,791	—	—	33,736	1,732,344	1,981,135
John G. Saia	—	—	—	—	29,212	1,500,036	1,500,036
Thomas A. Bevilacqua	16,644	854,669	15,500	517,965	3,603	185,014	1,557,648
Bruce G. Bodaken	15,544	798,184	—	—	3,603	185,014	983,198
Carol A. Goode	—	—	—	—	6,421	329,718	329,718
Jerome D. Gramaglia	16,644	854,669	23,000	807,680	3,603	185,014	1,847,363
Robert L. Metzger	16,103	826,889	15,000	115,800	3,603	185,014	1,127,703
George P. Scanlon	—	—	—	—	8,020	411,827	411,827

(1)

The numbers shown represent the shares beneficially owned by our executive officers and non-employee directors (other than shares covered by WageWorks options or WageWorks RSU awards), as described in more detail under the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

(2)	These amounts are the product obtained by multiplying the corresponding number of shares in the “Number of Shares Held” column by the merger consideration.
(3)	The numbers shown represent the shares covered by WageWorks options held by our executive officers that have a per share exercise price less than the merger consideration.
(4)

These amounts are the excess of (i) the product obtained by multiplying the corresponding number of shares in the “Number of Shares Covered by In-the-Money WageWorks Options” column by the merger consideration over (ii) the aggregate exercise price for such shares.

(5)

The numbers shown represent the number of shares covered by WageWorks RSU awards (assuming achievement at target levels for WageWorks performance units held by certain of our current and former executive officers) held by our executive officers and non-employee directors.

(6)

These amounts represent the value of WageWorks RSU awards (assuming achievement at target levels for WageWorks performance units held by certain of our current and former executive officers) held by our executive officers and non-employee directors, which are the product obtained by multiplying the corresponding number of shares in the “Number of Shares Covered by WageWorks RSU Awards” column by the merger consideration.

(7)	These amounts represent the sum of the corresponding amounts in the “Value of Shares Held,” “Value of In-the-Money WageWorks Options,” and “Value of WageWorks RSU Awards” columns.

Employment Agreement with Edgar Montes

We entered into an at-will employment agreement with Mr. Montes, which provides that if, during the period beginning with WageWorks’ execution of a definitive agreement for a change in control (as defined in the employment agreement and which includes the merger) and ending 24 months after the closing of that change in control, he has an involuntary termination (as defined in the employment agreement), then, provided he timely executes and does not revoke a release of claims and complies with his obligations under his proprietary information and inventions assignment agreement, and complies with the non-solicitation provision in his employment agreement, Mr. Montes will receive the following benefits:

•	continued payment of his base salary as then in effect for 15 months;

•

reimbursement of COBRA premiums for him and his qualified dependents for up to 15 months (or monthly taxable payments to him for the same period in lieu of our payment of such premiums) and, to the extent such reimbursements or the payments in lieu of such reimbursements constitute taxable income, an additional cash payment in a dollar amount sufficient to cover the federal and state income tax liability attributable to such taxable income and the additional tax gross-up payment;

•	a lump-sum payment equal to 100% of his target annual bonus in effect for the year in which his involuntary termination occurs; and

•	accelerated vesting as to 100% of his unvested equity awards that are outstanding immediately prior to his involuntary termination.

If any of the severance and other benefits provided for in his employment agreement or otherwise payable to Mr. Montes would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, he will be entitled to receive either full payment of such payments and benefits or such lesser amount that will result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. Mr. Montes is not entitled to any tax gross-up payments on any parachute payments.

Offer Letter with Stuart C. Harvey, Jr.

We entered into an at-will employment offer letter with Mr. Harvey, which provides that if, during the period beginning with WageWorks’ execution of a definitive agreement for a change in control (as defined in the employment agreement and which includes the merger) and ending 24 months after the closing of that change in control, Mr. Harvey has an “involuntary termination” (as defined in the offer letter), then provided he timely executes and does not revoke a release of claims and complies with his obligations under his confidential information and invention assignment agreement with WageWorks, he will receive accelerated vesting as to 100% of his WageWorks RSU awards.

Change in Control and Severance Agreements

We entered into change in control and severance agreements with Messrs. Dawood, Rose, and Saia, each of which provides that if, on or after the 12-month period following a change in control (as defined in the change control and severance agreement and which includes the merger), the applicable executive officer’s employment is terminated by us other than for cause, death, or disability or he resigns for “good reason”, he will be entitled to the following benefits:

•

a lump-sum payment equal to 100% of his annual base salary as of immediately before his termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) or, if such amount is greater, as of immediately before the change in control;

•	a lump-sum payment equal to 100% of his target annual bonus (for the year of his termination);

•

company payment of the monthly premium for the executive officer and his eligible dependents to continue health coverage pursuant to COBRA continuation coverage for up to 12 months following his termination date (or monthly taxable payments to him for the same period in lieu of our payment of such premiums); and

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, unless otherwise specified in the award agreements governing such equity awards, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels.

In the event of the executive officer’s termination due to his death, then 100% of the unvested portion of each of his equity awards will become immediately vested and exercisable.

The receipt of the payments and benefits above is conditioned on the executive officer timely executing and not revoking a release of claims, returning all documents and property belonging to us, resigning from all officer and director positions with us, and complying with his obligations under his confidential information and inventions assignment agreement with WageWorks (including the covenants with respect to non-solicitation).

If any of the payments or benefits provided for under the change in control and severance agreement or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, he will be entitled to receive either full payment of such payments and benefits or such lesser amount that will result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. None of these executive officers is entitled to tax gross-up payments on any parachute payments.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation and benefits that each named executive officer of WageWorks could receive that are based on or otherwise relate to the merger. For additional details regarding the terms of the payments quantified below, see the section of this proxy statement entitled “The Merger — Interests of Directors and Officers in the Merger” beginning on page 51.

These amounts have been calculated based on (i) compensation and benefit levels as of July 1, 2019; (ii) the assumption that the merger is consummated on July 1, 2019, and (iii) the assumption that Messrs. Montes, Harvey, and Dawood experience qualifying terminations of their employment under Mr. Montes’ employment agreement, Mr. Harvey’s offer letter, and Mr. Dawood’s change in control and severance agreement, respectively, as of July 1, 2019. The amounts shown do not reflect any taxes payable by the named executive officers. Please see the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” beginning on page 51 for further information about the applicable compensation and benefits.

WageWorks’ named executive officers will not receive pension, non-qualified deferred compensation, tax reimbursements or other compensation in connection with the merger.

Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the merger. In addition to the assumptions regarding the consummation date of the merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger will differ, and may differ substantially, from the amounts set forth below.

Golden Parachute Compensation

Named Executive Officers	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Edgar O. Montes	1,350,000	8,147,769	37,071	9,534,840
Stuart C. Harvey, Jr.	—	2,255,703	—	2,255,703
Ismail Dawood	700,000	3,064,517	29,657	3,794,174
Joseph L. Jackson(5)	—	2,874,573	—	2,874,573
Colm M. Callan(6)	—	—	—	—
Kimberly L. Wilford(6)	—	—		—

(1)

These amounts represent the “double-trigger” cash severance payments to which Messrs. Montes and Dawood may become entitled under Mr. Montes’ employment agreement and Mr. Dawood’s change in control and severance agreement, respectively, as described in further detail in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger.” The amount for Mr. Montes represents (i) $750,000 for the continued payment of his base salary (as in effect on July 1, 2019) for 15 months plus (ii) $600,000 for the lump-sum payment equal to 100% of his target annual bonus for 2019. The amount for Mr. Dawood represents (i) $400,000 for the lump-sum payment equal to 100% of his annual base salary (as in effect on July 1, 2019) plus (ii) $300,000 for the lump-sum payment equal to 100% of his target annual bonus for 2019.

(2)

These amounts represent (i) the “double-trigger” vesting acceleration of WageWorks RSU awards that are granted to Messrs. Montes, Harvey, and Dawood on or after June 26, 2019, and assumed by HealthEquity, if they experience a qualifying termination of employment, as described in further detail in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” and (ii) the “single-trigger” vesting acceleration of all other WageWorks equity awards held by our named executive officers. The following table quantifies the value of such “single-trigger” and “double-trigger” vesting acceleration, which is calculated for each such WageWorks equity award by multiplying (i) the number of shares subject to such WageWorks equity award for which vesting is accelerated by (ii) the difference between the merger consideration and the exercise price per share, if any, attributable to such WageWorks equity award.

Named Executive Officers	Single-Trigger Vesting Acceleration	Double-Trigger Vesting Acceleration
Edgar O. Montes	3,947,750	4,200,019
Stuart C. Harvey, Jr.	—	2,255,703
Ismail Dawood	—	3,064,517
Joseph L. Jackson	2,874,573	—
Colm M. Callan	—	—
Kimberly L. Wilford	—	—

(3)

These amounts represent the “double-trigger” benefit of WageWorks’ payment or reimbursement of the premiums for COBRA health continuation coverage for Messrs. Montes and Dawood and their eligible dependents at the levels in effect as of July 1, 2019, for a period of (i) 15 months for Mr. Montes and (ii) 12 months for Mr. Dawood, as described in further detail in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger.” We do not expect such payments and reimbursements to constitute taxable income, in which case Mr. Montes would not receive an additional cash payment to cover the federal and state income tax liability attributable to such taxable income and the additional tax gross-up payment.

(4)

As noted above, Mr. Montes’ employment agreement and Mr. Dawood’s change in control and severance agreement each provides that if any of the payments or benefits payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax imposed by Section 4999 of the Internal Revenue Code, then he will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means WageWorks paying him a lower aggregate payment so as to minimize or eliminate the related excise tax.

(5)

We entered into a separation agreement with Mr. Jackson in 2018, which provides that a pro-rata portion of his 2017 WageWorks performance units (pro-rated based on the number of days during the performance period he was actually employed by WageWorks), will remain outstanding and be eligible to vest based on the actual achievement of the applicable performance metric. As described elsewhere in this proxy, at the effective time of the merger, each WageWorks performance unit outstanding as of the date of the merger agreement for which the performance period is incomplete as of the effective time of the merger (which will include the 2017 Wageworks performance units) will vest based on the target performance.

(6)	The employment of Mr. Callan and Ms. Wilford terminated in 2018. Mr. Callan and Ms. Wilford are not entitled to any compensation or benefits that are based on or otherwise relate to the merger.

Arrangements with the Surviving Corporation

As of the date of this proxy statement, no members of WageWorks’ current management have entered into any agreement, arrangement or understanding with HealthEquity, Merger Sub or their affiliates regarding employment with, or the right to invest or participate in the equity of, the surviving corporation, HealthEquity or any of its affiliates. Although it is possible that certain members of WageWorks’ current management team will enter into arrangements with HealthEquity or their affiliates regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, HealthEquity, as of the date of this proxy statement, no discussions have occurred between members of WageWorks’ management and representatives of HealthEquity or their affiliates regarding any such arrangements.

Indemnification and Insurance

Please see the description of certain indemnification arrangements and the continuation of certain insurance arrangements for WageWorks’ directors and officers in the section of this proxy statement entitled “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 75 and the benefits provided to WageWorks employees under the merger agreement in the section of this proxy statement entitled “The Merger Agreement — Employee Matters” beginning on page 74.

Accounting Treatment

Acquisition accounting will apply for this transaction.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) whose shares of WageWorks common stock are converted into the right to receive cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the Code, the U.S. Treasury regulations promulgated under the Code, published rulings by the Internal Revenue Service (which we refer to as the “IRS”), and judicial authorities and administrative decisions, all as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such changes or interpretations could affect the accuracy of the statements and conclusions set forth herein. This discussion is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this discussion will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered as to the U.S. federal income tax consequences of the merger.

For purposes of this summary, the term “U.S. holder” means a beneficial owner of shares of WageWorks common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds WageWorks common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding

WageWorks common stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

This discussion applies only to U.S. holders who hold shares of WageWorks common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address or consider all of the U.S. federal income tax consequences that may be applicable to U.S. holders of WageWorks common stock in light of their particular circumstances. For instance, this summary does not address the alternative minimum tax or the tax consequences to U.S. holders who validly exercise appraisal or dissenters’ rights under the DGCL. In addition, this summary does not address the U.S. federal income tax consequences of the merger to U.S. holders who are subject to special treatment under U.S. federal income tax rules, including, for example, banks and other financial institutions; insurance companies; securities dealers or broker-dealers; mutual funds; real estate investment trusts; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; retirement plans, individual retirement accounts or other tax-deferred accounts; S corporations; holders classified as partnerships or other flow-through entities under the Code (or investors in such partnerships or other flow-through entities); certain former citizens or long-term residents of the United States; holders who hold their shares of WageWorks common stock as part of a hedge, straddle, conversion transaction, or other integrated investment; U.S. holders whose functional currency is not the U.S. dollar; holders who acquired their shares of WageWorks common stock through the exercise of WageWorks options or otherwise as compensation; holders who actually or constructively own (or owned at any time during the five-year period ending on the date of the disposition of such holder’s WageWorks common stock pursuant to the merger) 5% or more of the outstanding shares of WageWorks common stock; holders who actually or constructively own any interest in HealthEquity; holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of common stock being taken into account in an “applicable financial statement” (as defined in the Code); and holders who do not hold their shares of WageWorks common stock as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the impact of the Medicare contribution tax on net investment income, the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), or any aspects of non-U.S., state, local, non-U.S., estate, gift, or other tax laws (or any U.S. federal tax laws other than those pertaining to income tax) that may be applicable to a particular holder in connection with the merger.

Further, this summary does not address any tax consequences of the merger to holders of WageWorks options, WageWorks RSU awards or WageWorks performance awards. Such holders should consult their tax advisors regarding the tax consequences of the merger to them.

All stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the merger.

A U.S. holder’s receipt of the merger consideration in exchange for shares of WageWorks common stock will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of WageWorks common stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. The amount of gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered by the U.S. holder in the merger. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than 12 months at the effective time of the merger. Long-term capital gains recognized by individual and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. A U.S. holder’s ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting

A U.S. holder may be subject to backup withholding on all payments to which such U.S. holder is entitled in connection with the merger, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. In addition, if the exchange agent is not provided with a U.S. holder’s correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Each U.S. holder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the exchange agent in order to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the exchange agent.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

Payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

This summary is provided for general information only and is not tax advice or a complete analysis or discussion of all potential tax consequences relevant to stockholders. The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances and the application of state, local, foreign, estate, gift and other tax laws (or any U.S. federal tax laws other than those pertaining to income tax).

Regulatory Approvals and Notices

Under the HSR Act, the merger cannot be completed until each of WageWorks and HealthEquity files a notification and report form with the FTC and the DOJ and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Each of WageWorks and HealthEquity filed their respective HSR Act notification forms on July 11, 2019.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

There can be no assurance that the regulatory clearances and approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of the parties to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that the DOJ, the FTC, or any other governmental entity or any private party will not attempt to challenge the merger and, if such a challenge is made, there can be no assurance as to its result.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 101.

Explanatory Note Regarding the Merger Agreement

The following summary of the merger agreement, and the copy of the merger agreement attached hereto as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about WageWorks or HealthEquity in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to WageWorks or HealthEquity or any of their respective subsidiaries or affiliates. The merger agreement contains representations and warranties by the parties which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in WageWorks’ or HealthEquity’s public disclosures. Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Additional information about WageWorks may be found elsewhere in this proxy statement and in WageWorks’ other public filings. See “Where You Can Find Additional Information,” beginning on page 101.

The Merger

The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, Merger Sub will be merged with and into WageWorks, whereupon the separate existence of Merger Sub will cease and WageWorks will continue as the surviving corporation and a wholly owned subsidiary of HealthEquity.

Following the effective time of the merger, the officers of the Company immediately prior to the effective time of the merger will be the officers of the surviving corporation unless otherwise determined by HealthEquity prior to the effective time of the merger, and the directors of Merger Sub will be the directors of the surviving corporation.

Subject to HealthEquity’s and the surviving corporation’s commitments with respect to indemnification of WageWorks’ current and former directors and officers, at the effective time of the merger, the certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger will be the certificate of incorporation and bylaws of the surviving corporation until amended in accordance with their terms and applicable law (except that the name of the surviving corporation will be “WageWorks, Inc.”).

Following the consummation of the merger, WageWorks common stock will be delisted from the NYSE and deregistered under the Exchange Act and will cease to be publicly traded.

When the Merger Becomes Effective

Unless the merger agreement is terminated in accordance with its terms or parties otherwise agree in writing, the closing of the merger will occur on the second business day following the date on which all conditions to the merger set forth in the merger agreement have been satisfied, or, to the extent permitted by applicable law, waived (excluding those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions as of the closing of the merger).

However, in the event that the marketing period (defined below) has not ended at the time of the satisfaction or waiver (subject to applicable law) of the conditions to the closing of the merger (excluding those conditions that, by their terms, cannot be satisfied until the closing of the merger, but subject to satisfaction or, where permitted, waiver of those conditions as of the closing of the merger), the closing of the merger will not occur until the earlier of (a) a business day before or during the market period specified by HealthEquity on no less than three business days’ prior written notice to WageWorks and (b) the second business day after the final day of the marketing period.

Subject to the terms, exceptions and qualifications provided in the merger agreement, the “marketing period” is the first period of 15 consecutive business days (a) beginning on the later of (i) the date HealthEquity has access to the financial statements and other financial information of WageWorks set forth in the definition of “Required Financial Information” provided in the merger agreement and (ii) the date the initial preliminary proxy statement has been filed with the SEC and all required notifications and report forms under the HSR Act with respect to the merger and the other transactions contemplated by the merger agreement has been filed, and (b) throughout which nothing has occurred and no conditions exists that would cause of the conditions to the closing of the merger relating to (i) laws or orders having the effect of making the merger illegal or otherwise preventing or prohibiting the consummation of the merger, (ii) WageWorks’ performance and compliance in all material respects with all agreements and covenants required to be performed by it under the merger agreement, or (iii) the absence of certain events and developments that are, or would reasonably be expected to become, materially adverse to WageWorks, to fail to be satisfied, assuming that the closing date were to occur during the marketing period.

Merger Consideration Payable Pursuant to the Merger

In the merger, except as provided below, each issued and outstanding share of WageWorks common stock immediately prior to the effective time of the merger will be cancelled and automatically converted into the right to receive $51.35 in cash, without interest (which we refer to as the “merger consideration”).

In the merger, shares of WageWorks common stock that immediately prior to the effective time of the merger are owned or held in treasury by WageWorks or owned by HealthEquity, Merger Sub or any direct or indirect wholly owned subsidiary of HealthEquity of WageWorks will be canceled and will cease to exist, and no consideration will be delivered in connection with the merger with respect to such shares.

Treatment of Equity Awards

At the effective time of the merger, each WageWorks option that is outstanding immediately before the effective time of the merger, whether vested or unvested, will become fully vested and will be cancelled and converted into the right to receive an amount in cash equal to (i) the number of shares of WageWorks common stock covered by the WageWorks option, multiplied by (ii) the excess (if any) of the merger consideration over the per share exercise price of the WageWorks option, less applicable tax withholdings. If the per share exercise price of the WageWorks option equals or exceeds the merger consideration, the WageWorks option will be cancelled without consideration.

At the effective time of the merger, each WageWorks RSU award outstanding as of the date of the merger agreement that is subject to only time-based vesting conditions will become fully vested. At the effective time of the merger, each WageWorks performance unit for which the performance period is complete but for which the achievement of the underlying performance goals has not yet been determined as of the effective time of the merger will vest based on actual performance during the performance period, and each WageWorks performance unit for which the performance period is incomplete as of the effective time of the merger will vest based on the target performance. Each WageWorks performance unit that does not vest as described in the previous sentence will be cancelled without consideration immediately before the effective time of the merger. Each WageWorks RSU award that vests as described in this paragraph will be cancelled and converted into the right to receive an amount in cash equal to (i) the total number of shares of WageWorks common stock covered by the vested WageWorks RSU award, multiplied by (ii) the merger consideration.

At the effective time of the merger, each outstanding WageWorks RSU award that is granted on or after June 26, 2019, will be assumed by HealthEquity and converted into a restricted stock unit award covering a number of shares of HealthEquity common stock equal to (i) the total number of shares of WageWorks common stock covered by the WageWorks RSU award immediately before the effective time of the merger multiplied by (ii)) the equity award exchange ratio (which is discussed below), rounded down to the nearest whole share, with the same terms and conditions that applied to the WageWorks RSU award immediately before the effective time of the merger, including vesting, settlement and acceleration.

The “equity award exchange ratio” is the quotient (rounded to four decimal places) obtained by dividing (1) the merger consideration, by (2) the volume weighted average price of one share of HealthEquity common stock, as reported on NASDAQ for the 20 consecutive trading days ending with the trading day immediately preceding the date of the closing of the merger.

Treatment of the 2012 Employee Stock Purchase Plan

There will be no further purchases under the ESPP, as no new offering period under the ESPP will commence on or after June 26, 2019, and the ESPP will be terminated no later than 5 days before the effective time of the merger, subject to the consummation of the merger.

Dissenters’ Rights

Shares of WageWorks common stock that are issued and outstanding immediately prior to the effective time of the merger and that are held by a WageWorks stockholder who has properly exercised and perfected its, his or her appraisal rights under Section 262 of the DGCL, will not be converted into or be exchangeable for the right to receive the merger consideration (which we refer to as “dissenting shares”), but instead such stockholder will be entitled to receive such consideration as may be determined to be due pursuant to Section 262 of the DGCL (or any successor provision) (and at the effective time of the merger, such dissenting shares will no longer be outstanding and will automatically be canceled and will cease to exist, and such stockholder will cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such stockholder has failed to perfect or has effectively withdrawn or lost rights to appraisal under the DGCL. If, after the effective time of the merger, any such stockholder has failed to perfect or has effectively withdrawn or lost its, his or her appraisal rights under Section 262 of the DGCL, then the shares held by such stockholder will be treated as if they had been converted into and become exchangeable for the right to receive the merger consideration, as of the effective time of the merger, without any interest thereon. WageWorks has agreed to give HealthEquity prompt written notice of any demands for appraisal of any shares of WageWorks common stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by WageWorks relating to stockholders’ rights of appraisal and HealthEquity will have the opportunity to participate in all negotiations and proceedings with respect to such demands for appraisal. Prior to the effective time of the merger, WageWorks has agreed not to make any payment or agree to make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL, in each case without the prior written consent of HealthEquity.

Exchange and Payment Procedures

At or prior to the effective time of the merger, HealthEquity will (a) designate an exchange agent reasonably satisfactory to WageWorks to handle the exchange of shares of WageWorks common stock for the merger consideration and (b) deposit immediately available funds equal to the aggregate merger consideration payable to the holders of WageWorks common stock with the exchange agent, to be held in trust for the benefit of holders of shares of WageWorks common stock in accordance with the terms of the merger agreement.

As promptly as practicable after the effective time of the merger, and in any event within three business days thereafter, the exchange agent will send to each record holder of shares of WageWorks common stock (other than holders of dissenting shares or shares to be cancelled without the right to receive the merger consideration), a letter of transmittal and instructions for effecting the surrender of a WageWorks stock certificate and non-certificated shares of WageWorks common stock represented by book-entry (which we refer to as “book-entry shares”) in exchange for the merger consideration.

As soon as reasonably practicable after the effective time of the merger, each holder of a WageWorks stock certificate or book-entry shares, upon surrender of a WageWorks stock certificate or book-entry shares to the exchange agent together with the letter of transmittal, duly executed and completed, and such other documents as may reasonably be required by the exchange agent, will be entitled to receive the merger consideration (less any applicable withholding taxes), without interest, for each share of WageWorks common stock formerly represented by such WageWorks stock certificate or book-entry shares, as the case may be, and the WageWorks stock certificate or book-entry shares so surrendered will be cancelled.

Notwithstanding the foregoing, no holder of book-entry shares will be required to provide a stock certificate or an executed letter of transmittal to the exchange agent in order to receive the payment that such holder is entitled to receive pursuant to the merger agreement. In lieu thereof, each holder of record of one or more book-entry shares (other than dissenting shares or shares to be cancelled without the right to receive the merger consideration) will, upon receipt of the exchange agent of an “agent’s message” in customary form, be entitled to receive the merger consideration (less any applicable withholding taxes), without interest, for each shares of WageWorks common stock formerly represented by such book-entry shares, and the book-entry shares of so surrendered will be cancelled.

WageWorks stockholders should NOT return stock certificates with the enclosed proxy card, and WageWorks stockholders should NOT forward stock certificates to the exchange agent without a letter of transmittal.

At the close of business, New York time, on the date of the effective time of the merger, the stock transfer books will be closed and there will be no further registration of transfers of WageWorks common stock. From and after the effective time of the merger, the holders of stock certificates and book-entry shares will cease to have any rights with respect to such WageWorks common stock, except as otherwise provided under the merger agreement or by law.

Any portion of the exchange fund that remains undistributed to the holders of stock certificates or book-entry shares for 12 months after the effective time of the merger will be delivered to HealthEquity, and any holders of stock certificates or book-entry shares who have not complied with the foregoing exchange procedures must thereafter look only to HealthEquity (subject to abandoned property, escheat or other similar laws) for the merger consideration with respect to the shares of WageWorks common stock formerly represented thereby to which such holders are entitled pursuant to the merger agreement. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental entity will become, to the extent permitted by applicable abandoned property, escheat or similar laws, the property of the surviving corporation or its designee, free and clear of all claims or interest of any person previously entitled thereto.

If payment of the merger consideration is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition precedent of payment that (x) the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the stock certificate surrendered or shall have established to the satisfaction of the surviving corporation that such tax either has been paid or is not required to be paid. Payment of the merger consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered.

No interest will be paid or will accrue on any cash payable upon surrender of any stock certificate or book-entry share.

In the event that any WageWorks common stock certificates have been lost, stolen or destroyed, the exchange agent will issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by the surviving corporation, an indemnity bond of a reasonable amount, the merger consideration payable in respect of such shares subject to the other provisions of the merger agreement.

None of HealthEquity, Merger Sub, WageWorks, the Surviving Corporation or the exchange agent shall be liable to any person in respect of any merger consideration from the exchange fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver any deeds, bills of sale, assignments or assurances and to take and do any other actions and things in each case to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the merger.

Withholding Rights

The surviving corporation and HealthEquity will each be entitled to deduct and withhold (or cause or direct to be deducted and withheld) any amounts required to be withheld or deducted under applicable tax law from the amounts that would otherwise be payable under the terms of the merger agreement, and any such deducted or withheld amounts that are paid over to the relevant governmental entity will be treated as having been paid to the person in respect of whom such amounts were deducted and withheld.

Representations and Warranties

The merger agreement contains customary representations and warranties of the parties. These include representations and warranties of WageWorks with respect to:

•	corporate organization;

•	qualification to do business;

•	no conflicts or violations;

•	consents and approvals;

•	authorization and validity of the merger agreement;

•	capitalization;

•	subsidiaries;

•	SEC filings;

•	absence of certain changes or events;

•	privacy and data security;

•	tax matters;

•	the absence of undisclosed liabilities;

•	real property;

•	intellectual property;

•	licenses and permits;

•	compliance with applicable laws;

•	litigation and orders;

•	material contracts;

•	employee benefit plans;

•	employees;

•	insurance;

•	affiliate transactions;

•	environmental matters;

•	health or other benefit laws;

•	finders and brokers;

•	takeover statutes;

•	opinion of the financial advisor to WageWorks; and

•	required vote.

The merger agreement also contains customary representations and warranties of HealthEquity and Merger Sub, including among other things:

•	organization and qualification;

•	no conflicts or violations;

•	consents and approvals;

•	authorization and validity of the merger agreement;

•	capitalization of Merger Sub;

•	finders and brokers;

•	litigation;

•	ownership of WageWorks capital stock;

•	no HealthEquity vote or approval required;

•	financing and sufficiency of financing.;

•	solvency; and

•	exclusivity of representations.

Certain representations and warranties made by WageWorks contained in the merger agreement are generally qualified by “material adverse effect,” as described below. The representations and warranties contained in the merger agreement will expire at the effective time of the merger. The representations, warranties and covenants made by WageWorks in the merger agreement are qualified by information contained in the confidential disclosure schedules delivered to HealthEquity in connection with the execution of the merger agreement and by certain filings that WageWorks has made with the SEC prior to the date of the merger agreement. Stockholders are not third-party beneficiaries of these representations, warranties and covenants under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WageWorks or any of its affiliates or of HealthEquity or any of its affiliates.

Material Adverse Effect

A “material adverse effect” with respect to WageWorks means any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, (i) is or would reasonably be expected to become, materially adverse to the business, assets and liabilities (taken as a whole), financial condition or results of operations of WageWorks and its subsidiaries (taken as a whole), except that that the determination of whether a “material adverse effect” has occurred or may, would or could occur, will not include the effect of any event, change, circumstance, effect, development or state of facts (by itself or when aggregate) to the extent arising out of or attributable to:

(a)	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(b)

changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including changes in interest rates or credit ratings in the United States or any other country, changes in exchange rates for the currencies of any country, or any suspension of trading in securities generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(c)	changes generally affecting the industries in which WageWorks and its subsidiaries operate;

(d)	changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;

(e)	changes after the date of the merger agreement in law or enforcement or the interpretations thereof;

(f)	changes or proposed changes after the date of the merger agreement in GAAP or other accounting standards, or the interpretation of such standards;

(g)

the public announcement of the merger agreement or the transactions contemplated thereby (including by reason of the identity of HealthEquity) or the pendency or consummation of the transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of WageWorks or its subsidiaries with employees, suppliers, customers, partners, vendors or any other third person (except that this clause (g) will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the merger agreement or the consummation of the transactions contemplated by the merger agreement);

(h)

geopolitical conditions, acts of war, outbreak of hostilities, sabotage, terrorism, or military actions or any escalation or worsening of any such acts of war, outbreak of hostilities, sabotage, terrorism or military actions threatened or underway as of the date of the merger agreement in the United States or any other country or region in the world;

(i)

earthquakes, hurricanes, tornados, mudslides, floods, tsunamis, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(j)

the failure of WageWorks to meet internal or analysts’ expectations or projections (it being understood that the underlying causes of such failure may be taken into consideration in determining whether a “material adverse effect” has occurred unless otherwise expressly excluded elsewhere in this definition);

(k)

changes in the price or trading volume of WageWorks common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a “material adverse effect” and may be taken into consideration when determining whether a “material adverse effect” has occurred);

(l)	the availability or cost of equity, debt or other financing to HealthEquity or Merger Sub; or

(m)

any action taken (or refrained from being taken) by WageWorks at the written direction of HealthEquity or any action specifically required to be taken (or refrained from being taken) by WageWorks by the express terms of the merger agreement;

except, in the case of the foregoing clauses (a) through (f), clause (h) and clause (i), to the extent that such event, change, circumstance, effect, development or state of facts (i) adversely affects WageWorks and its subsidiaries in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other persons in the industries in which WageWorks and its subsidiaries operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a “material adverse effect”, or (ii) would or would reasonably be expected to prevent or materially impair or materially delay the ability of WageWorks to perform its obligations under the merger agreement, including the satisfaction of the conditions precedent to the merger and consummation of the merger and the other transactions contemplated by the merger agreement.

No Solicitation of Other Offers by WageWorks

Under the terms of the merger agreement, subject to certain exceptions described below, WageWorks has agreed that, from the date of the merger agreement until the earlier of the effective time of the merger or the date (if any) the merger agreement is validly terminated, neither WageWorks nor any its subsidiaries will, nor will WageWorks or any of its subsidiaries authorize or permit any of their respective directors, officers, employees and other representatives to, directly or indirectly:

(a)

solicit, initiate or knowingly facilitate or encourage the submission of any inquiry, discussion, offer, proposal or request from any person (other than HealthEquity or any of its subsidiaries) that could constitute, or could reasonably be expected to lead to, an acquisition proposal (as defined below);

(b)

engage in or enter into, continue or otherwise participate in any discussions or negotiations in connection with an acquisition proposal or any inquiry, discussion, offer proposal or request that could reasonably be expected to lead to an acquisition proposal;

(c)

furnish non-public information relating to WageWorks and its subsidiaries or afford access to WageWorks’ and its subsidiaries’ officers, employees, agents, properties, books, contracts and records to any third party (and its directors, officers, employees and other representatives) (other than to HealthEquity, Merger Sub or any designees of HealthEquity or Merger Sub) in connection with an acquisition proposal or any inquiry, discussion, offer, proposal or request that could reasonably be expected to lead to an acquisition proposal;

(d)	otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any acquisition proposal; or

(e)	approve, endorse or recommend any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL.

In addition, under the merger agreement, WageWorks has agreed that:

•

WageWorks will immediately cease, and cause its directors, officers, employees and other representatives to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted prior to the date of the merger agreement with respect any of the actions set forth in the foregoing clauses (a) through (e); and

•

WageWorks will promptly after the date of the merger agreement instruct each person which, prior to the date of the merger agreement, has executed a confidentiality agreement relating to any acquisition proposal with or for the benefit of WageWorks to promptly return or destroy all confidential information, documents and materials relating to any such acquisition proposal or to WageWorks or its businesses, operations or affairs furnished by WageWorks or any of its directors, officers, employees and other representatives to such person or any of its directors, officers, employees and other representatives prior to the date of the merger agreement in accordance with the terms of any confidentiality agreement with such person and immediately terminate any “data room” or similar access of such person and their directors, officers, employees and other representatives.

Notwithstanding the prohibitions described above, WageWorks and the WageWorks board (or any committee thereof), directly or indirectly through affiliates, may prior to the special meeting (a) participate or engage in negotiations or discussions with any person (and its representatives and financing source) in response to a bona fide written acquisition proposal submitted by such person after the date of the merger agreement and which was not solicited in material violation of the prohibitions described above, (b) furnish to such person information relating to WageWorks or any of its subsidiaries, and provide access to WageWorks’ or its subsidiaries’ officers, employees, agents, properties, books, contracts and records (in each case pursuant to an acceptable confidentiality agreement), or (c) otherwise cooperate with (or facilitate) such acquisition proposal not solicited as a result of any material violation of the prohibitions described above; provided, that WageWorks and its representatives may communicate in writing with a person who has made an unsolicited bona fide written acquisition proposal (and its representatives) solely to clarify, and not negotiate, the existing terms of, and ascertain additional facts regarding, such acquisition proposal for the purpose of the WageWorks board informing itself about such acquisition proposal and the person making it; provided, further, that WageWorks or the WageWorks board may only take an action described in the foregoing clauses (a) through (c) if, prior to taking such action, (i) the WageWorks board (or a committee thereof) has determined in good faith, after consultation with outside legal counsel and financial advisors, that such acquisition proposal constitutes (or would be reasonably expected to result in) a superior proposal (as defined below) and failure to take such action would be inconsistent with the fiduciary duties of the WageWorks board to the WageWorks stockholders under applicable law, and (ii) prior to furnishing such information or affording such access, WageWorks has entered into an acceptable confidentiality agreement with such person and, to the extent non-public information that has not been made available to HealthEquity is made available to such person, has furnished such non-public information to HealthEquity substantially at the same time that it is furnished to such other person.

An “acquisition proposal” for purposes of the merger agreement means any offer or proposal (a) for a merger, reorganization, recapitalization, consolidation, tender offer, share exchange, business combination or other similar transaction involving WageWorks or any of its subsidiaries that would result in any person beneficially owning more than 20% of the issued and outstanding WageWorks common stock after giving effect to the consummation of such transaction, (b) to acquire, directly or indirectly, WageWorks common stock representing more than 20% of the issued and outstanding shares of WageWorks common stock after giving effect to the consummation of such acquisition, or (c) for the sale, lease, exchange, mortgage, transfer or other disposition of more than 20% of the consolidated assets of WageWorks or to which more than 20% or more of WageWorks’ consolidated revenue or earnings are attributable; in each case other than the merger contemplated by the merger agreement.

A “superior proposal” for purposes of the merger agreement means any bona fide written acquisition proposal (on its most recently amended or modified terms, if amended or modified) made by a third party that is not affiliated with WageWorks and received by WageWorks after the date of the merger agreement, without any solicitation in material violation of the non-solicitation restrictions described above, that the WageWorks board (or a committee thereof) determines in its good faith judgment (after consultation with WageWorks’ outside legal counsel and financial advisors of nationally recognized reputation and taking into account all financial, legal, regulatory and other aspects of the acquisition proposal, including the timing and likeliness of the consummation of such acquisition proposal) would be more favorable to the WageWorks stockholders from a financial point of view than the merger agreement and the merger; provided that, for purposes of this definition of “superior proposal,” each reference to “20%” in the definition of “acquisition proposal” will be deemed to be a reference to “51%.” Reference to “the merger agreement” and “the merger” in this paragraph will be deemed to include any proposed alteration of the terms of the merger agreement or the merger that are agreed to in writing by HealthEquity in response to a written notice that the WageWorks board intends to make a change in recommendation due to an intervening event or a bona fide written acquisition proposal, as described in the section of this proxy statement entitled “Change in Recommendation; Matching Rights” beginning on page 68.

Change in Recommendation; Match Rights

The merger agreement requires the WageWorks board (and any committee thereof) to recommend that WageWorks stockholders vote to adopt the merger agreement and not do any of the following:

•

withdraw, qualify, modify or amend (or publicly propose to withdraw, qualify, modify or amend) the recommendations of the WageWorks board described in the section of this proxy statement entitled “The Special Meeting— Recommendation of the WageWorks Board of Directors” beginning on page 82;

•	approve, endorse or recommend an acquisition proposal; or

•

approve, recommend or allow WageWorks to enter into any term sheet, letter of intent, merger agreement, acquisition agreement, contract or understanding relating to or involving an acquisition proposal (other than an acceptable confidentiality agreement entered into following compliance with the provisions of the merger agreement related to non-solicitation of offers by WageWorks).

Notwithstanding the foregoing, prior to the WageWorks stockholders adopting the merger agreement, the WageWorks board (or a committee thereof) may withdraw, modify or amend in a manner adverse to HealthEquity its approval of the merger agreement and the merger or the WageWorks board recommendation (we refer to any such change as a “change in recommendation”) if:

•

there is an intervening event (as defined below) and the WageWorks board (or a committee thereof) has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the WageWorks board to the WageWorks stockholders under applicable law; or

•

WageWorks receives a bona fide written acquisition proposal (provided that such acquisition proposal was not solicited in material violation of WageWorks’ non-solicitation obligations under the merger agreement) that the WageWorks board determines in good faith, in consultation with its financial advisors and outside legal counsel, is a superior proposal, but only if the WageWorks board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the WageWorks board to the WageWorks stockholders under applicable law.

Prior to making a change in recommendation in response to an intervening event as set forth above, (a) WageWorks must provide HealthEquity with three business days’ prior written notice advising HealthEquity that WageWorks intends to effect a change in recommendation and specifying, in reasonable detail, the reasons for such change in recommendation, (b) during such three business day period, if requested by HealthEquity, WageWorks must engage in good faith negotiations with HealthEquity to amend the terms of the merger agreement in a manner that obviates the need to effect a change in recommendation, and (c) HealthEquity must not have made, before the end of such three business day period, a definitive written proposal such that the WageWorks board (or a committee thereof) no longer determines in good faith, after consulting with its financial advisors and outside legal counsel, that the failure to make a change in recommendation would be inconsistent with the fiduciary duties of the WageWorks board to the WageWorks stockholders under applicable law.

Prior to making a change in recommendation in response to the receipt of a bona fide written acquisition proposal as set forth above, (a) WageWorks must provide HealthEquity three business days’ prior written notice (provided that any material amendment to the amount or form of consideration payable in connection with such acquisition proposal, or any material amendment to such acquisition proposal, will require a new notice and an additional two business day period) advising HealthEquity that that the WageWorks board (or a committee thereof) intends to effect a change in recommendation and, if applicable, specifying the material terms and conditions of the superior proposal, (b) WageWorks must have engaged in good faith negotiations with HealthEquity (to the extent that HealthEquity desires to so negotiate) to amend the terms of the merger agreement such that such acquisition proposal would no longer constitute a superior proposal, and (c) HealthEquity must not have made, before the end of such three business day period (or subsequent two business day period), a definitive written proposal that the WageWorks board (or a committee thereof) determines in good faith, after consulting with its financial advisors and outside legal counsel, causes such superior proposal to no longer be a superior proposal.

An “intervening event” for purposes of the merger agreement is a material change or development that affects the business and operations of WageWorks that (a) is unknown to or by, and not reasonably foreseeable by, the WageWorks board as of the date of the merger agreement, (b) becomes known to or by the WageWorks board prior to adoption of the merger agreement by the WageWorks stockholders and (c) does not relate to or involve (i) any acquisition proposal, (ii) any event, fact, circumstance, development or occurrence relating to HealthEquity, Merger Sub or any of their affiliates, (iii) clearance of the merger under the HSR Act, (d) the fact in and of itself that WageWorks meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement or (e) changes after the date of the merger agreement in the market price or trading volume of the WageWorks common stock or credit rating of WageWorks in and of itself.

Nothing in the merger agreement prohibits WageWorks or the WageWorks board (or any committee thereof) from (a) taking and disclosing to the WageWorks stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, including any “stop, look and listen” communication to the WageWorks stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (b) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or (c) making any disclosure to the WageWorks stockholders (including regarding the business, financial condition or results of operations of WageWorks and its subsidiaries) to comply with applicable law; it being understood and agreed by the parties that nothing in the foregoing will be deemed to permit WageWorks or the WageWorks board (or any committee thereof) to effect a change in recommendation other than as set forth in the merger agreement.

Conduct of Business Before Completion of the Merger

The merger agreement provides for certain restrictions on WageWorks’ and its subsidiaries’ activities until the earlier of the effective time of the merger or the date (if any) the merger agreement is validly terminated. In general, except as specifically permitted or required by the merger agreement, as required by applicable law or as consented to in writing by HealthEquity (which may not be unreasonably withheld, conditioned or delayed), subject to specified exceptions set forth in the merger agreement and the confidential schedules thereto, each of WageWorks and its subsidiaries is required to conduct its business in the ordinary course of business consistent with past practice and use reasonable best efforts to maintain all material leased real property leased, in excess of 10,000 rentable square feet, in good operating condition and repair, to preserve substantially intact the business organization of WageWorks and its subsidiaries, to keep available the services of the present officers and key employees of WageWorks and its subsidiaries and to preserve, in all material respects, the present relationships of WageWorks and its subsidiaries with their material customers and suppliers and others having material business relations with WageWorks such that its business will not be materially impaired. In addition, except as expressly permitted by the merger agreement, as set forth in the confidential schedules thereto or as required by applicable law, WageWorks must not and must not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of HealthEquity (which may not be unreasonably withheld, conditioned or delayed):

•	amend or propose to amend any of its organizational documents;

•

issue, grant, change or alter any shares of capital stock, outstanding securities, equity securities, other ownership interests, or any options, warrants or rights to acquire any capital stock or other equity securities;

•	sell, assign, transfer, abandon, lease, sublease, convey, grant or take any action that will result in a lien on any material asset or leased real property (in excess of 10,000 rental square feet);

•	redeem, retire, purchase or otherwise acquire any shares of capital stock, or other ownership interests of WageWorks or declare, set aside or pay any dividend or other distribution;

•

(A) grant or announce any increase in any compensation or compensatory arrangement of any current or former employee of WageWorks or any of its subsidiaries, (B) increase or accelerate the vesting or payment of any compensation or benefit payable or available to any current or former employee, (C) adopt, establish, amend or terminate any agreement, plan, policy or arrangement that would constitute a WageWorks benefit plan, (D) terminate, promote or change the title of any employee or consultant with annual cash compensation of greater than $150,000, (E) hire or make an offer to hire any new employee, officer, director or consultant with annual cash compensation of greater than $150,000, or (F) amend or modify the right to use any paid time off accrued as of immediately prior to the effective time of the merger;

•	enter into, amend, terminate or extend any collective bargaining agreement or agreement with a works council or other union;

•

make any capital expenditures or commitments in excess of such capital expenditures or commitments reflected in WageWorks’ current budget provided to HealthEquity prior to the effective date of the merger agreement or $500,000 individually or $3,000,000 in the aggregate;

•	change accounting practices;

•	make or change any material tax elections or an annual accounting period, or settle any tax claims;

•

settle, release or forgive any claim requiring payments to be made by WageWorks or any of its subsidiaries in excess of $750,000, individually, or $5,000,000 in the aggregate, or waive any right to any material claim held by WageWorks or any of its subsidiaries, or settle or resolve any claim against WageWorks or any of its subsidiaries on terms that require WageWorks or any of its subsidiaries to materially alter its existing business practices;

•	incur, assume, endorse or guarantee or otherwise become liable for any indebtedness, or issue or sell any debt securities or rights to acquire debt securities in excess of $25,000,000;

•

adopt or enter into a plan of complete or partial liquidation, dissolution or restructuring or effect any recapitalization, reclassification, stock split or like change in the capitalization of WageWorks or any of its subsidiaries;

•	enter into, terminate, amend, modify in any material respect, or waive any material rights under any material contract;

•	merge or consolidate with any other person, or acquire or invest in capital stock of any other business or business line;

•	enter into any contract that restricts the ability of WageWorks or any of its subsidiaries to engage, compete in or enter into any material line of business;

•

sell, assign, transfer, pledge, grant, modify, license, sublicense, encumber, cancel, abandon, allow to lapse, dedicate to the public domain or otherwise dispose of any WageWorks registered intellectual property rights; or

•	commit to do any of the foregoing.

A “significant customer” for purposes of the merger agreement means any of the twenty (20) largest customers of WageWorks and its subsidiaries, determined on the basis of annual recurring revenues attributable to such customers that have been received by WageWorks and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2018.

A “significant vendor” for purposes of the merger agreement means any of the twenty (20) largest vendors to WageWorks and its subsidiaries, determined on the basis of expenditures by WageWorks and its subsidiaries, taken as a whole, for the fiscal year ended December 31, 2018.

Access

The merger agreement provides that from the date of the merger agreement until the earlier of the effective time of the merger or the date (if any) the merger agreement is validly terminated, to the extent permitted by applicable law, WageWorks will, and will cause its subsidiaries to, give HealthEquity and its representatives, upon reasonable advance notice, reasonable access during normal business hours to WageWorks’ and its subsidiaries’ officers, employees, properties, books, contracts and records. However, WageWorks is not required to provide such access if it determines, in its reasonable judgment, that (a) doing so would violate applicable law or an obligation of confidentiality owing to a third party (provided, however, that WageWorks will, and will cause its subsidiaries to, use its reasonable best efforts to obtain the required consent of such third party), or waive the protection of an attorney-client privilege, the work product doctrine or other similar privilege applicable to such documents or information (provided, however, that WageWorks will, and will cause its subsidiaries to, use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client privilege), or result in the disclosure of any trade secrets, or (b) such documents or information are directly related to any adverse proceeding between WageWorks and its affiliates, on the one hand, and HealthEquity and its affiliates, on the other hand.

Financing Cooperation

Under the merger agreement, prior to the effective time of the merger, WageWorks and its subsidiaries will use reasonable best efforts, and will cause their respective officers, employees and advisers to use reasonable best efforts, to provide all cooperation that is reasonably requested by HealthEquity in connection with any financing obtained by HealthEquity for the purpose of financing the transactions contemplated by the merger agreement or any transaction undertaken in connection therewith, subject to certain limitations set forth in the merger agreement.

In addition, the merger agreement provides that WageWorks will cause to be delivered a payoff letter and all other releases, instruments of discharge and similar documents required to facilitate in accordance with the terms thereof the termination of all commitments outstanding under WageWorks’ revolving credit facility, the repayment in full of all obligations outstanding thereunder and the release of all liens securing such obligations on the closing date as of the effective time of the merger, subject to certain limitations set forth in the merger agreement.

Efforts to Obtain Regulatory Approvals

Under the merger agreement, each of HealthEquity, Merger Sub and WageWorks is required to use reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, including:

•

using its reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, clearances, approvals, orders, authorizations and expirations and terminations of waiting periods from governmental entities that are necessary or advisable to consummate the merger;

•

to the extent necessary and advisable to consummate the merger, using its reasonable best efforts to make all necessary registrations, declarations and filings, and to take all steps as may be necessary, to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity;

•

using its reasonable best efforts to obtain all necessary consents, approvals or waivers from, or delivering notifications to, counterparties of any material contract so as to maintain and preserve the benefits to WageWorks of such material contract as of and following the consummation of the merger; and

•

subject to the provisions in the merger agreement relating to stockholder litigation, defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement.

In furtherance and not in limitation of the obligations described in the previous paragraph, the merger agreement requires HealthEquity, Merger Sub and WageWorks to:

•

file any and all required notification and report forms under the HSR Act with respect to the merger and the other transactions contemplated by the merger agreement as promptly as practicable, and in any event within ten business days after the date of the merger agreement, and promptly use reasonable best efforts to undertake any and all actions required to cause the expiration or termination of any applicable waiting periods under the HSR Act;

•

use their reasonable best efforts to cooperate with each other in (a) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any third parties or other governmental entities in connection with the execution and delivery of the merger agreement or the consummation of the transactions contemplated thereby and (b) promptly making all such filings and using reasonable best efforts in undertaking any and all actions required to obtain all such consents, permits, authorizations or approvals;

•	supply to any governmental entity, as promptly as practicable, any additional information or documents that may be requested by such governmental entity or pursuant to any law;

•

use reasonable best efforts to take (or cause to be taken) all other actions and do (or cause to be done) all other things required to consummate and make effective the transactions contemplated by the merger agreement;

•

use reasonable best efforts to take all such further action as may be reasonably necessary to resolve objections, if any, asserted by the FTC, the DOJ, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or which any other person may assert under any law (other than with respect to any stockholder litigation or claim related to the merger agreement, the merger or the other transactions contemplated by the merger agreement) with respect to the transactions contemplated by the merger agreement; and

•

use reasonable best efforts to avoid or eliminate each and every impediment under any law that may be asserted by any governmental entity with respect to the merger so as to enable the closing to occur as soon as reasonably possible (and in any event not later than the termination date).

Notwithstanding the foregoing, none of HealthEquity, WageWorks or any of their respective subsidiaries is required to, and WageWorks may not and may not permit any of its subsidiaries to, without the prior written consent of HealthEquity, agree to any divestiture of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock, that, individually or in the aggregate, would (or would reasonably be expected to) result in a material adverse effect on the business, assets, liabilities, financial condition or results of operations of (a) HealthEquity, (b) WageWorks and its subsidiaries, taken as a whole, or (c) HealthEquity, together with WageWorks and its subsidiaries, taken as a whole, and in each case, taking into account any adverse impacts on synergies reasonably expected to be realized from the merger.

Under the merger agreement, HealthEquity, Merger Sub and WageWorks also agree to:

•

cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other material actions described in this subsection; and

•

in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by the merger agreement as a violation of any law, cooperate in all respects with each other and use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that is in effect and that prohibits, prevents, delays or restricts the consummation of the merger and the other transactions contemplated by the merger agreement.

Subject to HealthEquity’s obligations described in this subsection, and notwithstanding anything in the merger agreement to the contrary, HealthEquity will have the sole right to determine, direct and have full control over the strategy and process by which the parties will seek required approvals under the HSR Act and any other antitrust laws, and to control the defense or prosecution of any related claims, actions or proceedings.

Other Covenants

The merger agreement contains additional agreements of HealthEquity, Merger Sub and WageWorks relating to, among other things:

•	the filing of this proxy statement with the SEC (and cooperation in response to any comments from the SEC in respect to this proxy statement);

•

the calling, giving notice of, convening and holding the special meeting as soon as reasonably practicable, subject to the provisions of the merger agreement, the DGCL, WageWorks’ organizational documents, the rules of the NYSE;

•	the coordination of press releases and other public announcements or filings relating to the transactions contemplated by the merger agreement;

•	HealthEquity’s taking all action necessary to cause Merger Sub to perform its obligations under the merger agreement;

•	the notification of certain matters and the settlement of any litigation in connection with the merger agreement;

•

actions to cause the disposition of equity securities of WageWorks held by each individual who is or may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to WageWorks immediately prior to the effective time of the merger to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act;

•	the execution and delivery to WageWorks and Merger Sub of a written consent approving the merger by HealthEquity, in its capacity as the sole stockholder of Merger Sub;

•

the delivery of a payoff letter by the administrative agent under the Second Amended and Restated Credit Agreement, dated as of April 4, 2017, among WageWorks, each guarantor party thereto, each lender party thereto, and MUFG Union Bank, N.A., (i) indicating the amount necessary for WageWorks to repay and discharge in full, (ii) providing for the release of liens of the administrative agent securing obligations over WageWorks’ property and assets upon full payment and (iii) evidencing the termination of all WageWorks’ obligations under the credit agreement upon full payment;

•	the resignation of each of the members of the WageWorks board designated by HealthEquity; and

•	the de-listing of WageWorks shares from the NYSE and deregistration under the Exchange Act.

Employee Matters

For a 12-month period commencing at the effective time of the merger, HealthEquity will provide, or will cause the surviving corporation to provide, to each employee of WageWorks or its subsidiaries who continues to be employed by the surviving corporation or any of its subsidiaries (which we refer to as a “continuing employee”), (i) at least as favorable base salary or hourly wage rate and target annual cash incentive compensation opportunities as in effect for such continuing employee immediately before the effective time of the merger and (ii) employee benefits (other than stock or equity-based compensation, deferred compensation arrangements, retiree health and welfare benefits or defined benefit pension plans) that are either substantially similar in the aggregate to the benefits provided to such continuing employee by WageWorks and its subsidiaries immediately before the effective time of the merger or substantially similar in the aggregate to the benefits provided by HealthEquity to its employees generally who are similarly situated to such continuing employee.

For the purposes of (i) eligibility and vesting and (ii) vacation accrual and severance benefit determinations under the employee benefit plans of HealthEquity and its subsidiaries providing benefits to any continuing employees after the effective time of the merger (which we refer to as the “new plans”), each continuing employee will be credited with his or her service with WageWorks and its subsidiaries and their respective predecessors before the effective time of the merger, except (a) to the extent that its application would result in a duplication of benefits, (b) to the extent that such service was not recognized under the corresponding WageWorks benefit plan immediately prior to the effective time of the merger, (c) with respect to a newly established plan for which prior service is not taken into account or with respect to any equity or equity-based compensation plan, program, agreement or arrangement, or (d) for purposes of benefit accruals under any defined benefit pension plan or retiree health or welfare plan or arrangement. In addition, HealthEquity will use reasonable best efforts to (i) cause all pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any new plan to be waived to the extent waived or satisfied by an employee under any WageWorks benefit plan as of the date on which commencement of participation in the new plan begins and (ii) cause any deductible, co-insurance and covered out-of-pocket expenses paid by any continuing employee and his or her covered dependents during the plan year in which commencement of participation in the new plan begins to be taken into account for purposes of satisfying all deductible, co-insurance and maximum out-of-pocket requirements under any applicable new plan in the year of initial participation. The consummation of the merger will not affect any continuing employee’s right to use any unused personal, sick, vacation or other paid time off accrued as of immediately prior to the effective time of the merger, in accordance with the WageWorks policy as in effect on the date of the merger.

HealthEquity will assume and honor all existing deferred compensation plans, agreements and arrangements, severance and separation pay plans, agreements and arrangements and written employment, severance, retention, incentive, change in control and termination agreements, but HealthEquity but will not be prohibited from amending or terminating any such plan, policy, program, agreement or arrangement in accordance with its terms.

Directors’ and Officers’ Indemnification and Insurance

Under the merger agreement, from and after the effective time of the merger, the surviving corporation must (and HealthEquity must cause the surviving corporation and its subsidiaries to) to the fullest extent permitted by applicable law, provide indemnification to each person who is now, or has been at any time prior to the effective time of the merger, an officer or director of WageWorks or any of its subsidiaries (which we refer to as an “indemnified person”), to the same extent and under the same conditions and procedures as such indemnified person is entitled on the date of the merger agreement under WageWorks’ organizational documents (or the corresponding organizational documents of its subsidiaries), or as provided in employment or indemnification agreements with such indemnified person as in effect on the date of the merger agreement and set forth on a schedule delivered to HealthEquity in connection with entry into the merger agreement, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such indemnified person is or was an officer or director of WageWorks or any of its subsidiaries, to the extent pertaining to any and all matters pending, existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, including any such matter arising under any claim with respect to the transactions contemplated by the merger agreement.

In the event of any such claim, action, suit, proceeding or investigation, (A) the surviving corporation will have the right to control the defense thereof after the effective time of the merger, (B) each indemnified person will be entitled to retain his or her own counsel, whether or not the surviving corporation elects to control the defense of any such claim, action, suit, proceeding or investigation, provided that (absent a conflict) all such indemnified persons retain the same counsel, (C) the surviving corporation will advance all fees and expenses as incurred by an indemnified person in the defense of such claim, action, suit, proceeding or investigation, subject to an obligation that such indemnified person must repay those fees and expenses if and to the extent it is ultimately determined by a court that such indemnified person is not entitled to be indemnified by the company, and (D) no indemnified person will be liable for any settlement of such claim, action, suit, proceeding or investigation effected without his or her prior consent. References to indemnified person in this paragraph refer only to officers or directors of WageWorks or any of its subsidiaries, as well as current or former independent directors of WageWorks’ as defined under the NYSE rules.

In addition, for six years after the effective time of the merger, the surviving corporation must, and HealthEquity must cause the surviving corporation and its subsidiaries to, cause the organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable as the exculpation, indemnification and advancement of expenses provisions set forth in the organizational documents of WageWorks or the corresponding organizational documents of any its subsidiaries as in effect immediately prior to the effective time of the merger, and the surviving corporation must not (and HealthEquity must cause the surviving corporation and its subsidiaries not to) amend, repeal or otherwise modify such exculpation, indemnification and advancement of expenses provisions, or similar provisions in any indemnification contracts of WageWorks or any of its subsidiaries with any of their respective directors or officers as in effect immediately prior to the effective time of the merger, except as required by applicable law.

HealthEquity is also required to cause the surviving corporation to, and the surviving corporation must, maintain in effect for six years from the date of the merger agreement, if available, WageWorks’ current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the date of the merger agreement with respect to indemnified persons, provided that the surviving corporation may substitute such policies with reputable carriers of at least the same coverage containing terms, conditions and exclusions that are not materially less favorable to the indemnified persons. However, in no event shall the surviving corporation be required to expend more than an amount per year equal to 350% of current annual premiums paid by WageWorks for such insurance. If the cost of insurance would exceed such amount, WageWorks may purchase as much coverage as reasonably practicable for such amount. In lieu of the foregoing, WageWorks may purchase, after consultation with HealthEquity, prior to the effective time of the merger, a six-year “tail” prepaid officers’ and directors’ liability insurance policy from an insurance carrier with the same or better credit rating as WageWorks’ current directors’ and officers’ liability insurance carrier in respect of acts or omissions occurring prior to the date of the merger agreement covering each such indemnified person. If such “tail” policy is established by WageWorks, HealthEquity may not terminate such policy and must cause all of WageWorks’ obligations thereunder to be honored by HealthEquity and the surviving corporation.

Conditions to the Merger

The respective obligations of each party to effect the merger are subject to the satisfaction or waiver of the following conditions:

•

WageWorks having obtained, in connection with the approval and adoption of the merger agreement and the merger, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of WageWorks common stock entitled to vote at the stockholders meeting;

•

no governmental entity of competent jurisdiction having (i) adopted or promulgated any statute, rule, regulation, executive order, decree or ruling or (ii) issued any order or injunction (whether temporary, preliminary or permanent), in each case, which has the effect of making the merger illegal or otherwise preventing or prohibiting the consummation of the merger; and

•	the waiting period (and extensions thereof) applicable to the merger and the other transactions contemplated by the merger agreement under the HSR Act having expired or having been terminated.

The obligations of HealthEquity and Merger Sub to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

•

(i) the representations and warranties of WageWorks set forth in the merger agreement regarding organization, authority, brokers and opinion of financial advisor being true and correct in all material respects, (ii) the representations and warranties of WageWorks set forth in the merger agreement regarding WageWorks’ capitalization being true and correct other than for de minimis inaccuracies, (iii) the representations and warranties of WageWorks set forth in the merger agreement regarding the required vote to approve the merger agreement and changes, events, developments or effects that are reasonably likely, individually or in the aggregate, to result in a material adverse effect on WageWorks being true and correct in all respects and (iv) all other representations and warranties of WageWorks set forth in the merger agreement being true and correct in all respects, except, in the case of this clause (iv), where the failure of such representations and warranties to be so true, accurate and correct (without giving effect to any qualification as to materiality contained therein) would not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on WageWorks; in the case of each of clauses (i) through (iv), such representations and warranties being so true and correct both when made and at and as of the closing of the merger (except such representations and warranties that by their terms are made as of an earlier date, in which case as of such date);

•

WageWorks having performed in all material respects, and complied in all material respects with, all agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the closing of the merger;

•

HealthEquity having received a certificate of an executive officer of WageWorks, dated as of the date of the closing of the merger, certifying to the effect that the conditions set forth in the foregoing two bullets have been satisfied;

•	no material adverse effect on WageWorks having occurred since the date of the merger agreement that is continuing; and

•

subject to the terms and conditions of the merger agreement, no later than fifteen business days prior to December 26, 2019, (i) WageWorks and its independent auditors having provided HealthEquity with final and complete drafts of certain customary auditor consents and customary comfort letters with respect to financial information relating to WageWorks and its subsidiaries (as reasonably requested by HealthEquity and as customary for financings similar to the debt financing described in the debt commitment letter or any equity financing) (we refer to such auditor consents and comfort letters as the “audit support materials”), and (ii) WageWorks’ independent auditors having confirmed, in writing, that at the time of execution of the underwriting agreement or purchase agreement, as applicable, with respect to any applicable debt financing described in the debt commitment letter or any equity financing, such independent auditors would be prepared to deliver executed copies of the audit support materials.

The obligations of WageWorks to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of HealthEquity and Merger Sub set forth in the merger agreement being true, accurate and correct in all respects, both when made and at and as of the date of the closing of the merger as if made at and as of such time (except representations and warranties that by their terms are expressly made as of another date, in which case as of such date), except where any failures of any such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality contained therein) would not, and would not reasonably be expected to, prevent or materially delay or materially impair the ability of HealthEquity or Merger Sub to satisfy its obligations under the merger agreement, including the satisfaction of the conditions precedent to the merger and consummating the merger and the other transactions contemplated by the merger agreement;

•

HealthEquity and Merger Sub having performed in all material respects, and complied in all material respects with, all agreements and covenants required to be performed or complied with by them under the merger agreement at or prior to the closing of the merger; and

•

WageWorks having received a certificate of an executive officer of HealthEquity, dated as of the date of the closing of the merger, certifying to the effect that the conditions set forth in the foregoing two bullets have been satisfied.

Termination of the Merger Agreement

Termination by HealthEquity or WageWorks

The merger agreement may be terminated at any time before the effective time of the merger:

•	by mutual written consent of HealthEquity and WageWorks; or

•	by either HealthEquity or WageWorks, if:

•

the effective time of the merger has not occurred on or before 11:59 p.m. (New York time), on December 26, 2019 (which we refer to as the “termination date”); provided, however, that if on the termination date, the conditions to the merger relating to antitrust approvals or no injunction (in each case as relates to antitrust laws) or delivery of certain audit support materials required under the merger agreement have not been satisfied, and each of the other conditions to the merger have been satisfied or waived (other than those to be satisfied at the closing itself, but subject to the satisfaction or waiver of such conditions), then the termination date shall automatically be extended until 11:59 p.m. (New York time) on March 26, 2020; provided further that this right to terminate will not be available to (i) (x) HealthEquity if WageWorks has a valid right to terminate the merger agreement due to a breach or failure to perform on the part of HealthEquity or Merger Sub of any representation, warranty, covenant or agreement contained in the merger agreement, or (y) WageWorks if HealthEquity has a valid right to terminate the merger agreement due to a breach or failure to perform on the part of WageWorks of any representation, warranty, covenant or agreement contained in the merger agreement (in each of cases (x) and (y), as described below), or (ii) any party whose action or failure to fulfill any obligation under the merger agreement has resulted in, either (x) the failure to satisfy the conditions to the terminating party to consummate the merger prior to the termination date or (y) the failure of the effective time of the merger to occur on or before the termination date, and such action or failure to perform constitutes a breach of the merger agreement (we refer to any termination of the merger agreement by HealthEquity or WageWorks in accordance with this paragraph as a “termination date termination”);

•

any statute, rule, regulation, executive order, decree or ruling shall have been adopted or promulgated, or any restraining order, injunction or other order by a court or other governmental entity of competent jurisdiction is in effect, having the effect of making the merger illegal or otherwise preventing or prohibiting consummation of the merger, and such statute, rule, regulation, executive order, decree, ruling, restraining order, injunction or other order becomes final and non-appealable; provided, however, the right to terminate the merger agreement pursuant to this paragraph shall not be available to any party whose breach of any provision of the merger agreement resulted in the imposition of such statute, rule, regulation, executive order, decree, ruling, restraining order, injunction or other order or the failure of any of the foregoing to be rescinded, resolved or lifted; or

•

the approval by the WageWorks stockholders required for the consummation of the merger shall not have been obtained by reason of the failure at the special meeting (including any adjournments or postponements thereof) to obtain such approval (we refer to any termination of the merger agreement by HealthEquity or WageWorks in accordance with this paragraph as a “required vote termination”).

Termination by WageWorks

The merger agreement may be terminated at any time before the effective time of the merger by WageWorks if:

•

such termination is effected prior to the adoption of the merger agreement by the WageWorks stockholders at the special meeting, in order to enter into a definitive alternative acquisition agreement providing for a superior proposal, as long as (a) WageWorks enters into such definitive alternative acquisition agreement with respect to such superior proposal substantially concurrently with its termination of the merger agreement, (b) WageWorks has complied with its obligations relating to non-solicitation of acquisition proposals and (c) WageWorks pays a termination fee of approximately $69.66 million to HealthEquity or its designee not later than simultaneously with WageWorks’ termination of the merger agreement (we refer to any termination of the merger agreement by WageWorks in accordance with this paragraph as a “WageWorks superior proposal termination”); or

•

(a) HealthEquity and/or Merger Sub has breached or failed to perform any representation, warranty, covenant or agreement contained in the merger agreement; (b) as a result of such breach or failure to perform, the conditions to WageWorks’ obligations to effect the merger would not be satisfied; (c) such breach is not reasonably capable of being cured or, if such breach is reasonably capable of being cured, such breach is not cured prior to the earlier of (i) thirty (30) days following written notice from WageWorks to HealthEquity of WageWorks’ intention to terminate the merger agreement, including the basis for such termination, and (ii) the termination date; and (d) WageWorks is not then in breach of any of its representations, warranties, covenants or agreements contained in the merger agreement such that those conditions to the obligations of HealthEquity and Merger Sub to effect the merger would not be satisfied.

Termination by HealthEquity

The merger agreement may be terminated at any time before the effective time of the merger by HealthEquity if:

•

prior to the WageWorks stockholders adopting the merger agreement, (a) the WageWorks board has effected a change in recommendation or the WageWorks board (or any committee thereof) has approved or recommended a superior proposal (or the WageWorks board or any committee thereof has resolved to do any of the foregoing), (b) WageWorks has entered into any alternative acquisition agreement (defined below), (c) WageWorks has willfully and materially breached or failed to perform in any material respect any of the covenants and agreements described under the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Other Offers by WageWorks” beginning on page 66, (d) the WageWorks board (or any committee thereof) has failed to publicly reaffirm, after HealthEquity so requests in writing, the WageWorks board recommendations within five (5) business days after the date any acquisition proposal (or any material modification thereto) is first publicly disclosed by WageWorks or the person making such acquisition proposal, (e) a tender offer or exchange offer relating to WageWorks common stock has been commenced by a person unaffiliated with HealthEquity and, within ten (10) business days after such tender or exchange offer is first published, sent or given, WageWorks has not sent to its stockholders, pursuant to Rule 14e-2 under the Securities Act of 1933, as amended, a statement reaffirming the WageWorks board recommendations and recommending that the WageWorks stockholders reject such tender or exchange offer, or (f) WageWorks or the WageWorks board (or any committee thereof) has publicly announced its intentions to do any of the actions specified in the foregoing clauses (a) through (e) (we refer to any termination by HealthEquity in accordance with this paragraph as a “HealthEquity alternative proposal termination”); or

•

(a) WageWorks has breached or failed to perform any representation, warranty, covenant or agreement contained in the merger agreement; (b) as a result of such breach or failure to perform, the conditions to HealthEquity’s that relate to either the representations and warranties of WageWorks or WageWorks’ performance and compliance in all material respects with its obligations under the merger agreement would not be satisfied; (c) such breach is not reasonably capable of being cured or, if such breach is reasonably capable of being cured, such breach is not cured prior to the earlier of (i) thirty (30) days following written notice from HealthEquity to WageWorks of HealthEquity’s intention to terminate the merger agreement, including the basis for such termination, and (ii) the termination date; and (d) neither HealthEquity nor Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in the merger agreement such that the additional conditions to WageWorks’ obligations set forth in the merger agreement to effect the merger would not be satisfied (we refer to any termination by HealthEquity in accordance with this paragraph as a “HealthEquity non-performance termination”).

An “alternative acquisition agreement” for purposes of the merger agreement means any term sheet, letter of intent, merger agreement, acquisition agreement, contract or understanding relating to or involving an acquisition proposal (other than an acceptable confidentiality agreement entered into in compliance with the merger agreement).

Termination Fee and Expenses

Expenses

Except as otherwise expressly provided in the merger agreement (including the termination fee described below), all fees and expenses incurred in connection with the merger, including, without limitation, all legal, accounting, financial advisory, consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of the merger agreement and the transactions contemplated thereby, will be the obligation of the party incurring such fees and expenses.

Termination Fee

The merger agreement provides that WageWorks will pay HealthEquity a termination fee of approximately $69.66 million if:

•	a HealthEquity alternative proposal termination occurs;

•	a WageWorks superior proposal termination occurs; or

•

a termination date termination, required vote termination or HealthEquity non-performance termination (solely for a breach or failure to perform any covenant or agreement) occurs and (a) prior to such termination (in the case of an termination date termination or a HealthEquity non-performance termination) or the special meeting (in the case of a required vote termination), an acquisition proposal has been publicly disclosed or otherwise made or communicated to WageWorks or the WageWorks board (or any committee thereof) and has not been withdrawn or abandoned and (b) within twelve (12) months following the date of such termination of the merger agreement, WageWorks has entered into a definitive merger or similar acquisition agreement with respect to any acquisition proposal, or any acquisition proposal has been consummated (in each case whether or not such acquisition proposal is the same as the original acquisition proposal made, communicated or publicly disclosed); provided, that, for the purposes of this paragraph, all references in the definition of acquisition proposal to “20%” shall be deemed to be references to “51%” instead.

In no event will WageWorks be obligated to pay the termination fee on more than one occasion. In the event that the termination fee is received by HealthEquity, none of WageWorks, any of its subsidiaries, any of their respective affiliates, and any of the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders and assignees of each of WageWorks and its subsidiaries and their respective affiliates, will have any further liability or obligation to HealthEquity or Merger Sub relating to or arising out of the merger agreement, any agreement executed in connection therewith and the transactions contemplated thereby, the termination of the merger agreement, the failure to consummate the merger, or any claims or actions under applicable law arising out of any such breach, termination or failure; except (a) the parties to the merger agreement will remain obligated and may be entitled to remedies with respect to the confidentiality agreement between the parties, (b) WageWorks may be required to pay HealthEquity interest on the amount of the termination fee if WageWorks fails to timely pay the termination fee when due, (c) the parties to the merger agreement will remain obligated for their respective obligations described under “— Expenses,” and (d) the rights of HealthEquity and Merger Sub relating to specific performance under the merger agreement, or in the event of fraud or willful breach of the merger agreement, will not be limited.

Effect of Termination

In the event of termination of the merger agreement in accordance with the terms of the merger agreement, the merger agreement will become null and void (except that provisions relating to the effect of termination, payment of the termination fee, the reimbursement of WageWorks for costs and expenses it incurred in connection with its cooperation in arranging any financing of HealthEquity or its affiliates (and WageWorks’ right to indemnification in the event of losses in connection with such cooperation) and certain other miscellaneous provisions, together with the confidentiality agreement between WageWorks and HealthEquity, will survive any such termination), and there will be no liability on the part of any of the parties, except that no party will be relieved of liability for any fraud or willful breach of the merger agreement prior to such termination.

Governing Law

Other than in respect of certain actions involving the parties providing financing to HealthEquity or Merger Sub in connection with the transactions contemplated by the merger agreement (which actions will be governed by the laws of the State of New York), the merger agreement (and any action of any kind or any nature (whether at law or in equity, based in contract or in tort or otherwise) that is in any way related to the merger agreement) is governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state, without regard to the conflicts of laws rules thereof.

Amendments, Enforcements and Remedies, Extensions and Waivers

Amendments

Subject to applicable law and the terms of the merger agreement, the merger agreement may be amended by the parties at any time.

Enforcements and Remedies

Under the merger agreement, the parties have agreed that each party will be entitled to:

•	an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the merger agreement;

•	a decree or order of specific performance specifically enforcing the terms and provisions of the merger agreement; and

•	any other remedy that may be available in law or equity, including monetary damages.

Extensions and Waivers

Under the merger agreement, at any time prior to the effective time of the merger, the parties may to the extent the law allows:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or any other document delivered pursuant to the merger agreement; and

•	waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to WageWorks’ stockholders as part of the solicitation of proxies by the WageWorks board for use at the special meeting to be held on [●], 2019, at WageWorks’ headquarters, located at 1100 Park Place, 4th Floor, San Mateo, California 94403, at [●], Pacific time, or at any postponement or adjournment thereof. At the special meeting, holders of WageWorks common stock will be asked to approve the proposal to adopt the merger agreement, to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and to approve the WageWorks advisory proposal on certain merger-related compensation to our named executive officers.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to occur. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, and we encourage you to read it carefully in its entirety.

Recommendation of the WageWorks Board of Directors

After careful consideration of various factors described in the section of this proxy statement entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the WageWorks Board,” beginning on page [●], the WageWorks board unanimously (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were advisable, and fair to and in the best interests of WageWorks’ stockholders, (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, (3) directed that a special meeting of WageWorks’ stockholders be held for the purposes of voting on the adoption of the merger agreement, and (4) recommended that WageWorks’ stockholders vote in favor of the adoption of the merger agreement.

In considering the recommendation of the WageWorks board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The WageWorks board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of WageWorks. See the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” beginning on page 51.

The WageWorks board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and “FOR” the WageWorks advisory proposal on certain merger-related compensation to our named executive officers.

Record Date and Quorum

We have fixed the close of business on [●], 2019, as the record date for the special meeting, and only holders of record of WageWorks common stock as of the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of WageWorks common stock as of the record date. As of the record date, there were [●] shares of WageWorks common stock outstanding and entitled to vote. Each share of WageWorks common stock entitles its holder to one vote on each matter properly coming before the special meeting.

The holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock entitled to vote thereat, present or represented by proxy will constitute a quorum for the transaction of business at the special meeting. Shares of WageWorks common stock for which a stockholder directs an “abstention” from voting will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting. Once a share of WageWorks common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed. The WageWorks board also reserves the right to postpone the special meeting to the extent permitted or required by the terms of the merger agreement.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of WageWorks common stock entitled to vote thereon. With respect to this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. Broker non-votes will not be counted as votes cast in favor of the proposal to adopt the merger agreement and will not count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote at the special meeting, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal to adopt the merger agreement.

Assuming a quorum is present, approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock present or represented by proxy at the special meeting and entitled to vote thereon. With respect to this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, abstentions will be counted in tabulating the votes cast and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted in tabulating the votes cast and will not have an effect on the proposal to adjourn the special meeting if a quorum is present. If you fail to submit a proxy or vote at the special meeting, the shares of WageWorks common stock not voted will not be counted in respect of, and will not have an effect on, the proposal to adjourn the special meeting if a quorum is present.

Assuming a quorum is present, approval of the WageWorks advisory proposal on certain merger-related compensation to our named executive officers requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock present or represented by proxy at the special meeting and entitled to vote thereon. With respect to this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, abstentions will be counted in tabulating the votes cast and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted in tabulating the votes cast and will not have an effect on the WageWorks advisory proposal on certain merger-related compensation to our named executive officers if a quorum is present. If you fail to submit a proxy or vote at the special meeting, the shares of WageWorks common stock not voted will not be counted in respect of, and will not have an effect on, the WageWorks advisory proposal on certain merger-related compensation to our named executive officers if a quorum is present.

If you are a stockholder of record, this proxy statement and proxy card have been sent directly to you by WageWorks. If your shares are held in “street name” in an account with a bank, brokerage firm or other nominee, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee. As the beneficial owner of WageWorks common stock, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Stockholders can vote by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, by visiting the internet at the address on your proxy card, by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card, or by attending the special meeting and voting in person by ballot. Please be aware that if you vote over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting at the special meeting. All shares entitled to vote and represented by your properly completed proxy received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you choose to vote by mailing the appropriate portion of the enclosed proxy card, your proxy card must be received before the special meeting begins. Please do not send in your stock certificates with your proxy card. If and when the merger is completed, if you are a record holder of certificated shares of WageWorks common stock, a separate letter of transmittal and instructions for use in effecting the surrender of stock certificates will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of WageWorks common stock in the way that you indicate. When completing the internet or telephone processes or the proxy card, you may specify whether your shares of WageWorks common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of WageWorks common stock should be voted on a matter, the shares of WageWorks common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and “FOR” the WageWorks advisory proposal on certain merger-related compensation to our named executive officers.

If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated., WageWorks’ proxy solicitor, toll-free at (888) 750-5834 from the U.S. or Canada, or (212) 750-5833 from other locations.

It is important that you vote your shares of WageWorks common stock promptly. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or internet. Stockholders who attend the special meeting may revoke their proxies in person at the special meeting.

Shares Held by WageWorks’ Directors and Executive Officers

As of [●], 2019, the record date, the directors and executive officers of WageWorks beneficially owned and were entitled to vote, in the aggregate, [●] shares of WageWorks common stock, representing [●]% of the outstanding shares of WageWorks common stock on the record date. The directors and executive officers have informed WageWorks that they currently intend to vote all of their shares of WageWorks common stock “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and “FOR” the WageWorks advisory proposal on certain merger-related compensation to our named executive officers.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone or internet, or by returning the appropriate portion of the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person during the special meeting. If your shares of WageWorks common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of WageWorks common stock using the instructions provided by your bank, brokerage firm or other nominee. If you do not give instructions to your bank, brokerage firm or other nominee on how to vote your shares of WageWorks common stock for any of the proposals described in this proxy statement, your bank, brokerage firm or nominee will not be entitled to vote your shares for you and a broker “non-vote” will occur for such proposal. Banks, brokerage firms and other nominees typically have discretionary voting authority with respect to “routine” matters; however, they typically do not have discretionary authority to vote on “non-routine” matters. We believe the proposals described in this proxy statement are “non-routine” matters. Accordingly, if you hold your shares of WageWorks common stock through a bank, brokerage firm or other nominee and do not provide your bank, brokerage firm or other nominee with instructions on how to vote your shares of WageWorks common stock on the proposal to adopt the merger agreement, your bank, brokerage firm or other nominee will not be permitted to vote your shares of WageWorks common stock on the proposal to adopt the merger agreement or any of the other proposals described in this proxy statement.

If you fail to submit a proxy or to vote at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of WageWorks common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will not have an effect on approval of the proposal to adjourn the special meeting or the WageWorks advisory proposal on certain merger-related compensation to our named executive officers if a quorum is present.

You have the right to revoke a proxy, whether delivered over the internet, by telephone or by mail, at any time before it is exercised, by voting at a later date through any of the methods available to you or by attending the special meeting and voting. If your shares of WageWorks common stock are held in “street name” by your bank, brokerage firm or other nominee, please follow the instructions you receive from your bank, brokerage firm or other nominee to change your vote.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies as described in this proxy statement under the heading “Authority to Adjourn the Special Meeting (Proposal No. 2),” if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow WageWorks’ stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting that was adjourned or postponed. The WageWorks board also reserves the right to postpone the special meeting to the extent permitted or required by the terms of the merger agreement.

Anticipated Date of Completion of the Merger

We are working toward completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including regulatory approvals and the approval by our stockholders of the proposal to adopt the merger agreement, we presently anticipate that the merger will be completed during 2019.

Rights of Stockholders Who Seek Appraisal

If the merger is consummated, WageWorks stockholders who properly perfect appraisal of their shares, who do not vote in favor of the adoption of the merger agreement, who continuously hold such shares through the effective time of the merger, who meet certain other conditions and statutory requirements described herein and who do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that such stockholders will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of WageWorks common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Court of Chancery in its discretion determines otherwise for good cause shown) interest to be paid on the amount determined to be “fair value” from the effective time of the merger through the date of payment of the judgment, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by WageWorks pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail in the section of this proxy statement entitled “Appraisal Rights” beginning on page 93), so long as they comply with the procedures, and subject to the conditions, set forth in Section 262 of the DGCL. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights under Section 262 of the DGCL, the stockholder of record must (1) submit a written demand for appraisal to WageWorks before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, at the special meeting or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of WageWorks common stock of record through the effective time of the merger and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of WageWorks unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal, as described further in the section of this proxy statement entitled “Appraisal Rights” beginning on page 93. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached as Annex C to this proxy statement. If you hold your shares of WageWorks common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Solicitation of Proxies; Payment of Solicitation Expenses

We have, since April 2019, engaged Innisfree M&A Incorporated. to assist in the solicitation of proxies and provide related advice and informational support for a services fee of $15,000 per month plus customary reimbursement of expenses. We have also agreed to indemnify Innisfree M&A Incorporated against losses arising out of its provision of these services on our behalf. In addition, WageWorks may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of WageWorks common stock for their expenses in forwarding soliciting materials to beneficial owners of WageWorks common stock and in obtaining voting instructions from those owners. Directors, officers and employees of ours may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.

Householding

We use a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of our proxy materials at that address, unless one or more of those stockholders has notified us that they wish to receive individual copies. If you would like to receive a separate copy of this proxy statement, please contact Innisfree M&A Incorporated by telephone at toll-free at (888) 750-5834 from the U.S. or Canada, or (212) 750-5833 from other locations. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you share an address with another WageWorks stockholder and would like to start or stop householding for your account, please contact our Investor Relations Department at 650-577-5303.

Allowing us to household materials or electing to view them over the internet will help us save on the cost of printing and distributing those materials and reduce the impact on the environment.

Questions and Additional Information

If you have more questions about the merger, the virtual special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

MARKET PRICE DATA AND DIVIDEND INFORMATION

WageWorks common stock trades on the NYSE under the symbol “WAGE”. The following table sets forth, for the fiscal quarters indicated, the quarterly high and low sales prices of WageWorks common stock on the NYSE:

	Common Stock Price ($)
	High	Low
Fiscal Year Ended December 31, 2017
First Quarter	80.50	67.30
Second Quarter	76.55	66.00
Third Quarter	69.25	56.90
Fourth Quarter	65.80	58.30
Fiscal Year Ended December 31, 2018
First Quarter	63.45	38.40
Second Quarter	52.25	40.75
Third Quarter	56.80	39.60
Fourth Quarter	43.34	25.15
Fiscal Year Ending December 31, 2019
First Quarter	40.49	25.96
Second Quarter (through [●])	[●]	[●]

On June 25, 2019, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of WageWorks common stock on the NYSE was $50.82 per share. On [●], 2019, the most recent practicable date before we commenced mailing this proxy statement to our stockholders, the closing price for WageWorks common stock on the NYSE was $[●] per share. You are encouraged to obtain current market quotations for WageWorks common stock in connection with voting your shares of WageWorks common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 1, 2019 with respect to beneficial ownership of shares of WageWorks common stock for (1) each person known to beneficially own more than 5% of the outstanding shares of WageWorks common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. The table also sets forth separately the number of shares of WageWorks common stock underlying WageWorks RSU awards held by our directors as of July 1, 2019. Percentage of beneficial ownership is based on 40,656,449 shares of WageWorks common stock outstanding as of July 1, 2019. Unless otherwise indicated, the address for the following stockholders is c/o WageWorks, Inc., 1100 Park Place, 4th Floor, San Mateo, California 94403.

Beneficial Ownership
Name of Beneficial Owner	Number of Shares Beneficially Owned	WageWorks Options	Percent of Class	Number of Shares Underlying WageWorks RSU Awards (8)
Holders of More Than 5%:
BlackRock, Inc. (1)	5,928,102	N/A	14.76%	N/A
The Vanguard Group (2)	4,011,606	N/A	9.98%	N/A
FMR, LLC (3)	3,213,210	N/A	8.00%	N/A
Conestoga Capital Advisors, LLC (4)	2,380,804	N/A	5.93%	N/A
Directors:
Stuart C. Harvey, Jr.	0	0	*	0
Thomas A. Bevilacqua	33,044	15,500	*	900
Bruce G. Bodaken	16,444	0	*	900
Jerome D. Gramaglia	40,544	23,000	*	900
George P. Scanlon	654	0	*	654
Carol A. Goode	254	0	*	254
Robert L. Metzger	32,003	15,000	*	900
Edgar O. Montes	333,570	243,123	*	0
Named Executive Officers (Non-Directors):
Ismail (Izzy) Dawood	0	0	*	0
Colm M. Callan (5)	159,853	118,748	*	0
Joseph L. Jackson (6)	462,156	387,500	1.15%	0
Kimberly L. Wilford (7)	122,403	49,999	*	0
All Directors and Executive Officers as a Group (14 persons)	1,205,770	845,578	3.00%	4,508

*	Represents less than 1% of WageWorks common stock outstanding.
(1)

Based solely on a Schedule 13GA filed with the SEC by BlackRock, Inc. (“Blackrock”) on January 31, 2019. Entities affiliated with BlackRock have sole voting power with respect to 5,749,112 shares of our common stock and sole dispositive power with respect to 5,928,102 shares of our common stock. The principal business address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(2)

Based solely on a Schedule 13GA filed with the SEC by The Vanguard Group — 23-1945930 (“Vanguard”) on February 11, 2019. Vanguard, in its capacity as investment adviser, has sole voting power with respect to 82,496 shares of our common stock, shared voting power with respect to 7,800 shares of our common stock, sole dispositive power with respect to 3,925,392 shares of our common stock, and shared dispositive power with respect to 86,214 shares of our common stock. The principal business address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on a Schedule 13G filed with the SEC by FMR LLC (“FMR”) on February 13, 2019. Entities affiliated with FMR have sole voting power with respect to 1,200,055 shares of our common stock and sole dispositive power with respect to 3,213,210 shares of our common stock. The principal business address for FMR is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Based solely on a Schedule 13G filed with the SEC by Conestoga Capital Advisors, LLC (“Conestoga”) on January 9, 2019. Entities affiliated with Conestoga have sole voting power with respect to 2,132,729 shares of our common stock and sole dispositive power with respect to 2,380,804 shares of our common stock. The principal business address of Conestoga is 550 E. Swedesford Rd. Ste 120, Wayne, PA 19087.

(5)

The amount of WageWorks common stock held by Colm M. Callan is based solely on the sum of: (a) the common stock reported to be held by Colm M. Callan on the most recent Form 4 filed with the SEC since Colm M. Callan’s employment with the Company was terminated on July 4, 2018; and (b) the number of common stock issued to Colm M. Callan by the Company as a result of the vesting of his WageWorks RSU Awards and WageWorks performance units.

(6)

The amount of WageWorks common stock of the Company held by Joseph L. Jackson is based solely on the sum of: (a) the common stock reported to be held by Joseph L. Jackson on the most recent Form 4 filed with the SEC since Joseph L. Jackson’s employment with the Company was terminated on September 6, 2018; and (b) the number of common stock issued to Joseph L. Jackson by the Company as a result of the vesting of his WageWorks performance units.

(7)

The amount of WageWorks common stock held by Kimberly L. Wilford is based solely on the sum of: (a) the common stock reported to be held by Kimberly L. Wilford on the most recent Form 4 filed with the SEC since Kimberly L. Wilford’s employment with the Company was terminated on July 4, 2018; and (b) the number of common stock issued to Kimberly L. Wilford by the Company as a result of the vesting of her WageWorks performance units.

(8)	This column includes only shares subject to WageWorks RSUs that are scheduled to vest and settle within 60 days of July 1, 2019.

AUTHORITY TO ADJOURN THE SPECIAL MEETING (PROPOSAL NO. 2)

We may ask our stockholders to vote on a proposal to authorize the WageWorks board, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. The approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock entitled to vote thereon present or represented by proxy.

The WageWorks board unanimously recommends that you vote “FOR” any proposal to authorize the WageWorks board, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, CERTAIN MERGER-RELATED COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 3)

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” as it relates to our named executive officers beginning on page 51 of this proxy statement and the section of this proxy statement entitled “The Merger (Proposal 1) — Golden Parachute Compensation” beginning on page 54 of this proxy statement.

We are asking our stockholders to indicate their approval of the various compensation that will or may become payable to our named executive officers in connection with the merger. These payments are described in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” as it relates to our named executive officers beginning on page 51 of this proxy statement and the section of this proxy statement entitled “The Merger (Proposal 1) — Golden Parachute Compensation” beginning on page 54 of this proxy statement.

Accordingly we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of WageWorks approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Directors and Officers in the Merger” as it relates to our named executive officers beginning on page 51 of this proxy statement and the section of this proxy statement entitled “The Merger (Proposal 1) — Golden Parachute Compensation” beginning on page 54 of this proxy statement.

Approval of the WageWorks advisory proposal on certain merger-related compensation to our named executive officers requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of WageWorks common stock entitled to vote thereon present or represented by proxy at the special meeting.

The vote on this advisory, non-binding proposal regarding certain merger-related executive compensation arrangements is a vote separate and apart from the vote on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting. Accordingly, you may vote “FOR” the proposal to adopt the merger agreement and the proposal to adjourn the special meeting and vote “AGAINST” or “ABSTAIN” for this advisory, non-binding proposal regarding certain merger-related executive compensation arrangements (and vice versa).

Since your vote is advisory, it will not be binding upon WageWorks, the WageWorks board, the WageWorks board’s compensation committee or HealthEquity. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory (non-binding) vote, if the merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The WageWorks board believes that the compensation that will or may become payable to our named executive officers in connection with the merger, as described in this proxy statement, is appropriate, and unanimously recommends that you vote “FOR” approval of the compensation that will or may become payable to our named executive officers in connection with the merger as described in this proxy statement.

APPRAISAL RIGHTS

If the merger is consummated, WageWorks’ stockholders who do not vote in favor of the adoption of the merger agreement, who properly demand an appraisal of their shares, who continuously hold such shares through the effective time of the merger, who otherwise comply with the procedures of Section 262 of the DGCL (including with respect to certain aggregate ownership requirements) and who do not withdraw their demands or otherwise lose their rights to appraisal will, subject to the conditions thereof, be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL (“Section 262”). Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of WageWorks common stock.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that the WageWorks stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of WageWorks common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to demand an appraisal of such holder’s shares. If you hold your shares of WageWorks common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to ensure that appraisal rights are exercised. Stockholders should carefully review the full text of Section 262 of the DGCL as well as the information discussed below.

Under Section 262, if the merger is completed, holders of record of shares of WageWorks common stock who (1) submit a written demand for appraisal of such stockholder’s shares to WageWorks prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement; (3) continuously are the record holders of such shares through the effective time of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of WageWorks common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of WageWorks common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid on the amount determined to be “fair value” as determined by the Delaware Court of Chancery. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all WageWorks stockholders who asserted appraisal rights unless (a) the total number of shares of WageWorks common stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of WageWorks common stock as measured in accordance with subsection (g) of Section 262 or (b) the value of the merger consideration in respect of such shares exceeds $1 million (“ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that if at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the surviving corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of

Section 262. This proxy statement constitutes WageWorks’ notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of WageWorks common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration without interest, less any required tax withholding. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of WageWorks common stock, WageWorks believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of WageWorks common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the merger agreement;

•	the stockholder must deliver to WageWorks a written demand for appraisal before the vote on the merger agreement at the special meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•

a stockholder (or any person who is the beneficial owner of shares of WageWorks common stock held either in a voting trust or by a nominee on behalf of such person) or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met by the stockholders wishing to exercise the right to seek an appraisal of their shares of WageWorks common stock.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote his, her or its shares.

Filing Written Demand

A stockholder wishing to exercise appraisal rights must deliver to WageWorks, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of such stockholder’s shares, and that stockholder must not vote, at the special meeting or by proxy, in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A stockholder exercising appraisal rights must hold the shares of record on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of WageWorks common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of WageWorks common stock should be executed by or on behalf of the holder of record, and must reasonably inform WageWorks of the identity of the holder and state that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if such shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN “STREET NAME” BY A BROKER, BANK, TRUST OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER, TRUST OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, TRUST OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, TRUST OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

WageWorks, Inc.

1100 Park Place, 4th Floor

San Mateo, California 94403

Attention: Secretary

At any time within 60 days after the effective date of the merger, any holder of shares of WageWorks common stock may withdraw his, her or its demand for appraisal and accept the merger consideration, without interest, by delivering to WageWorks, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If WageWorks, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the merger consideration being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective time of the merger, the surviving corporation will notify each record holder of shares of WageWorks common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of WageWorks common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 (or the beneficial owner of such shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the “fair value” of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the “fair value” of the shares of WageWorks common stock. Accordingly, any holders of shares of WageWorks common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of WageWorks common stock within the time and in the manner prescribed in Section 262. The failure of a holder of WageWorks common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for an appraisal of such stockholder’s shares.

Within 120 days after the effective time of the merger, any holder of shares of WageWorks common stock who has complied with the requirements for an appraisal of such holder’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which WageWorks has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt by the surviving corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of WageWorks common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of WageWorks common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation, and all of the stockholders shown on the verified list at the addresses stated therein. Any such notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The costs of any such notice shall be borne by the surviving corporation.

After notice to dissenting stockholders as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares to submit their stock certificates, if such shares are represented by certificates, to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all WageWorks stockholders who assert appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of WageWorks common stock as measured in accordance with subsection (g) of Section 262 or (b) the value of the merger consideration in respect of the shares for which appraisal rights have been pursued and perfected exceeds $1 million.

Determination of “Fair Value”

After the Delaware Court of Chancery determines the holders of WageWorks common stock entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied in respect of the WageWorks stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of WageWorks common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” In determining “fair value,” the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of “fair value,” the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. The surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the “fair value” of the shares as determined by the Delaware Court of Chancery and (ii) interest accrued before such voluntary cash payment, unless paid at such time.

Stockholders considering seeking appraisal should be aware that the “fair value” of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, “fair value” under Section 262. Although WageWorks believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of “fair value” as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither WageWorks nor HealthEquity anticipates offering more than the merger consideration to any stockholder exercising appraisal rights, and each of WageWorks and HealthEquity reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of WageWorks common stock is less than the merger consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of the WageWorks stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal. In the absence of such determination or assessment, each party bears its own expenses.

If any stockholder who demands appraisal of his, her or its shares of WageWorks common stock under Section 262 fails to perfect, or loses or validly withdraws, such holder’s right to appraisal, the stockholder’s shares of WageWorks common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration as provided in the merger agreement. A stockholder will fail to perfect, or effectively lose such holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of the WageWorks stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of such holder’s demand for appraisal and an acceptance of the merger consideration as provided in the merger agreement in accordance with Section 262.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of WageWorks common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the WageWorks stockholders seeking appraisal rights or if such stockholder delivers to the surviving corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. In that event, you will be entitled to receive the merger consideration for your dissenting shares in accordance with the merger agreement, without interest. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

DELISTING AND DEREGISTRATION OF WAGEWORKS COMMON STOCK

If the merger is completed, WageWorks common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED

In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders would not receive any consideration from HealthEquity or Merger Sub for their shares of WageWorks common stock. Instead, we would remain an independent public company, WageWorks common stock would continue to be listed and traded on the NYSE, we would continue to file periodic reports with the SEC, and our stockholders would continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of WageWorks common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our common stock, including the risk that the market price of WageWorks common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

Pursuant to the merger agreement, under certain circumstances, we are permitted to terminate the merger agreement and to accept a superior offer. See the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 77.

Pursuant to the merger agreement, under certain circumstances, if the merger is not completed, we may be obligated to pay HealthEquity an approximately $69.66 million termination fee. See the section of this proxy statement entitled “The Merger Agreement — Termination Fee and Expenses” beginning on page 79.

In the event that the merger agreement is not adopted by our stockholders, WageWorks will announce the date of the regular annual meeting of its stockholders for 2019 within 10 business days of the special meeting.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the WageWorks board knows of no other matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of WageWorks. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

WageWorks will hold the regular annual meeting of its stockholders in 2019 only if the Merger is not completed. In the event that the merger agreement is not adopted by our stockholders, WageWorks will announce the date of the regular annual meeting of its stockholders in 2019 within 10 business days of the date of the special meeting.

Proposals of stockholders that are intended to be considered for inclusion in our proxy statement relating to our regular annual stockholders meeting in 2019 (if held), must have been received by us at our principal executive offices located at 1100 Park Place, 4th Floor, San Mateo, California 94403, by [●], and must have satisfied the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting. Please note that if we hold our regular annual stockholders meeting in 2019, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders.

Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at our regular annual stockholders meeting in 2019 (if held), rather than for inclusion in the proxy materials, the stockholder must follow certain procedures contained in our bylaws.

Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be received by our Secretary at our principal executive offices not later than the close of business on the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which WageWorks first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting of stockholders. Please note, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day on which public announcement of the date of such annual meeting is first made.

In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice under our bylaws. A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at https://ir.wageworks.com/. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed with the SEC on May 30, 2019);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 (filed with the SEC on June 27, 2019); and

•	Current Report on Form 8-K filed with the SEC on June 27, 2019.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Any person, including any beneficial owner of WageWorks common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to the Attn: Investor Relations, 1100 Park Place, 4th Floor, San Mateo, California 94403 or from our proxy solicitor, Innisfree M&A Incorporated, at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF WageWorks COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

among

HEALTHEQUITY, INC.

PACIFIC MERGER SUB INC.

and

WAGEWORKS, INC.

Dated as of June 26, 2019

A-i

A-ii

A-iii

INDEX OF EXHIBITS

Exhibit A                 Certificate of Merger

A-iv

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 26, 2019 (this “Agreement”), among HealthEquity, Inc., a Delaware corporation (“Parent”), Pacific Merger Sub Inc., a Delaware corporation and a direct Wholly Owned Subsidiary of Parent (“Merger Sub”), and WageWorks, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, it is proposed that Merger Sub will be merged with and into the Company under the Laws of the State of Delaware (the “Merger”), with the Company surviving the Merger and becoming a Wholly Owned Subsidiary of Parent as a result of the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the Board of Directors of each of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease and the Company shall be the surviving corporation in the Merger and continue as a Delaware corporation (the “Surviving Corporation”) as a result of the Merger.

Section 1.2. Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 9.1, the closing of the Merger (the “Closing”) will take place on the date that is the second (2nd) Business Day after the satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing) set forth in Article VIII unless another time or date is agreed to in writing by the parties hereto; provided that, notwithstanding the foregoing, if the Marketing Period has not ended at the time of the satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing) set forth in Article VIII, the Closing shall not occur until the earlier of (i) a Business Day before or during the Marketing Period specified by Parent on no less than three (3) Business Days’ prior written notice to the Company and (ii) the second (2nd) Business Day after the final day of the Marketing

Period (the date of the Closing, the “Closing Date”). The Closing shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, unless another place is agreed to in writing by the parties hereto.

Section 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger executed in accordance with, and in such form as required by, the relevant provisions of the DGCL (the “Certificate of Merger”), substantially in the form of Exhibit A hereto. The Merger shall become effective upon the filing and acceptance for record by the Secretary of State of the State of Delaware of the Certificate of Merger in accordance with the DGCL, or at such later time as is agreed by the parties hereto prior to the Closing Date and specified in the Certificate of Merger (the “Effective Time”).

Section 1.4. Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided for in the DGCL. Under the DGCL, from and after the Effective Time: (a) the Merger of the Company and Merger Sub and their continuance as one company shall become effective; (b) the property of each of the Company and Merger Sub shall become the property of the Surviving Corporation; and (c) the Surviving Corporation shall continue to be liable for the obligations and liabilities of each of the Company and Merger Sub.

Section 1.5. Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, the certificate of incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of (except with respect to the name of the Company and subject to compliance with Section 6.2) the certificate of incorporation and by-laws of Merger Sub, and as so amended shall be the certificate of incorporation and by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 1.6. Directors; Officers.

(a) Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b) Subject to any letters of resignation delivered by any such officers prior to or at the Effective Time, each of the parties hereto shall take all necessary action to cause the officers of the Company immediately prior to the Effective Time to be the officers of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Section 1.7. Effect on Share Capital. Pursuant to the terms of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares or shares to be canceled pursuant to Section 1.7(f)) shall be converted automatically into and shall thereafter represent the right to receive $51.35 in cash, without interest (the “Merger Consideration”).

(b) Cancellation of Company Common Stock. As of the Effective Time, all shares of Company Common Stock (other than Dissenting Shares and shares referred to in Section 1.7(f)) shall cease to be outstanding and shall be automatically canceled and retired and shall cease to exist, and in the case of Book-Entry Shares, the names of the former registered holders shall be removed from the registry of holders of such shares, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company

Common Stock (a “Certificate”) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration to be paid in consideration therefor in accordance with Section 2.2, without interest.

(c) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who has properly exercised and perfected its, his or her appraisal rights under Section 262 of the DGCL (a “Dissenting Stockholder”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such holder shall be entitled to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL (or any successor provision) (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If, after the Effective Time, any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.2, without any interest thereon. The Company shall give Parent (i) prompt written notice of any demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands for appraisal. Without limiting the generality of the foregoing, prior to the Effective Time the Company shall not, except with the prior written consent of Parent, (i) make any payment or agree to make any payment with respect to any demands for appraisal, (ii) offer to settle or settle any such demands or (iii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

(e) Changes to Company Stock. If, prior to the Effective Time, the Company should split, subdivide, consolidate, combine or otherwise reclassify the Company Common Stock, or pay a stock dividend or other stock distribution in Company Common Stock, or otherwise change the Company Common Stock into any other securities, or make any other such stock dividend or distribution in capital stock of the Company in respect of the Company Common Stock, then the Merger Consideration and any other number or amount contained herein that is based upon the price of Company Common Stock or the number of shares of Company Common Stock, as the case may be, will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change; provided that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited or not expressly permitted by the terms of this Agreement.

(f) Cancellation of Treasury Stock and Parent-Owned Stock; Treatment of Stock Held by Company Subsidiaries. All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect Wholly Owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. Any shares of Company Common Stock owned by any direct or indirect Wholly Owned Subsidiary of the Company shall not represent the right to receive the Merger Consideration and shall be canceled and shall cease to exist.

Section 1.8. Treatment of Options, Restricted Stock Units, ESPP.

(a) Company Options. Each option to purchase shares of Company Common Stock that is outstanding immediately prior to the Effective Time, including those granted pursuant to the Company’s 2000 Stock Option/Stock Issuance Plan or the Company’s 2010 Equity Incentive Plan, as amended and restated, and as further amended from time to time in accordance with the terms hereof (the “Company Stock Plans”), whether vested or unvested (each, a “Company Option”) shall, as of the Effective Time, become fully vested (to the extent not already vested) and be cancelled and of no further force or effect as of the Effective Time and automatically converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of such Company Option multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Option. If the applicable exercise price per share of Company Common Stock equals or exceeds the Merger Consideration, such Company Option shall be cancelled without payment of additional consideration, and all rights with respect to such Company Option shall terminate as of the Effective Time.

(b) Company RSUs.

(i) Each Company RSU Award that is outstanding as of the date hereof (excluding, for the avoidance of doubt, each Approved Equity Award) shall be subject to this Section 1.8(b)(i). As of the Effective Time, each Company RSU Award that is outstanding as of the date hereof and subject to only time-based vesting conditions shall become fully vested. As of the Effective Time, each Company RSU Award that is subject to performance-based vesting (each, a “Performance Unit”) and that is outstanding as of the date hereof (1) for which the performance period is complete but for which there has not been a determination by the Board of Directors of the Company (or authorized committee thereof) of the achievement of the underlying performance goals as of the Effective Time shall vest based on actual performance during the performance period, (2) for which the performance period is incomplete as of the Effective Time shall vest based on the target performance; and (3) each such Performance Unit that does not vest in accordance with clause (1) or clause (2) shall be cancelled and terminated without consideration immediately prior to the Effective Time. Each Company RSU Award that vests in accordance with this Section 1.8(b)(i) shall be cancelled and of no further force or effect as of the Effective Time and automatically converted into the right to receive an amount equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock subject to such vested Company RSU Award by (ii) the Merger Consideration.

(ii) Each Company RSU Award that is granted on or after the date hereof that is outstanding as of the Effective Time shall be subject to this Section 1.8(b)(ii) (each, an “Assumed Company RSU Award”). As of the Effective Time, each Assumed Company RSU Award shall be assumed by Parent and converted automatically into a restricted stock unit award with respect to a number of shares of the common stock of Parent (each, an “Adjusted RSU Award”) equal to the product obtained by multiplying (A) the total number of shares of Company Common Stock subject to the Assumed Company RSU Award immediately prior to the Effective Time by (B) the Equity Award Exchange Ratio (rounded down to the nearest whole share). Each Adjusted RSU Award will continue to have, and will be subject to, the same terms and conditions applicable to the Assumed Company RSU Award under the applicable Company Stock Plan and the agreements evidencing grants thereunder, including vesting, settlement and acceleration, as further set forth on Schedule 3.6(c)(ii).

(c) Company ESPP.

(i) As soon as practicable following the date of this Agreement, the Board of Directors of the Company shall adopt resolutions and take all actions necessary to (A) cause the Company’s 2012 Employee Stock Purchase Plan (the “Company ESPP”) not to (1) commence an offering period to purchase Company Common Stock that would otherwise begin after the end of the offering period in effect as of the date hereof or (2) accept payroll deductions to be used to purchase Company Common Stock under the Company ESPP after the end of the offering period in effect as of the date hereof, (B) provide that (1) each individual participating in the offering period in effect as of the date hereof will not be permitted to increase his or her payroll contribution rate pursuant to the Company ESPP from the rate in effect when such offering period commenced and (2) no individual will be allowed to commence participation in the Company ESPP following the date of this Agreement and (C) cause the Company ESPP to terminate immediately after the purchases set forth in Section 1.8(c)(ii).

(ii) No later than five (5) days prior to the Effective Time, in the case of any outstanding purchase rights under the Company ESPP, (A) the offering period (if any) under the Company ESPP shall end and each participant’s accumulated payroll deduction shall be used to purchase newly issued Company Common Stock in accordance with the terms of the Company ESPP and (B) such Company Common Stock shall be treated the same as all other Company Common Stock in accordance with Section 1.7 of this Agreement. The Company shall make any pro rata adjustments that may be necessary to reflect the shortened offering period.

(d) Payment; Withholding. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company Options and the Company RSU Awards the cash amounts described in Section 1.8(a) and Section 1.8(b), as applicable, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law relating to Tax with respect to the making of such payment, on the first regularly scheduled payroll date that is no less than three calendar days following the Effective Time.

ARTICLE II.

EXCHANGE OF CERTIFICATES

Section 2.1. Exchange Fund. At or prior to the Effective Time, Parent shall deposit with such bank or trust company as Parent shall determine and who shall be reasonably satisfactory to the Company (the “Exchange Agent”), in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 1.7, immediately available funds equal to the aggregate Merger Consideration payable to such holders of shares of Company Common Stock, and Parent shall instruct the Exchange Agent to timely pay the Merger Consideration subject to and in accordance with the terms of Section 2.2 of this Agreement. Any cash deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” Such aggregate cash deposited with the Exchange Agent shall, pending its disbursement to such holders, be invested by the Exchange Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services, (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion or (v) any registered open end investment company holding itself out as a “money market fund” or whose investments are otherwise restricted principally to the instruments described in clauses (i) through (iv) above. Prior to the Effective Time, Parent and the Exchange Agent will enter into an exchange agent agreement on customary terms, which terms shall be in form and substance reasonably acceptable to the Company. To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Exchange Agent to promptly pay the cash amounts contemplated by Section 1.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Exchange Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 1.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Exchange Agent to make the payments contemplated by Section 1.7. Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares or shares to be cancelled pursuant to Section 1.7(f) shall be returned to Parent upon demand.

Section 2.2. Exchange Procedures. As promptly as practicable after the Effective Time, and in any event within three (3) Business Days thereafter, the Exchange Agent will send to each record holder of shares of

Company Common Stock other than Dissenting Shares or shares to be cancelled pursuant to Section 1.7(f), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Book-Entry Shares shall pass, only upon delivery of the Certificates and Book-Entry Shares to the Exchange Agent and shall be in a reasonable and customary form) and (ii) instructions for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of a Certificate or Book-Entry Shares, upon surrender of a Certificate or Book-Entry Shares to the Exchange Agent together with such letter of transmittal, duly executed and completed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor the Merger Consideration (less any applicable withholding Taxes), without interest, for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share as the case may be, and the Certificate or Book-Entry Share so surrendered shall forthwith be canceled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or will accrue on any cash payable pursuant to Section 1.7(a) or Section 1.8. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered and shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Notwithstanding anything to the contrary in this Agreement, no holder of Book-Entry Shares shall be required to provide a Certificate or an executed letter of transmittal to the Exchange Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 1.7(a). In lieu thereof, each holder of record of one or more Book-Entry Shares other than Dissenting Shares or shares to be cancelled pursuant to Section 1.7(f) shall upon receipt by the Exchange Agent of an “agent’s message” in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Book-Entry Shares upon receipt by the Exchange Agent of such “agent’s message” or such other evidence, if any, as the Exchange Agent may reasonably request) be entitled to receive the Merger Consideration (less any applicable withholding Taxes), without interest, for each share of Company Common Stock formerly represented by such Book-Entry Share and the Book-Entry Shares of such holder so surrendered shall forthwith be cancelled.

Section 2.3. DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Exchange Agent and the Depository Trust Company (“DTC”) with the objective that the Exchange Agent shall transmit to DTC or its nominees no later than the first (1st) Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than any Dissenting Shares or shares to be canceled pursuant to Section 1.7(f)) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Merger Consideration.

Section 2.4. No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Book-Entry Shares.

Section 2.5. Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Book-Entry Shares for twelve (12) months after the Effective Time shall be delivered to Parent, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article II shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws) for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.7. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable abandoned property, escheat, or other similar Laws, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

Section 2.6. No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.7. Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

Section 2.8. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold (or cause or direct to be deducted and withheld) from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, any holder of Company Options and any holder of Company RSU Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, and paid over to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

Section 2.9. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver any deeds, bills of sale, assignments or assurances and to take and do any other actions and things in each case to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 2.10. Stock Transfer Books. At the close of business, New York time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided herein or by Law.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) set forth in the corresponding sections or subsections of the Company Disclosure Schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (subject to the terms of Section 10.2), or (b) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2018 and publicly available prior to the date hereof (excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements, and any other disclosures included therein to the extent that they are non-specific, cautionary, predictive or forward-looking in nature) (it being understood that this clause (b) shall not apply to Section 3.6), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1. Corporate Organization. The Company is duly organized, validly existing and in good standing and has all requisite corporate power to own its properties and assets and to conduct its business as now conducted, except where the failure to be so qualified or in good standing has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Copies of the Company Organizational Documents, with all amendments thereto to the date hereof, have been made available to Parent or and such copies are true, accurate and complete as of the date hereof. The Company is not in violation of the Company Organizational Documents.

Section 3.2. Qualification to Do Business. The Company is duly qualified to do business as a foreign corporation and is in good standing or similar concept in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing has not had, nor would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.3. No Conflict or Violation. The execution, delivery and, subject to the receipt of the Required Company Vote, performance by the Company of this Agreement do not and will not (i) violate or conflict with any provision of any Company Organizational Document or any of the organizational documents of any of the Company’s Subsidiaries, (ii) subject to the receipt of any consents set forth in Section 3.4, violate any provision of Law or any Order, judgment or decree of any Governmental Entity applicable to the Company or any of its Subsidiaries, (iii) subject to the receipt of any consents set forth on Schedule 3.4, result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets or properties of either of the Company or any of its Subsidiaries and (iv) except as set forth on Schedule 3.3, violate, conflict with, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract, Company Leases or any of the Company Licenses and Permits, or result in or give to others any rights of cancellation, modification, amendment, acceleration, revocation or suspension of any Material Contract, Company Lease or any of the Company Licenses and Permits, except with respect to clauses (ii) through (iv) above, for any such violations, Liens, breaches, defaults, conflicts, cancellations, modifications, amendments, revocations or suspensions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4. Consents and Approvals. No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is necessary or required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business; (ii) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”); (iii) such filings and approvals as may be required by any federal and state securities laws, including compliance with any applicable requirements of the Exchange Act; (iv) compliance with the applicable provisions of the New York Stock Exchange; and (v) such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 3.5. Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to execute, deliver and, subject to receipt of the Required Company Vote, perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and all other necessary corporate action on the part of the Company, other than the Required Company Vote, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. The Board of Directors of the Company, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to Company’s stockholders for adoption, and (iv) resolved to recommend that Company stockholders adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”). This Agreement has been duly and validly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, shall constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) (the “Enforceability Limitations”).

Section 3.6. Capitalization.

(a) The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock and 100,000,000 shares of preferred stock. As of June 21, 2019 (the “Capitalization Date”):

(i) 39,869,857 shares of Company Common Stock and no shares of preferred stock are issued and outstanding;

(ii) 2,164,677 shares of Company Common Stock are underlying Company Options; and

(iii) 730,387 shares of Company Common Stock are underlying Company RSU Awards (assuming target performance of Performance Units).

The number of shares of Company Common Stock that could be acquired with accumulated payroll deductions under the Company ESPP at the close of business on the purchase date for any offering period in effect as of the Capitalization Date (assuming (1) the market price of a share of Company Common Stock as of the close of business on the Business Day immediately preceding such date is equal to the Merger Consideration, (2) such date represents the last day of the current offering period, and (3) payroll deductions continue at the current rate) shall not exceed the number of shares of Company Common Stock as set forth on Schedule 3.6(a).

(b) The issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. From the Capitalization Date to the date hereof, the Company has not issued or granted any securities of the Company other than pursuant to the exercise of Company Options or settlement of Company RSU Awards granted prior to the Capitalization Date and reflected in Section 3.6(a)(iii). Except as set forth above in Section 3.6(a) or Schedule 3.6(c)(i), as of the Capitalization Date, there were no outstanding stock options, restricted stock units, restricted stock, stock appreciation rights, “phantom” stock rights, performance units, or other compensatory rights or awards (in each case, issued by the Company or any of its Subsidiaries), that were convertible into or exercisable for a share of Company Common Stock on a deferred basis or otherwise, or other subscriptions, options, warrants, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company, or other rights that are linked to, or based upon, the value of shares of Company Common Stock. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of the Surviving Corporation pursuant to any Company Benefit Plan.

(c) Schedule 3.6(c)(i) sets forth a true, accurate and complete list of each Person who holds a Company Option or Company RSU Award as of the date hereof, which schedule shows for each Company Option and each Company RSU Award, if applicable, the grant date, the expiration date, the number of shares of Company Common Stock that remain subject to the award, the per share exercise price, and the applicable vesting schedule (and whether there are acceleration rights applicable thereto). With respect to each Company Option and each Company RSU Award, (i) each grant of such award was duly authorized no later than the date on which the grant of such Company Option or Company RSU Award, as applicable, was by its terms effective by all necessary corporate actions, including, as applicable, approval by the Board of Directors of the Company or a committee thereof, or a duly authorized delegate thereof, and (ii) each Company Option and each Company RSU Award, as applicable, was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the applicable Company Stock Plan. Schedule 3.6(c)(ii) sets forth each employee or other Person (A) with an offer letter or other contract with an employee that contemplates a grant of, or right to purchase or receive, or (B) who, prior to the date hereof, the Board of Directors of the Company or a committee thereof approved to be issued on a future date a grant of, or right to purchase or receive: (i) options or other equity awards with respect to the equity of the Company or (ii) other securities of the Company, together with the number of shares of Company Common Stock underlying such options, other equity awards or other equity securities and any approved vesting terms applicable thereto (collectively, the “Approved Equity Awards”). The treatment of Company Options and Company RSU Awards under Section 1.8 of this Agreement is permitted by the terms of the applicable Company Stock Plan and any related Contract entered into pursuant to the terms thereof.

(d) The Company has no rights plan, “poison-pill” or other similar agreement or arrangement or any anti-takeover provision in the Company Organizational Documents that is, or at the Effective Time shall be, applicable to Parent, the Merger or the other transactions contemplated by this Agreement.

Section 3.7. Subsidiaries.

(a) The Company has no direct or indirect Subsidiaries except as set forth on Schedule 3.7.

(b) Each of the Subsidiaries of the Company is duly organized, validly existing and in good standing or similar concept under the Laws of the jurisdiction of its organization and has all requisite corporate, limited liability company or limited partnership power (as the case may be) to own its properties and assets and to conduct its business as now conducted, except where the failure to be so qualified or in good standing in such jurisdiction has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Copies of the organizational documents of each Subsidiary of the Company, with all amendments thereto to the date hereof, have been made available to Parent and such copies are true, accurate and complete in all material respects as of the date hereof.

(c) Each of the Subsidiaries of the Company is duly qualified to do business as a foreign corporation, limited liability company or partnership (as the case may be) and is in good standing or similar concept in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) All of the outstanding shares of capital stock, or membership interests or other ownership interests of, the Company’s Subsidiaries, as applicable, are validly issued, fully paid and nonassessable and, except for director’s qualifying or similar shares, are owned of record and beneficially by the Company, directly or indirectly, free and clear of any Liens other than Permitted Liens. Such outstanding shares of capital stock of, or membership interests or other ownership interests in, the Company’s Subsidiaries, as applicable, are the sole outstanding securities of such Subsidiary and there are no outstanding subscriptions, options, warrants, rights or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company’s Subsidiaries.

Section 3.8. Company SEC Reports.

(a) The Company has timely filed each report and definitive proxy statement (together with all amendments thereof and supplements thereto) required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Securities Act, with the SEC since January 1, 2017 (as such documents have since the time of their filing been amended or supplemented, the “Company SEC Reports”). As of their respective dates, after giving effect to any amendments or supplements thereto filed on or prior to the date hereof, each of the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Securities Act as in effect on the date such Company SEC Report was filed and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company’s Subsidiaries are not required to file or furnish any forms, reports or other documents with the SEC.

(b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports, including in Company SEC Reports filed following the date hereof, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or as permitted by Regulation S-X, and except with respect to unaudited statements as permitted by Form 10-Q or Form 8-K of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments, which will not be material in amount or effect, and the absence of complete footnotes) in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

(c) The Company has (i) implemented and maintains (x) disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all material information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports and (y) a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurances (1) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (2) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company’s Board of Directors, and (3) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Board of Directors of the Company (X) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and has identified for the Company’s auditors any material weaknesses in internal controls and (Y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since January 1, 2017, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any such Subsidiary, has reported to the Company’s chief legal counsel or chief executive officer evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company, any such Subsidiary or any of their respective officers, directors, employees or agents pursuant to Section 307 of the Sarbanes-Oxley Act. The Company has provided

Parent with true, accurate and complete copies of all material correspondence between the Company and the SEC, in each case since January 1, 2017. There are no outstanding or unresolved comments in any comment letters received by the Company from the SEC staff since January 1, 2017 relating to any reports filed or submitted to the SEC by the Company.

(d) The Proxy Statement relating to the matters to be submitted to the holders of Company Common Stock at the Company stockholders meeting to approve and adopt this Agreement and the Merger (the “Company Stockholders Meeting”) and any amendments or supplements thereto (the “Proxy Statement”), to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting (including any amendment or supplement or document incorporated by reference) shall not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting or subject matter that has become false or misleading. The Proxy Statement will, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement.

Section 3.9. Absence of Certain Changes or Events.

(a) Since December 31, 2018 to the date of this Agreement, there has not been any Company Material Adverse Effect or any development or combination of developments of which the Company has Knowledge which is reasonably likely to result in any Company Material Adverse Effect.

(b) Except as set forth on Schedule 3.9(b), and, except for discussions, negotiations, and transactions related to this Agreement, since December 31, 2018, the Company and its Subsidiaries have operated in the ordinary course of business consistent with past practice and neither the Company nor any of its Subsidiaries have:

(i) made any material change in any method of accounting or accounting practice of either the Company or any of its Subsidiaries (whether or not subject to insurance);

(ii) incurred or guaranteed any indebtedness for borrowed money in excess of $10,000,000 in the aggregate, other than between the Company or any of its Subsidiaries;

(iii) failed to pay or satisfy any obligation or liability or accounts payable in excess of $10,000,000, other than Permitted Liens and obligations and liabilities being contested in good faith and for which adequate reserves have been provided in accordance with GAAP;

(iv) sold or transferred any of its material assets, canceled any material debts or claims or waived any material rights, each having a value in excess of $10,000,000;

(v) granted an increase in the compensation or benefits of any current or former director or executive officer of the Company or any of its Subsidiaries other than increases in accordance with past practice not exceeding 5% of the employee’s annual base compensation then in effect;

(vi) entered into, adopted, amended or otherwise increased the benefits under any employment, change of control, retention or severance agreement or arrangement with respect to any director or executive officer of the Company;

(vii) declared, paid, or set aside for payment any dividend or other distribution in respect of shares of its capital stock, membership interests or other securities, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock, membership interests or other securities, or agreed to do so, except for (i) repurchases, withholdings, or cancellations of securities of the Company pursuant to the terms and conditions of Company Options, Company RSU Awards outstanding as of the date hereof in accordance with their terms as of the date hereof, or (ii) transactions between the Company and any of its direct or indirect Subsidiaries;

(viii) sold, transferred, assigned, exclusively licensed, cancelled, abandoned, allowed to lapse, dedicated to the public domain or otherwise disposed of any (i) Company Registered Intellectual Property Rights, or (ii) any other Company Owned Intellectual Property Rights that are material to the Company’s or a Subsidiary’s business; or

(ix) entered into any agreement or made any commitment to do any of the foregoing.

Section 3.10. Privacy and Data Security.

(a) The Company complies with, and has at all times since January 1, 2017 complied with, all Data Protection Requirements, except for any noncompliance that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) Since January 1, 2017, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company has not received any subpoenas, demands, or other written notices from any Governmental Entity investigating or inquiring into any actual or identified potential violation of any Data Protection Law. Since January 1, 2017, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no notice, complaint, claim, enforcement action, or litigation of any kind has been served on or initiated against the Company alleging any violation by the Company of any applicable Data Protection Requirement.

(c) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company takes reasonable best steps, in compliance with applicable Data Protection Requirements, to protect (i) the confidentiality, integrity and security of its software, systems and websites involved in the collection and/or processing of Personal Data; and (ii) Personal Data in its possession and/or control from unauthorized use, access, disclosure and modification.

(d) Since January 1, 2017, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company has not suffered any security breaches or unauthorized access to, or unauthorized use, disclosure or modification of Personal Data in its possession or control that would require notification of individuals, law enforcement, any Governmental Entity, or any Person under any Data Protection Requirement.

Section 3.11. Tax Matters.

(a) (i) The Company and its Subsidiaries have each filed when due all United States federal and other material Tax Returns required by applicable Law to be filed by it; (ii) all such Tax Returns were true, accurate and complete in all material respects as of the time of such filing; (iii) all material Taxes shown on such Tax Returns as due and payable have been duly and timely paid; and (iv) as of the date of the latest financial statements of the Company, any material liability of the Company or any of its Subsidiaries for accrued Taxes not yet due and payable, or that are being contested in good faith, has been provided for on the financial statements of the Company in accordance with GAAP;

(b) there is no action, suit, proceeding, investigation or audit now pending with respect to the Company or any of its Subsidiaries in respect of any material Tax, nor has any claim for additional material Tax been asserted in writing by any taxing authority;

(c) since January 1, 2015, no material claim has been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries have not filed a Tax Return that it is or may be subject to Tax by such jurisdiction;

(d) (i) there is no outstanding request for any extension of time for the Company or any of its Subsidiaries to pay any material Taxes or file any material Tax Returns, other than any such request made in the ordinary course of business; (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Taxes of the Company or any of its Subsidiaries that is currently in force; and (iii) neither the Company nor its Subsidiaries are a party to or bound by any agreement with a Person other than the Company or any of its Subsidiaries (other than any customary commercial contract not primarily related to Taxes or commercial lending arrangements) providing for the payment of material Taxes, payment for material Tax losses, entitlements to material refunds of Taxes or similar material Tax matters;

(e) the Company and its Subsidiaries have withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party;

(f) within the last two years, neither the Company nor its Subsidiaries have distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code;

(g) there is no Lien, other than a Permitted Lien, on any of the assets or properties of the Company and its Subsidiaries that arose in connection with any failure or alleged failure to pay any material Tax;

(h) neither the Company nor its Subsidiaries have any material liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation §1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, or by contract (other than any customary commercial contract not primarily related to Taxes or commercial lending arrangements); and

(i) the Company and its Subsidiaries have not entered into, or permitted to be entered into, any closing or other agreement or settlement with respect to any Taxes affecting or relating to the Company and its Subsidiaries; and

(j) neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law with respect to a transaction occurring on or prior to the Closing Date); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business.

Section 3.12. Absence of Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (a) that were incurred after December 31, 2018 in the ordinary course of business consistent with past practice, (b) that were set forth on the Company’s consolidated balance sheet for the fiscal year ended December 31, 2018 or included in the Company Financial Statements in the Company SEC Reports filed prior to the date hereof, (c) that are incurred under this Agreement or in connection with the transactions contemplated hereby or (d) that have not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.13. Company Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each lease, license, sublease and occupancy agreement, together with all amendments and guarantees relating thereto (each, a “Company Lease” and collectively, the “Company Leases”) with respect to all real property leased, licensed, subleased or otherwise used or occupied by the Company or any of its Subsidiaries as lessee or sublessee as of the date hereof in excess of 10,000 rentable square feet (the “Leased Real Property”) is in full force and effect and is a legal, valid, binding and enforceable obligation of the Company or any of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other party or parties thereto, subject to proper authorization and execution of such lease by the other party and the application of any bankruptcy, creditor’s rights or similar Laws, and subject to Permitted Liens.

(c) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has valid leasehold estates in all material Leased Real Property, free and clear of all Liens except Permitted Liens.

(d) Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in material breach or material default under any of the Company Leases, and, except pursuant to the terms of each Company Lease, no event has occurred or circumstance exists that, with the delivery of notice, passage of time or both, would constitute such a breach or default. No written notice of any material default under any Company Lease, which default remains uncured, has been sent or received by the Company or any of its Subsidiaries.

(e) All buildings, structures, fixtures, building systems and equipment, and all components that are part of the Leased Real Property are in material compliance with all applicable Laws and are structurally sound and in good operating condition in all material respects and in a state of good and working maintenance and repair in all material respects, and are reasonably adequate and reasonably suitable for the operation of the Company’s business except as except as has not had, nor would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, each Company Lease is in compliance in all material respects with all applicable zoning requirements and the current use of such Leased Real Property is a permitted or legally established use under applicable zoning requirements. There is no pending or written or oral threat of condemnation or similar action affecting any of the Leased Real Property, except as has not had, nor would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.14. Intellectual Property.

(a) Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no third party is infringing, misappropriating or violating any Company Owned Intellectual Property Rights.

(b) Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (i) each of the Company and each of its Subsidiaries owns all right, title and interest in and to, or have valid and enforceable licenses to use, all Intellectual Property and Intellectual Property Rights used or held for use in, or necessary for, the operation of its business as presently conducted; (ii) the conduct of the business of the Company and each of its Subsidiaries since January 1, 2013, has not infringed, misappropriated or violated, and currently does not infringe, misappropriate or violate, any Intellectual Property Rights of any third party; and (iii) there is no claim, suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries: (x) alleging any such violation, misappropriation or infringement of a third party’s Intellectual Property Rights, or (y) challenging the

Company’s or any of its Subsidiaries’ ownership or use of, or the validity or enforceability of, any Company Owned Intellectual Property Rights (including pursuant to a cease and desist letter or a letter offering a license).

(c) Schedule 3.14(c) sets forth a true, accurate and complete list of all issued Patents, registered trademarks and service marks, registered copyrights, domain name registrations, and applications for any of the foregoing, in each case issued by, filed with or recorded by any Governmental Entity or domain name registrar and constituting Company Owned Intellectual Property Rights (“Company Registered Intellectual Property Rights”) and the owner of record, date of application, registration or issuance, and relevant jurisdiction as to each. All Company Registered Intellectual Property Rights are exclusively owned by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens. All Company Registered Intellectual Property Rights are subsisting, and, to the Company’s Knowledge, valid and enforceable.

(d) The Company and its Subsidiaries have in place commercially reasonable measures to protect and preserve the confidentiality of their trade secrets and other material confidential information. None of the Company’s trade secrets or other confidential information has been used, disclosed or appropriated to the detriment of the Company or any of its Subsidiaries without authorization, except as has not had, nor would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any third party in the course of the performance of responsibilities to the Company or any of its Subsidiaries, except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) No present or former officer, director, employee, agent, outside contractor, or consultant of the Company or any of its Subsidiaries holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Company Owned Intellectual Property or Company Owned Intellectual Property Rights. Each present or former officer, director, employee, agent, outside contractor, or consultant of the Company or any of its Subsidiaries who has created or contributed to the creation of any Company Owned Intellectual Property or Company Owned Intellectual Property Rights or Company Products has executed an assignment or similar agreement with the Company or any of its Subsidiaries transferring and assigning to the Company or any of its Subsidiaries all right, title, and interest therein and thereto (including designating any works of authorship therein as a “work made for hire”), except where the absence of that assignment or similar agreement has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No funding, facilities or personnel of any governmental authority or educational institution were used by the Company or a Subsidiary to develop or create, in whole or in part, any Company Owned Intellectual Property or Company Owned Intellectual Property Rights except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Schedule 3.14(f) sets forth a true, accurate, and complete list of agreements pursuant to which the Company or any of its Subsidiaries has deposited, or is required to deposit, source code to Proprietary Software with any escrow agent or other Person. Neither the Company nor any of its Subsidiaries, nor an escrow agent or any Person acting on behalf of the Company or any of its Subsidiaries, has disclosed or delivered to any other Person, or permitted the disclosure or delivery of, any source code to the Proprietary Software, other than disclosures to employees, contractors or consultants acting on behalf of the Company or any of its Subsidiaries; and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in such disclosure, including as a result of the transactions contemplated herein.

(g) In the past twenty-four (24) months, except as has not had, nor would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there have been no failures, crashes, security breaches or other adverse events affecting the computer software, hardware, firmware, networks, interfaces and related systems owned, leased or used by the Company or any of its Subsidiaries (collectively, the “Computer Systems”). Except as has not had, nor would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Computer Systems are sufficient for the Company or any of its Subsidiaries’ current needs in the operation of its respective business as presently conducted. The Company and its Subsidiaries each currently implement and maintain commercially reasonable data back-up and disaster recovery plans, procedures and facilities for material data stored in the Computer Systems, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2017, (i) the Company and its Subsidiaries each have taken commercially reasonable actions to protect the integrity and security of the current Computer Systems and the information stored therein from unauthorized use, access or modification by third parties, and (ii) there has been no such unauthorized use, access or modification, except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries each have sufficient seat licenses for the material third-party software used in the operation of its business as presently conducted.

(h) Except as has not had, nor would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Proprietary Software nor any third-party software licensed by the Company or any of its Subsidiaries contains any computer code or any other mechanisms which may (i) contain any “back door,” virus or Trojan horse, (ii) disrupt, disable, erase or harm in any way such software’s operation, or cause such software to damage or corrupt any data, hardware, storage media, programs, equipment or communications of a computer system or (iii) permit any Person to access such software or such computer system without authorization. Except as has not had, nor would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Proprietary Software contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of data) that (x) adversely affects the use, functionality or performance of such software, or (y) fails to comply with any applicable warranty, specification or other contractual commitment relating to the use, functionality or performance of such Proprietary Software, and there are no pending or threatened claims alleging any such failure.

(i) Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has distributed any Open Source Software in a manner that would subject any Company Proprietary Software to the requirements of the applicable open source license as they pertain to: (w) the distribution, disclosure or licensing in source code form or otherwise; or (x) licensing for purposes of disassembling, decompiling, reverse engineering or creating derivative works; (y) making redistributable at no or nominal fee; or (z) otherwise imposing any use or distribution limitation, restriction or condition.

Section 3.15. Licenses and Permits. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries own or possess all right, title and interest in and to all licenses, permits, franchises, registrations, authorizations and approvals issued or granted by any Governmental Entity that are required by applicable Law in order for the Company and its Subsidiaries to conduct its business as it is being conducted as of the date hereof (the “Company Licenses and Permits”). The Company Licenses and Permits are valid and in full force and effect and neither the Company nor its Subsidiaries are in violation of any of the Company Licenses and Permits, except for such violations that have not, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.16. Compliance with Law.

(a) The Company and each of its Subsidiaries is, and since December 31, 2017 each has been, in compliance with all Laws and Orders that are applicable to the Company and its Subsidiaries, as applicable, or to the conduct of the business or operations of the Company and its Subsidiaries, as applicable, except for any noncompliance that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The

Company is in compliance in all material respects with the applicable listing and corporate governance and other rules and regulations of the New York Stock Exchange.

(b) The Company, its Subsidiaries, and its and their respective directors, officers, employees and, to the Knowledge of the Company, any other Persons acting on its or their behalf, are and have been for the last five (5) years in compliance with all applicable anti-corruption or anti-bribery Laws (including the U.S. Foreign Corrupt Practices Act of 1977), and all rules and regulations promulgated under any such Laws (collectively, the “Anti-Corruption Laws”). Neither the Company, its Subsidiaries, nor, any of its or their directors, officers, employees, or to the Knowledge of the Company any other Person acting on its or their behalf, has, within the last five (5) years: (i) been charged with or convicted of violating any Anti-Corruption Laws; (ii) been subjected to any investigation by a Governmental Entity for the potential violation of any Anti-Corruption Laws; or (iii) directly or indirectly offered, paid, promised, or authorized, or caused to be offered, paid, promised, or authorized, any money, offer, gift, or other thing of value, regardless of form, to any Government Official, or to any Person while knowing or having reason to know that such Person would offer, pay, promise, or authorize, or cause to be offered, paid, promised, or authorized, any money, offer, gift, or other thing of value to any Government Official, in furtherance of, or with the intent or purpose of, (A) corruptly influencing any act or decision of such official in his or her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of a lawful duty, (C) securing any improper advantage, or (D) corruptly inducing such Government Official to use his or her influence with a Governmental Entity, or instrumentality thereof, to affect or influence any act or decision of such Governmental Entity or instrumentality thereof. Solely for the purposes of this Section 3.16, “Government Official” means: (i) any officer, director, or employee (elected, appointed, or career) of any Governmental Entity, or any Person acting in an official capacity for or on behalf of any Governmental Entity; (ii) any political party, party official, or candidate for political office; or (iii) any immediate family member of any Person who falls under sections (i) or (ii) of this sentence. Solely for the purposes of this Section 3.16, “Governmental Entity” means: any U.S. (national, federal, state, local, or municipal), non-U.S., international, or multinational, governmental body or authority, including: (i) any political subdivision, department, commission, board, branch, agency, bureau, court, tribunal, or other regulatory, administrative, or judicial authority thereof; (ii) any government-owned or -controlled (in whole or in part) corporation, legal entity, or commercial enterprise; and (iii) any public international organization (e.g., United Nations, World Bank, International Monetary Fund).

Section 3.17. Litigation. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are: (a) no claims, actions, suits, proceedings, or, to the Knowledge of the Company, investigations pending or, to the Knowledge of the Company, threatened, before any Governmental Entity, brought by or against any of the Company or any of its Subsidiaries or any of their officers or directors involving or relating to the Company or any of its Subsidiaries; and (b) no material judgments, decrees, injunctions, rules or Orders of any Governmental Entity outstanding, or to the Knowledge of the Company, threatened, against either the Company or any of its Subsidiaries. As of the date hereof, there are no proposed settlements with respect to any pending material claims, actions, suits or proceedings.

Section 3.18. Contracts.

(a) Except for this Agreement, each Company Benefit Plan and the contracts filed as exhibits to the Company SEC Reports, Schedule 3.18(a) sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means the following contracts that are currently in effect and to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiaries is bound (other than Company Leases):

(i) any material partnership, joint venture, limited liability company or other similar Contract (including any Contract providing for joint research, development or marketing, and excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person);

(ii) any Contract that is material to the Company and its Subsidiaries, taken as a whole (A) that restricts the Company, its Subsidiaries or any of their Affiliates from engaging in any line of business or obligates the Company or any of its Subsidiaries not to compete with another Person in any line of business or geographic territory, (B) that contains exclusivity obligations or exclusivity restrictions binding on the Company or any of its Subsidiaries or that by its express terms would be binding on Parent or its Affiliates (including the Surviving Corporation) after the Effective Time, in the case of this clause (B), other than customary restrictions included in the Company’s contracts with customers or vendors in the ordinary course of business or (C) that involves minimum requirements or contains any “most favored nation” provision or grants to any Person a right of first refusal or first offer or an option to purchase, acquire, sell or dispose of any property or assets of the Company or any of its Subsidiaries (other than inventory in the ordinary course of business);

(iii) any settlement, consent order or similar Contract relating to the resolution of any Action pursuant to which the Company or any of its Subsidiaries have material obligations outstanding;

(iv) any contract that is material to the Company and its Subsidiaries, taken as a whole, with any Governmental Entity;

(v) any Contract currently in effect and would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (other than those arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as a whole, which, to date, has not yet been so reported and that is not required to be disclosed in the Disclosure Schedules under this Section 3.18(a);

(vi) any Contract that relates to Indebtedness having an outstanding principal amount in excess of $10,000,000 individually or $50,000,000 in the aggregate, other than (a) any Indebtedness between the Company and its Subsidiaries or (b) accounts receivables and payables in the ordinary course of business;

(vii) since January 1, 2017, any Contract that involves the acquisition from another Person or disposition to another Person, directly or indirectly (by merger, license, asset purchase or otherwise), of (a) any business, business line, division of the Company or another Person after the date hereof other than in the ordinary course of business or (b) capital stock or other equity interests of another Person, in each case, for aggregate consideration under such Contract (or series of related Contracts) in excess of $25,000,000;

(viii) any revenue-generating Contract with any of the twenty (20) largest customers of the Company and its Subsidiaries, determined on the basis of annual recurring revenues attributable to such customers that have been received by the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2018 (each, a “Significant Customer”);

(ix) any expenditure Contract with any of the twenty (20) largest vendors to the Company and its Subsidiaries, determined on the basis of expenditures by the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2018 (each, a “Significant Vendor”);

(x) any Contract (A) relating to any debit or credit card used by any Person who has a Health Savings Account or other tax-advantaged account or employee benefit administered by the Company or any of its Subsidiaries, (B) with any bank or investment partner relating to any Health Savings Account or other tax advantaged account or employee benefit administered by the Company or any of its Subsidiaries or (C) that governs the custody of cash assets in a Health Savings Account or other tax-advantaged account or employee benefit administered by the Company or any of its Subsidiaries;

(xi) any Contract between the Company or any of its Subsidiaries, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or five percent (5%) stockholders of the Company, on the other hand, other than Company Benefit Plans; or

(xii) Contracts pursuant to which another Person grants the Company or a Subsidiary a license, covenant not to assert or other similar immunity or authorization with respect to any other Person’s Intellectual Property Rights or Intellectual Property that are material to the business of the Company or any of its Subsidiaries, with the exception of (A) any non-exclusive licenses to commercially available software and cloud services and granted on standard terms with an annual or aggregate fee not in excess of $2,000,000, (B) licenses for Open Source Software, (C) confidentiality agreements and (D) backup licenses from employees and contractors granted in the ordinary course of business in connection with providing services to the Company or a Subsidiary; and

(xiii) Contracts pursuant to which the Company or a Subsidiary grants another Person a license, covenant not to assert or other similar immunity or authorization with respect to Company Owned Intellectual Property Rights or Company Owned Intellectual Property where the rights granted are material to the business of the Company or any of its Subsidiaries, with the exception of (A) non-exclusive licenses granted to customers and potential customers (but solely, in such case, for evaluation purposes) in the ordinary course of business, (B) confidentiality agreements, and (C) non-exclusive licenses granted to consultants, contractors or vendors in the ordinary course of business for the sole purpose of the counterparty’s provision of products or services to the Company or its Subsidiaries.

(b) As of the date hereof, each Material Contract is valid and binding on the Company and its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except for such failures to be in full force and effect that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, subject to the Enforceability Limitations. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Material Contract. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, no other party to any Material Contract is in breach or default under the terms of such Material Contract.

Section 3.19. Employee Benefit Plans; Employees.

(a) Schedule 3.19(a) sets forth a true, accurate and complete list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has delivered or made available to Parent copies, to the extent applicable, of (i) the plan and trust documents and the most recent summary plan description, (ii) the most recent annual report (Form 5500 series), (iii) the most recent financial statements, (iv) the most recent favorable determination letter from the IRS with respect to each Company Benefit Plan intended to qualify under Section 401(a) of the Code; (v) the most recent nondiscrimination testing results; and (vi) a summary of material modification and other material written communications by the Company or any its Subsidiaries to any service provider concerning the extent of benefits provided under a Company Benefit Plan. No Company Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States.

(b) Neither the Company nor any of its Subsidiaries has now or at any time within the last six years contributed to (or had an obligation to contribute to), sponsored or otherwise participated in, or in any way had any liability in respect of, a Multiemployer Plan, a “multiple employer plan” (as defined in Section 4063 of ERISA) or a plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Company nor any of its Subsidiaries has any obligation or liability with respect to post-termination health or other welfare benefits other than health continuation coverage pursuant to COBRA. Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan has been established, maintained and administered in compliance in all respects with its terms and the applicable requirements of ERISA, the Code and any other applicable Laws. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS or is the subject of a favorable opinion letter from the IRS on the form of such Company Benefit Plan and, to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Company Benefit Plan. No liability under Title IV of ERISA has been or, to the Knowledge of the Company, is reasonably expected to be incurred by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any of their respective service providers has engaged in any transaction with respect to any Company Benefit Plan that would be reasonably likely to subject the Company or any of its Subsidiaries to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Law. Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to subject the Company or any of its Subsidiaries to any assessable payment under Section 4980H of the Code with respect to any period prior to the Effective Time. Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened actions, claims or lawsuits against or relating to any Company Benefit Plan, the assets of any of the trusts under such arrangements or the sponsor or the administrator, or against any fiduciary of the Company Benefit Plan with respect to the operation of such arrangements (other than routine benefits claims). No Company Benefit Plan is under audit or investigation by any Governmental Entity or regulatory authority that is reasonably expected to result in any material liability to the Company or any of its Subsidiaries.

(c) The Company is not in default in any material respect in performing any of its material contractual obligations under any Company Benefit Plan or any related trust agreement or insurance contract. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all contributions and other payments required to be made by the Company or any of its Subsidiaries to any Company Benefit Plan have been made, or reserves adequate for such contributions or other payments have been set aside therefor. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, the Company has paid all liabilities for insurance premiums for benefits provided under the insured Company Benefit Plans and has paid all amounts due. There are no material outstanding liabilities under any Company Benefit Plan other than liabilities for benefits to be paid in the ordinary course of business to participants in such Company Benefit Plan and their beneficiaries or otherwise paid in accordance with the terms of such Company Benefit Plan.

(d) Except as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance with, and has been administered in compliance with Section 409A of the Code.

(e) Except as set forth on Schedule 3.19(e) or as required pursuant to the terms of this Agreement or applicable Law, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, or consultant of the Company or any of its Subsidiaries, (ii) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend or terminate any Company Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Company Benefit Plan.

(f) No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code.

(g) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(h) In each case except as would not be reasonably expected to result, individually or in the aggregate, in any material liability to the Company or any of its Subsidiaries: (i) the Company and each of its Subsidiaries are in compliance with all applicable Laws, agreements, and policies regarding employment and the termination thereof, labor and wage and hour matters, including but not limited to obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (or similar state or local “mass layoff” or “plant closing” Law) (the “WARN Act”) and the classification of employees as exempt or non-exempt from overtime pay requirements or as non-employee contractors or consultants; (ii) with respect to each employee of the Company or any of its Subsidiaries, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) neither the Company nor its Subsidiaries are a party to any collective bargaining agreement or other contract with any labor organization or other representative of any of its employees, nor is any such contract or agreement presently being negotiated; (iv) there are no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, unfair labor practices charges, or other labor disputes, pending or, to the Knowledge of the Company, threatened against or involving any of the employees of the Company or any of its Subsidiaries; (v) there is no pending or, to the Knowledge of the Company, threatened Action for wrongful discharge, Action for employment discrimination, Action for sexual harassment or other Action involving an employment dispute of any nature against the Company or any of its Subsidiaries which would be expected to result in liability to the Company in excess of $500,000; and (vi) neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices.

(i) The Company and its Subsidiaries are not delinquent in payments to any employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees.

(j) The Company has made available to Parent all written employment contracts or agreements for a specified duration, agreements providing for severance or other benefits in the event of termination between the Company or any of its Subsidiaries and any of its current or former management employees. The Company has made available to Parent true, accurate and complete copies of the Company’s severance plans and policies applicable to its employees. Except as set forth in such severance plans and policies, upon termination of the employment of any of the Company’s employees after the date hereof or after the Effective Time, neither the Company nor the Surviving Corporation will be liable to any of the terminated employees for severance pay or other severance benefits.

(k) To the Knowledge of the Company, during the three-year period ending on the date hereof, (i) no allegations of sexual harassment or sexual misconduct have been made against any director or officer of the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any director or officer of the Company or any of its Subsidiaries.

Section 3.20. Insurance. All surety bonds, fidelity bonds and all material policies of title, liability, fire, casualty, business interruption, workers’ compensation and other forms of insurance insuring each of the Company and its Subsidiaries and their material assets, properties and operations are in full force and effect, except where such failure to be in full force and effect would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries are in default under any provisions of any such policy of insurance, nor has the Company or any of its Subsidiaries received written notice as of the date hereof of cancellation of or canceled any such insurance, except for such defaults that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.21. Affiliate Transactions. Except as set forth in the Company SEC Reports filed prior to the date hereof or as set forth on Schedule 3.21, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act other than indemnification, employment and similar employee arrangements in the ordinary course of business.

Section 3.22. Environmental Matters. Except as has not had, nor would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) since December 31, 2015, each of the Company and its Subsidiaries are and have been in compliance with all applicable Laws, regulations or other legal requirements relating to pollution, the protection of the environment, or protection of human health and safety (as relates to exposure to Hazardous Materials) (“Environmental Laws”), which compliance includes obtaining, maintaining or complying with all permits required under Environmental Laws for the operation of their respective businesses, (b) there is no investigation, suit, claim, action or proceeding relating to or arising under any Environmental Law that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any real property owned, operated or leased by the Company or any of its Subsidiaries, (c) neither the Company nor its Subsidiaries have received any written notice of or entered into any legally binding agreement, Order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements on the part of the Company or any of its Subsidiaries relating to or arising under Environmental Laws, and (d) there are and have been no Hazardous Materials present on any real property owned or leased by the Company or any of its Subsidiaries in a manner and concentration that would reasonably be expected to result in any claim against the Company or any of its Subsidiaries under any Environmental Law.

Section 3.23. Health or Other Benefit Laws.

(a) Except as set forth on Schedule 3.23(a), the Company and its Subsidiaries are and have been since December 31, 2018 in compliance with all applicable Health or Other Benefit Laws, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as set forth on Schedule 3.23(a), the Company has received no written notice from any Governmental Entity alleging any failure by the Company or any of its Subsidiaries to comply with any Health or Other Benefit Law and there are no material settlement agreements or similar written agreements with any Governmental Entity concerning any violation of or failure to comply with any Health or Other Benefit Law. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any action or challenge to, or revocation of, any licensure, registration, authorization or certification in respect of the business of the Company and its Subsidiaries pursuant to any Health or Other Benefit Law.

(b) Except as set forth on Schedule 3.23(b), as of the date hereof, there is no Action pending nor, to the Knowledge of the Company, is there any threatened Action reasonably likely to give rise to any material liability asserting that the Company or any of its Subsidiaries has violated any Health or Other Benefit Law. Except as set forth on Schedule 3.23(b), as of the date hereof, there are no material settlement agreements or similar written agreements and, to the Knowledge of the Company, no material Orders outstanding against the Company or any of its Subsidiaries concerning any violation by any past or present customer or end user (whether an entity or an individual) of any Health or Other Benefit Law.

(c) Except as set forth on Schedule 3.23(c), as of the date hereof, neither the Company nor its Subsidiaries have (i) received any written request for an audit, examination, review or other non-routine compliance inquiry from any Governmental Entity (either directly from the Governmental Entity or, to the Knowledge of the Company, since January 1, 2017 from any prior or current customer to which such Governmental Entity’s written request or inquiry was directed) or (ii) provided since January 1, 2017, a written response to any prior or current customer of the Company or any of its Subsidiaries regarding such a written request or non-routine compliance inquiry from any Governmental Entity with respect to any Health or Other Benefit Law that is, or is reasonably likely to be, material with respect to the Company and its Subsidiaries, taken as a whole.

(d) The Company has made available all current written compliance plans, policies, procedures, manuals, reports and required assessments that are material to compliance with any Health or Other Benefit Law prepared by or for the Company or any of its Subsidiaries (and any updates thereto). Except as set forth on Schedule 3.23(d), the Company and its Subsidiaries have (i) remained at all times in compliance with the written compliance plans, policies, procedures, manuals, reports and required assessments described in the foregoing sentence, except where the failure to remain in compliance would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole and (ii) provided its workforce with adequate periodic training as required by the written compliance plans, policies, procedures, manuals, or reports described in the foregoing sentence, except where the failure to provide such training would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(e) Except as set forth on Schedule 3.23(e), since January 1, 2017, neither the Company nor its Subsidiaries has entered into any material written agreements or commitments with Governmental Entities relating to compliance with Health or Other Benefit Law by the Company or any of its Subsidiaries.

Section 3.24. No Brokers. Except for the Advisor, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from, the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

Section 3.25. State Takeover Statutes. Assuming that the representations of Parent and Merger Sub set forth in Section 4.8 are true, accurate and correct, the Board of Directors of the Company has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Merger.

Section 3.26. Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion of Evercore Group L.L.C. (the “Advisor”) dated as of the date hereof, to the effect that, as of such date, and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair from a financial point of view to the holders of such Company Common Stock. A written copy of such opinion will be made available to Parent promptly following execution of this Agreement (it being understood and agreed that such written opinion is for the benefit of the Board of Directors of the Company and may not be relied upon by Parent or Merger Sub).

Section 3.27. Vote Required. The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholders Meeting, or any adjournment or postponement thereof, in each case at which a quorum is present in accordance with the by-laws of the Company, in favor of the adoption of this Agreement (the “Required Company Vote”) is the only vote or consent of the holders of any class or series of the Company’s share capital necessary to approve and adopt this Agreement and the transactions contemplated hereby and thereby, including the Merger.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as otherwise set forth in the Parent Disclosure Schedule, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1. Organization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing or similar concept under the Laws of the jurisdiction of its organization, and has all requisite corporate, limited liability company or limited partnership power (as the case may be) to own its properties and assets and to conduct its businesses as now conducted except where the failure to be so qualified or in good standing in such jurisdiction has not had, nor would be reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Copies of the Parent Organizational Documents and the organizational documents of Merger Sub, in each case, with all amendments thereto to the date hereof, have been made available to the Company or its representatives and such copies are true, accurate and complete as of the date hereof. Parent is not in violation of the Parent Organizational Documents.

Section 4.2. No Conflict or Violation. The execution, delivery and performance by Parent and Merger Sub of this Agreement do not and will not (i) violate or conflict with any provision of any Parent Organizational Document or any of the organizational documents of Merger Sub, (ii) subject to the receipt of any consents set forth in Section 4.3, violate any provision of Law, or any Order, judgment or decree of any Governmental Entity applicable to Parent or Merger Sub, (iii) subject to the receipt of any consents set forth in Section 4.3, result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets or properties of either of Parent, Merger Sub or any of Parent’s other Subsidiaries or (iv) violate, conflict with, or result in a breach of or constitute (with due notice or lapse of time or both) a default under or result in or give to others any rights of cancellation, modification, amendment, acceleration, revocation or suspension of any material contract, agreement or instrument to which Parent, Merger Sub or any of Parent’s Subsidiaries is a party or by which it is bound or to which any of its properties or assets is subject except in each case with respect to the foregoing clauses (ii) through (iv), for any such violations, Liens, breaches, defaults, conflicts, cancellations, modifications, amendments, revocations or suspensions that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.3. Consents and Approvals. No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is necessary or required in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the performance by Parent or Merger Sub of their obligations hereunder, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent or any of its Subsidiaries is qualified to do business; (ii) the filing of a Notification and Report Form under the HSR Act and other filings under applicable antitrust, competition or similar Laws of other jurisdictions; (iii) such filings and approvals as may be required by any federal and state securities Laws, including compliance with any applicable requirements of the Exchange Act, and (iv) such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not have a Parent Material Adverse Effect.

Section 4.4. Authorization and Validity of Agreement. Parent and Merger Sub have all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Merger Sub and all other necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, shall constitute a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

Section 4.5. Capitalization of Merger Sub. As of the date hereof, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any Person other than Parent or a Wholly Owned Subsidiary of Parent may acquire any equity security of Merger Sub. Merger Sub has been formed solely for the purpose of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.6. No Brokers. Except as set forth on Schedule 4.6, Parent will not be liable for any brokerage, finder’s or other fee or commission to any consultant, broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.7. Litigation. There are no material claims, actions, suits, proceedings, or, to the knowledge of Parent, investigations pending or, to the knowledge of Parent, threatened in writing, before any Governmental Entity, brought by or against Parent or Merger Sub or any of their officers or directors (in their capacities as such) involving or relating to Parent or Merger Sub that would prevent or materially delay the consummation of the Merger. There is no material judgment, decree, injunction, rule or Order of any Governmental Entity outstanding, or to the knowledge of Parent, threatened in writing, against either the Parent or Merger Sub that would prevent or materially delay the consummation of the Merger.

Section 4.8. Ownership of Company Capital Stock. Except as set forth on Schedule 4.8, none of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates (a) has owned any shares of Company capital stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the two years prior to the date hereof.

Section 4.9. No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

Section 4.10. Financing.

(a) Commitment Letter. As of the date of this Agreement, Parent has delivered to the Company a true, accurate and complete copy of a duly executed commitment letter, dated as of the date of this Agreement (including all exhibits, schedules, and annexes thereto, as amended, replaced, supplemented, modified or waived in accordance with the terms hereof, the “Commitment Letter”), among Parent and the financial institutions party thereto (the “Lenders”), pursuant to which the Lenders have committed, subject only to the terms and conditions thereof, to provide the debt financing described therein (the “Financing”). Parent has also delivered to the Company a true, accurate and complete copy of each fee letter (which may be redacted as to fee amounts, pricing caps and other economic terms so long as no such redaction covers terms that would adversely affect the amount, timing, conditionality, availability or termination of the Financing) in connection with the Commitment Letter (collectively, the “Fee Letter”) and there are no other agreements related to the Commitment Letter or the Fee Letter that would impact the amount, timing, conditionality, availability or termination of the Financing.

(b) No Amendments. As of the date of this Agreement, (i) the Commitment Letter and the Fee Letter and the terms of the Financing have not been amended or modified, (ii) no such amendment or modification is contemplated (other than, for the avoidance of doubt, amendments to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date of this Agreement in accordance with the terms in effect on the date hereof) and (iii) the commitments contained in the Commitment Letter have not been withdrawn, terminated or rescinded in any respect (and, to the Knowledge of Parent, no such withdrawal, termination or rescission is contemplated). Other than customary engagement letters and related fee rebate letters in respect of any permanent financing that may be obtained in lieu of all or part of the debt financing described in the Commitment Letter (none of which adversely affect the amount, timing, conditionality, availability or termination of the Financing), there are no other Contracts, agreements, side letters or arrangements to which Parent or any of its controlled Affiliates is a party relating to the funding of the full amount of the Financing, other than as expressly set forth in the Commitment Letter and the Fee Letter.

(c) Sufficiency of Financing. Assuming the Financing is funded in accordance with the Commitment Letter (after netting out any original issue discount and other similar fees contemplated by the Fee Letter (including after giving effect to the maximum amount of any flex provisions contained therein)), Parent will have on the Closing Date, together with all unrestricted cash of the Company set forth on the consolidated balance sheet of the Company included in the most recent Company Financial Statements as of the date hereof, funds sufficient to (i) pay the aggregate Merger Consideration and other payments under Article II, (ii) pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub in connection with the Merger and the Financing, (iii) prepay or repay any outstanding indebtedness of the Company or any of its Subsidiaries required by this Agreement to be prepaid or repaid at Closing and (iv) satisfy all of the other payment obligations of Parent and Merger Sub contemplated hereunder (clauses (i) through (iv) above, the “Required Amount”).

(d) Validity. The Commitment Letter and the Fee Letter (in the forms delivered by Parent to the Company) are, as of the date hereof, (i) in full force and effect, and constitute the legal, valid and binding obligations of Parent and, to the Knowledge of Parent, the other parties thereto, and (ii) enforceable against Parent and, to the Knowledge of Parent, the other parties thereto, in accordance with their respective terms, in each case, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and subject to general principles of equity. Other than as expressly set forth in the Commitment Letter or the Fee Letter, there are no conditions precedent or other contingencies (including pursuant to any “flex” provisions in the Fee Letter) related to the funding of the Financing pursuant to any agreement relating to the Financing to which any of Parent or any of its controlled Affiliates is a party. As of the date of this Agreement, neither Parent nor, to the Knowledge of Parent, the other parties to the Commitment Letter or the Fee Letter is in violation or breach of any of the terms or conditions set forth therein and no event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to, (A) constitute a default, breach or failure to satisfy a condition precedent set forth in the Commitment Letter or Fee Letter, assuming the accuracy of the representations and warranties in Article III (solely to the extent that a breach of such representation or warranty would adversely affect the satisfaction by Parent of the conditions set forth in the Commitment Letter or Fee Letter), or (B) result in any portion of the Financing being unavailable on the Closing Date, assuming the conditions to the Financing are satisfied or waived in accordance with the terms thereof. As of the date of this Agreement, assuming the accuracy of the representations and warranties in Article III and assuming the Company complies with and performs in all material respects all of its agreements and covenants under this Agreement, Parent has no reason to believe that (i) it will be unable to satisfy on a timely basis any term or condition to the funding of the Financing necessary to be satisfied by it contained in the Commitment Letter or Fee Letter, or (ii) the amount of the Financing will not be available on the Closing Date in order to fund a portion of the transactions contemplated hereby. As of the date hereof, (i) no party to the Commitment Letter or the Fee Letter has notified Parent of its intention to terminate any of the commitments set forth in the Commitment Letter or not to provide the Financing and (ii) no termination of any commitment set forth in the Commitment Letter is contemplated by Parent. As of the date of this Agreement, Parent has fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Commitment Letter or the Fee Letter.

Section 4.11. Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Parent is Solvent as of the date of this Agreement, and each of Parent and the Company and its Subsidiaries (on a consolidated basis) will, after giving effect to the Merger or any other transaction contemplated by this Agreement, including the funding of the Financing, payment of the Merger Consideration, and payment of all other amounts required to be paid in connection with the consummation of the Merger or any other transaction contemplated by this Agreement and the payment of all related fees and expenses, be Solvent at and immediately after the Closing. As used in this Section 4.11, the term “Solvent” shall mean, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and, after the Closing, Parent and the Surviving Corporation and its Subsidiaries (on a consolidated basis) and each of them (on a stand-alone basis) will exceed their debts, (b) Parent and, after the Closing, Parent and the Surviving Corporation and its Subsidiaries (on a consolidated basis) and each of them (on a stand-alone basis) has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature, and (c) Parent has and, after the Closing, the Surviving Corporation and its Subsidiaries (on a consolidated basis) and of each of them (on a stand-alone basis) will have, sufficient capital and liquidity with which to conduct its business. For purposes of this Section 4.11, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 4.12. Exclusivity of Representations.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company or any of its Subsidiaries or any of their Affiliates or Representatives to make any representation or warranty relating to the Company or any of its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company or any of its Subsidiaries or any of their Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; and

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V.

COVENANTS OF THE COMPANY

Section 5.1. Conduct of Business Before the Closing Date.

(a) Except (i) as expressly permitted by the terms of this Agreement; (ii) as set forth in Section 5.1(a) of the Company Disclosure Schedule; or (iii) as required by Law, the Company covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed): (x) the businesses of the Company and its Subsidiaries shall, subject to the restrictions and exceptions expressly set forth in this Section 5.1(a), be conducted in the ordinary course of business consistent with past practice; and (y) the Company shall use reasonable best efforts to maintain all material Leased Real Property in good operating condition and repair, to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers and key employees of the Company and its Subsidiaries and to preserve, in all material respects, the present relationships of the Company and its Subsidiaries with their material customers and suppliers and others having material business relations with the Company such that its business will not be materially impaired. Without limiting the generality of the foregoing, neither the Company nor its Subsidiaries shall (except (i) as expressly permitted by the terms of this Agreement; (ii) as set forth in Section 5.1(a) of the Company Disclosure Schedule; or (iii) as required by Law), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, directly or indirectly, do or permit any of its Subsidiaries to do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) amend or propose to amend any of its organizational documents;

(ii) issue any additional shares of capital stock or other equity securities or grant any option, warrant or right to acquire any capital stock, or other equity securities or issue any security convertible into or exchangeable for such securities or alter in any way any of its outstanding securities or make any change in outstanding shares of capital stock, or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise, other than (a) the issuance or sales of shares of Company Common Stock pursuant to the Company ESPP (subject to Section 1.8(c)), or upon the exercise of Company Options or upon the settlement of Company RSU Awards that have vested or will become vested pursuant to their terms, in each case, outstanding on the Capitalization Date, or (b) as contemplated by Section 5.1(a) of the Company Disclosure Schedule;

(iii) make any sale, assignment, transfer, abandonment, lease, sublease or other conveyance of any material asset or the Leased Real Property or grant or take any other action that will result in the imposition of any Lien granted on any material asset or Leased Real Property (other than (A) sales, transfers, and dispositions of obsolete or worthless equipment, (B) Liens granted to secure obligations under the Credit Agreement, (C) sales, transfers or non-exclusive licenses of Company Products in the ordinary course of business consistent with past practice, (D) sales, leases, transfers or other dispositions that do not exceed $1,000,000 individually or $5,000,000 in the aggregate, (E) Permitted Liens and (F) transactions among the Company and its Subsidiaries or among Subsidiaries of the Company);

(iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock, or other ownership interests of the Company or declare, set aside or pay any dividend or other distribution in respect of such shares or interests other than (A) for the purchase, redemption or other acquisition of shares of Company Common Stock or other ownership interests of the Company from current or former employees or directors of the Company pursuant to (1) the terms of any Company Options or Company RSU Awards in accordance with their terms, or (2) any employment agreement or Company Benefit Plan set forth on Schedule 3.19(a), but solely in connection with the cessation of employment or provision of services, or (B) transactions among the Company and its Subsidiaries or among Subsidiaries of the Company.

(v) except as required by existing agreements as in effect on the date hereof that are listed (if required) in the Company Disclosure Schedule, any Company Benefit Plan set forth on Schedule 3.19(a), or as otherwise required by applicable Law, (A) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other benefits payable or to become payable by any of the Company or any of its Subsidiaries to any current or former employee or other service provider of any of the Company or any of its Subsidiaries, (B) increase or accelerate the vesting or payment of the compensation or benefits payable or available to any current or former employee or other service provider, (C) adopt, establish, amend or terminate any Company Benefit Plan, or any agreement, plan, policy or arrangement that would constitute a Company Benefit Plan if it were in existence on the date hereof, in each case, other than (i) the renewal of group health or welfare plans made in the ordinary course of business consistent with past practice and applicable Law that do not materially increase the costs to the Company or any of its Subsidiaries under such plans and (ii) subject to clause (E) below, at-will offer letters with new-hire employees that do not provide for any advance notice of termination or severance or change in control benefits, (D) terminate, promote or change the title of any employee or consultant with annual cash compensation of greater than $150,000 (retroactively or otherwise), other than terminations for cause, (E) hire or make an offer to hire any new employee, officer, director, or consultant with annual cash compensation of greater than $150,000, or (F) amend or modify the Company Paid Time Off Policy (as defined below);

(vi) enter (or commit to enter) into, amend, terminate or extend any collective bargaining agreement or agreement with a works council or other union (or enter into negotiations to do any of the foregoing), except to the extent required by Law;

(vii) make any capital expenditures or commitments therefore in excess of (x) such capital expenditures or commitments therefore that are reflected in the Company’s current budget provided to Parent prior to the date hereof or (y) $500,000 individually or $3,000,000 in the aggregate;

(viii) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by Law or reason of a concurrent change in GAAP, or write off as uncollectible any material accounts receivable except in the ordinary course of business;

(ix) except as required by Law, (A) make or change any material Tax election, (B) change an annual accounting period, (C) file any amended material Tax Return, (D) enter into any closing agreement with respect to a material amount of Tax, (E) settle any material Tax claim or assessment relating to the Company or any of its Subsidiaries, or (F) surrender any right to claim a refund of material Taxes;

(x) settle, release or forgive any claim requiring payments to be made by the Company or any of its Subsidiaries in excess of $750,000 individually, or $5,000,000 in the aggregate, other than intercompany claims, or waive any right with respect to any material claim held by the Company or any of its Subsidiaries other than in the ordinary course of business, or settle or resolve any claim against the Company or any of its Subsidiaries on terms that require the Company or any of its Subsidiaries to materially alter its existing business practices;

(xi) incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness, or otherwise issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except, in each case, for (A) any Indebtedness among the Company and wholly-owned Subsidiaries of the Company or among wholly-owned Subsidiaries of the Company, (B) guarantees by the Company of indebtedness of wholly-owned Subsidiaries of the Company or guarantees by Subsidiaries of the Company of Indebtedness of the Company or any wholly-owned Subsidiary of the Company, which Indebtedness is incurred in compliance with this Agreement, (C) Indebtedness not to exceed $25,000,000 in aggregate principal amount incurred in the ordinary course of business, so long as such Indebtedness can be prepaid at any time (subject to reasonable prior notice requirements) without premium or penalty, (D) guarantees or letters of credit issued and maintained for the benefit of commercial counterparties in the ordinary course of business consistent with past practice, (E) trade payables incurred in the ordinary course of business consistent with past practice, or (F) obligations incurred pursuant to business credit cards in the ordinary course of business consistent with past practice;

(xii) adopt or enter into a plan of complete or partial liquidation, dissolution or restructuring or effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or any of its Subsidiaries;

(xiii) other than in the ordinary course of business, enter into, terminate, amend, modify in any material respect, or waive any material rights under any Material Contract; provided, that if another subsection of this Section 5.1(a) governs conduct or actions of the same type or nature as this Section 5.1(a)(xiii), and such other subsection expressly permits such conduct or actions to be taken by the Company in conflict with this Section 5.1(a)(xiii), then the Company or its Subsidiaries shall be permitted to take such conduct or action in accordance with the terms of such other subsection; provided, further, that any entry into, termination, amendment or modification in any material respect of, or waiver of any material rights under, any Material Contract with any Significant Customer or Significant Vendor or any Person that, had such Material Contract been entered into prior to the date hereof, would constitute a Significant Customer or Significant Vendor based on the expected amounts payable thereunder shall require the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed);

(xiv) merge or consolidate with any other Person, or acquire or invest in capital stock or any business, business line, division of the Company or any other Person, other than any such action solely between the Company and its Subsidiaries or between Subsidiaries of the Company;

(xv) enter into any contract that restricts the ability of the Company or any of its Subsidiaries to engage or compete in any material line of business in any respect material to the business of the Company and its Subsidiaries, taken as a whole, or enter into any contract that materially restricts the ability of the Company or any of its Subsidiaries to enter into a material new line of business;

(xvi) sell, assign, transfer, pledge, grant, modify, license, sublicense, encumber, cancel, abandon, allow to lapse, dedicate to the public domain or otherwise dispose of any (i) Company Registered Intellectual Property Rights, or (ii) any other Company Owned Intellectual Property Rights that are material to the Company’s or a Subsidiary’s business; or

(xvii) commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or any of its Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries’ operations.

Section 5.2. Notice of Certain Matters. From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article IX hereof, the Company shall promptly give written notice to Parent upon becoming aware of (a) any breach by the Company of any of its representations, warranties or covenants contained herein if and only to the extent that such breach would reasonably be expected to cause any of the conditions of Parent and Merger Sub to consummate the Merger set forth in Section 8.2(a) or Section 8.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the parties under this Agreement (it being understood that the terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 5.2), (b) any written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) without limitation of the terms set forth in Article VII, any material written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, or (d) any Action threatened or commenced against the Company or any of its Subsidiaries or any directors or officers thereof that is related, in whole or in part, to the transactions contemplated by this Agreement.

Section 5.3. Resignations. The Company shall cause to be delivered to Parent at the Closing written evidence reasonably satisfactory to Parent of the non-revocable resignation effective as of the Effective Time for each of the members of the board of directors (or equivalent governing body) of the Company or any Subsidiary thereof designated by Parent to the Company. At the request of Parent, the Company shall provide Parent with a true, accurate and accurate list of the members of the board of directors (or equivalent governing body) of the Subsidiaries of the Company.

Section 5.4. Treatment of Credit Agreement. At least two (2) Business Days prior to the Closing Date, the Company will cause to be delivered to Parent a payoff letter and all other releases, instruments of discharge and similar documentation required to effect or evidence the release described in clause (ii) below (collectively, the “Payoff Letter”), in customary form, to be executed and delivered as of the Closing by the administrative agent under the Credit Agreement (the “Existing Agent”), which shall (i) indicate the total amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the terms of the Credit Agreement (other than customary indemnity obligations that expressly survive by their terms) (such amount, the “Payoff Amount”), (ii) provide for the release, upon payment of the Payoff Amount at Closing (or replacement, cash collateralization or backstop of existing letters of credit or swap agreements), of all Liens of the Existing Agent securing obligations under the Credit Agreement over the properties and assets of the Company and each of its Subsidiaries (other than any cash that is used to cash collateralize existing letters of credit or swap agreements, if applicable) that constitute collateral under the Credit Agreement and any equity interests of the Company or any of its Subsidiaries that constitute collateral under the Credit Agreement and (iii) evidence the termination or other satisfaction, upon payment of the Payoff Amount at Closing (or replacement, cash collateralization or backstop of existing letters of credit or swap agreements), of all obligations under the Credit Agreement (other than customary indemnity obligations that expressly survive by their terms). Concurrently with the Effective Time, Parent will repay and discharge, provide funds to the Company to repay and discharge, or direct the Company to use existing cash balances to repay and discharge the Payoff Amount in accordance with the Payoff Letter.

ARTICLE VI.

COVENANTS OF PARENT AND MERGER SUB

Section 6.1. Conduct of the Business Before the Closing Date. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct the operations of Parent or its Subsidiaries prior to the Closing Date or at any other time.

Section 6.2. Indemnification Continuation.

(a) For purposes of this Section 6.2, (i) ”Indemnified Person” shall mean any person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries and (ii) ”Proceeding” shall mean any claim, action, suit, proceeding or investigation.

(b) From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) to the fullest extent permitted by applicable Law, provide indemnification to each Indemnified Person to the same extent and under the same conditions and procedures as such Indemnified Person is entitled on the date hereof under the Company Organizational Documents (or the corresponding organizational documents of any of the Company’s Subsidiaries) or as provided in employment or indemnification agreements with such Indemnified Person as in effect on the date hereof and set forth on Schedule 6.2(b), in connection with any Proceeding, whether civil, criminal, administrative or investigative, based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such Indemnified Person is or was an officer or director of the Company or any of its Subsidiaries, to the extent pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated hereby. In the event of any such Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time; (B) each Indemnified Person will be entitled to retain his or her own counsel, whether or not the Surviving Corporation elects to control the defense of any such Proceeding; provided that, absent a conflict, all such Indemnified

Persons will retain the same counsel; (C) the Surviving Corporation will advance all fees and expenses (including reasonable and documented fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Proceeding, subject to an obligation that such Indemnified Person undertakes to repay such advanced fees and expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that such Indemnified Person is not entitled to be indemnified by the Company; and (D) no Indemnified Person will be liable for any settlement of such Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes a release of all Indemnified Persons from all liability arising out of such Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation. Notwithstanding anything herein to the contrary, references to “Indemnified Person” in each of the three preceding sentences in this Section 6.2(b) shall mean any person who is, as of the date hereof, an officer or director of the Company or any of its Subsidiaries, or has served as an independent director of the Company as defined under the New York Stock Exchange rules.

(c) For six (6) years from the date hereof, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable as the exculpation, indemnification and advancement of expenses provisions set forth in the Company Organizational Documents or the corresponding organizational documents of any of the Company’s Subsidiaries as in effect immediately prior to the Effective Time, and the Surviving Corporation shall not (and Parent shall cause the Surviving Corporation and its Subsidiaries not to) amend repeal or otherwise modify such exculpation, indemnification and advancement of expenses provisions, or similar provisions in any indemnification contracts of the Company or any of its Subsidiaries with any of their respective directors or officers as in effect immediately prior to the Effective Time, except as required by applicable Law.

(d) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for six (6) years from the date hereof, if available, the Company’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the date hereof with respect to Indemnified Persons (provided that the Surviving Corporation may substitute therefor policies with reputable carriers of at least the same coverage containing terms, conditions and exclusions that are not materially less favorable to the Indemnified Persons); provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.2(d) more than an amount per year equal to 350% of current annual premiums (such 350% amount, the “Maximum Annual Premium”) paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than 350% of current annual premiums, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available (as reasonably determined by the Surviving Corporation) for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In lieu of the foregoing, the Company may purchase, after consultation with the Parent, prior to the Effective Time, a six-year “tail” prepaid officers’ and directors’ liability insurance policy from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier in respect of acts or omissions occurring prior to the date hereof covering each such Indemnified Person. If such “tail” policy has been established by the Company, Parent shall not terminate such policy and shall cause all of the Company’s obligations thereunder to be honored by Parent and the Surviving Corporation.

(e) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 6.2.

(f) The provisions of this Section 6.2 shall survive the consummation of the Merger and (i) may not be terminated, amended or otherwise modified in any manner that materially adversely affects any Indemnified Person without the prior written consent of such affected Indemnified Person, (ii) are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Persons and their heirs and representatives as if such person were a party to this Agreement and (iii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have under the organizational documents of the Company and its Subsidiaries, under indemnification agreements entered into with the Company or any of its Subsidiaries, or under applicable Law (whether at law or in equity).

(g) The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.2 shall be joint and several.

(h) Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company and its Subsidiaries for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.2 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

Section 6.3. Notice of Breach. From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article IX hereof, Parent shall promptly give written notice to the Company upon becoming aware of (a) any breach by Parent or Merger Sub of any of its representations, warranties or covenants contained herein if and only to the extent that such breach would reasonably be expected to cause any of the conditions of the Company to consummate the Merger set forth in Section 8.3(a) or Section 8.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement (it being understood that the terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.3), (b) any written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) without limitation of the terms set forth in Article VII, any material written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, or (d) any Action threatened or commenced against Parent or Merger Sub or any directors or officers thereof that is related, in whole or in part, to the transactions contemplated by this Agreement.

ARTICLE VII.

ADDITIONAL COVENANTS OF THE PARTIES

Section 7.1. Preparation of Proxy Statement; Company Stockholders Meeting.

(a) As promptly as practicable but in any event no later than the fifteenth (15th) Business Day following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement. Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Proxy Statement, and Parent shall furnish all information concerning itself and Merger Sub and their respective officers, directors, Affiliates and agents that is required to be included in the Proxy Statement under the Exchange Act. The Proxy Statement shall include the Company Board Recommendation, except to the extent a Change in Recommendation has occurred in accordance with Section 7.4. The Company shall cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable and thereafter mailed to the Company’s stockholders as promptly as reasonably practicable.

(b) The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement, and the Company, on the one hand, and Parent, on the other hand, shall, and each shall cause its controlled Affiliates to, provide the other(s) with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the transactions contemplated hereby. The Company shall (i) cause the Proxy Statement to comply as to form with the requirements of the Exchange Act applicable thereto and (ii) use its reasonable best efforts to resolve, with the assistance of, and after consultation with, Parent, as provided by this Section 7.1(b), as promptly as practicable, any comments of the SEC with respect to the Proxy Statement. If, at any time prior to the Company Stockholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement or the other filings shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Prior to the filing or mailing of the Proxy Statement (or any amendment or supplement thereto) or responding in writing to any SEC comments on the Proxy Statement, each of the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, shall (i) provide each other with a reasonable opportunity to review and comment on the Proxy Statement and all amendments or supplements to the foregoing documents and (ii) consider in good faith such comments reasonably proposed by the Company and its Affiliates, on the one hand, or Parent and its Affiliates, on the other hand, as applicable.

(c) The Company shall, as soon as reasonably practicable, subject to the provisions of this Agreement, the DGCL, the Company Organizational Documents and the rules of the New York Stock Exchange, take all action necessary to establish a record date for, call, give notice of, and hold, the Company Stockholders Meeting for the purpose of obtaining the Required Company Vote and conducting any advisory vote required under Section 14A(b) of the Exchange Act. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholders Meeting at any time prior to the twentieth (20th) Business Day following the mailing of the Proxy Statement to the Company’s stockholders. In connection with such meeting, the Company will, subject to Section 7.4(b) and Section 7.4(c), and unless there has been a Change in Recommendation, use its reasonable best efforts to obtain the Required Company Vote, including soliciting from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as requested by Parent or Merger Sub. The Company may not adjourn or postpone the Company Stockholders Meeting without the prior written consent of Parent, except (A) after consultation with Parent, for not more than two (2) periods not to exceed ten (10) Business Days each if on the date on which the Company Stockholders Meeting is then-scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Required Company Vote, (B) after consultation with Parent, to the extent necessary under applicable Law to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting, (C) in order to obtain a quorum of stockholders, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, or (D) the

Company is required to postpone or adjourn the Company Stockholders Meeting by applicable Law or request from the SEC or its staff.

Section 7.2. Access to Information. During the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, subject to applicable Laws, upon reasonable advance notice, the Company shall and shall cause its Subsidiaries to afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s and its Subsidiaries’ officers, employees, properties, books, contracts and records; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; provided further, however, that the Company shall not be obligated to provide such access if the Company determines, in its reasonable judgment, that (a) doing so would violate applicable Law or an obligation of confidentiality owing to a third party (provided, however, that the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to obtain the required consent of such third party), or waive the protection of an attorney-client privilege, the work product doctrine or other similar privilege applicable to such documents or information (provided, however, that the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client privilege), or result in the disclosure of any trade secrets, or (b) such documents or information are directly related to any adverse Proceeding between the Company and its Affiliates on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 7.2 will be construed to require the Company or any of its Subsidiaries or any of their Representatives to prepare any reports, analyses, appraisals, opinions or other information. Each party hereto will hold any such information that is nonpublic in confidence to the extent required by, and in accordance with, the provisions of that certain agreement, dated May 7, 2019 (the “Confidentiality Agreement”), between the Company and Parent. Any access to any Leased Real Property shall be subject to the Company’s reasonable security measures and the applicable requirements of the Company Leases and shall not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including, without limitation, any Phase I or Phase II environmental assessments.

Section 7.3. Efforts.

(a)

(i) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) using its reasonable best efforts to obtain all necessary actions or nonactions, waivers, consents, clearances, approvals, Orders, authorizations and expirations or terminations of waiting periods, from Governmental Entities and the making of all necessary registrations, declarations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity, in each case that are necessary or advisable to consummate the Merger, (b) using its reasonable best efforts to obtain all necessary consents, approvals or waivers from, or delivering notifications to, counterparties of any Material Contract so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contract as of and following the consummation of the Merger, (c) subject to Section 7.5, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and (e) causing the conditions to the Merger set forth in Article VIII to be satisfied.

(ii) Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract (or, with respect to a Company Lease, in response to a threat to exercise a “recapture” or other termination right, unless such payment or provision is conditioned upon the effectiveness of the Closing.

(iii) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company, Parent and Merger Sub shall (a) promptly, but in no event later than ten (10) Business Days after the date hereof, file any and all required notification and report forms under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement, and shall promptly use reasonable best efforts to undertake any and all actions required to cause the expiration or termination of any applicable waiting periods under the HSR Act, (b) use their reasonable best efforts to cooperate with each other in (1) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (2) promptly making all such filings and promptly using reasonable best efforts in undertaking any and all actions required to obtain all such consents, permits, authorizations or approvals, (c) supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity and (d) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things required to consummate and make effective the transactions contemplated hereby.

(iv) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company, Parent and Merger Sub shall use reasonable best efforts to take all such further action as may be reasonably necessary to resolve such objections, if any, as the FTC, the DOJ, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under any Law (other than with respect to any stockholder litigation or claim related to this Agreement, the Merger or the other transactions contemplated by this Agreement) with respect to the transactions contemplated hereby, and to use reasonable best efforts to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Termination Date). Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall be deemed to require Parent, the Company or any of their respective Subsidiaries to, and the Company and its Subsidiaries will not without Parent’s prior written consent, agree to any divestiture of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties, and stock, that, individually or in the aggregate, would or would reasonably be expected to result in a material adverse effect on the business, assets, liabilities, financial condition or results of operations of (i) Parent, (ii) the Company and its Subsidiaries, taken as a whole, or (iii) Parent, together with the Company and its Subsidiaries, taken as a whole, and in each case, taking into account any adverse impacts on synergies reasonably expected to be realized from the Merger.

(b) The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions, and any other material actions pursuant to this Section 7.3, and, subject to applicable legal limitations and the instructions of any Governmental Entity, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of all material notices or other material communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or controlled Affiliates, from any third party and/or any Governmental Entity with respect to such transactions. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; provided, however, that materials may be redacted (x) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties with respect thereto, (y) as necessary or appropriate to address reasonable privilege concerns or reasonable confidentiality concerns relating to proprietary or commercially sensitive information regarding Parent and its operations. Each of the Company, Parent and Merger Sub agrees not to participate in any material meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with any material matter relating to the transactions contemplated hereby unless the other party has the opportunity to participate in such meeting.

(c) In furtherance and not in limitation of the covenants of the parties contained in this Section 7.3, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of the Company, Parent and Merger Sub shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the Merger and the other transactions contemplated by this Agreement.

(d) Notwithstanding the foregoing provisions of this Section 7.3 or anything else herein to the contrary, Parent shall have the sole right (subject to compliance with its obligations under this Section 7.3) to determine, direct and have full control over the strategy and process by which the parties will seek required approvals under the HSR Act and any other antitrust Laws and to control the defense or prosecution of any claims, actions or proceedings relating thereto.

(e) Nothing in this Section 7.3 shall limit a party’s right to terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 7.3.

Section 7.4. No Solicitation; Acquisition Proposals.

(a) Except as otherwise expressly provided in this Section 7.4, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither the Company nor its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of their Representatives to, directly or indirectly: (i) solicit, initiate or knowingly facilitate or encourage the submission of any inquiry, discussion, offer, proposal or request from any Person (other than Parent) that could constitute, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in or enter into, continue or otherwise participate in any discussions or negotiations in connection with an Acquisition Proposal or any inquiry, discussion, offer, proposal or request that could reasonably be expected to lead to an Acquisition Proposal, (iii) furnish non-public information relating to the Company and its Subsidiaries or afford access to the Company’s and its Subsidiaries’ officers, employees, agents, properties, books, contracts and records to any third party (and its Representatives) (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) in connection with an Acquisition Proposal or any inquiry, discussion, offer, proposal or request that could reasonably be expected to lead to an Acquisition Proposal, (iv) otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposal; or (v) approve, endorse or recommend any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL. The Company shall immediately cease, and cause its Representatives to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall promptly after the date of this Agreement instruct each Person which has heretofore executed a confidentiality agreement relating to any Acquisition Proposal with or for the benefit of the Company to promptly return or destroy all confidential information, documents and materials relating to an Acquisition Proposal or to the Company or its businesses, operations or affairs heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of any confidentiality agreement with such Person and immediately terminate any “data room” or similar access of such Persons and their Representatives. For purposes of this Section 7.4, the term “Person” means any Person other than, with respect to the Company, Parent or any Subsidiaries of Parent and, with respect to Parent, the Company. Any violation of the restrictions of this Section 7.4 by any Representative of the Company or any of its Subsidiaries shall be deemed a breach of this Section 7.4 by the Company.

(b) Notwithstanding the foregoing, the Company and the Board of Directors of the Company (or any committee thereof), directly or indirectly through Affiliates or Representatives, may prior to the Company Stockholders Meeting, (A) participate or engage in negotiations or discussions with any Person (and its Representatives and financing sources) in response to a bona fide written Acquisition Proposal submitted by such Person after the date hereof and not solicited as a result of any material violation of Section 7.4(a), (B) prior to the Company Stockholders Meeting, furnish to such Person information relating to the Company or any of its Subsidiaries and provide access to the Company’s and its Subsidiaries’ officers, employees, agents, properties, books, contracts and records in each case pursuant to an Acceptable Confidentiality Agreement and only in response to a bona fide written Acquisition Proposal submitted by such Person after the date hereof and not solicited as a result of any violation of Section 7.4(a), or (C) otherwise cooperate with, or facilitate, such Acquisition Proposal not solicited as a result of any material violation of Section 7.4(a); provided, that the Company and its Representatives may communicate in writing with a Person who has made an unsolicited bona fide written Acquisition Proposal (and its Representatives) solely to clarify (and not negotiate) the existing terms of, and ascertain additional facts regarding, such Acquisition Proposal for the purpose of the Company’s Board of Directors informing itself about such Acquisition Proposal and the Person making it; provided, further, that the Company or the Board of Directors of the Company shall be permitted to take an action described in the foregoing clauses (A) through (C) if, and only if, prior to taking such particular action, (x) the Board of Directors of the Company (or any committee thereof) has determined in good faith after consultation with outside legal counsel and financial advisors that (1) with respect to clauses (A) through (C) above, such Acquisition Proposal constitutes, or would be reasonably expected to result in a Superior Proposal and (2) failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law, and (y) prior to furnishing such information or affording such access, the Company has entered into an Acceptable Confidentiality Agreement with such Person and, to the extent nonpublic information that has not been made available to Parent is made available to such Person, furnish such nonpublic information to Parent substantially concurrently with the time it is furnished to such other Person.

(c) Except as expressly set forth in this Section 7.4(c), neither the Company’s Board of Directors nor any committee thereof shall (A) withdraw, qualify, modify or amend (or publicly propose to withdraw, qualify, modify or amend) the Company Board Recommendation in a manner adverse to Parent, (B) approve, endorse or recommend an Acquisition Proposal, or (C) approve, recommend or allow the Company to enter into any term sheet, letter of intent, merger agreement, acquisition agreement, contract or understanding relating to or involving an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into following compliance with this Section 7.4) (any such term sheet, letter of intent, merger agreement, acquisition agreement, contract or understanding relating to or involving an Acquisition Proposal, an “Alternative Acquisition Agreement”). Notwithstanding anything in Section 7.1 or this Section 7.4 to the contrary, at any time prior to the receipt of the Required Company Vote, the Board of Directors of the Company (or a committee thereof) may, subject to compliance with the terms set forth in this Section 7.4(c) and Section 7.4(d), (x) withdraw, modify or amend in a manner adverse to Parent its approval of this Agreement and the Merger or the Company Board Recommendation (“Change in Recommendation”) (i) in response to a Company Intervening Event, or (ii) following receipt of a bona fide written Acquisition Proposal that was not solicited in material violation of Section 7.4(a) that the Board of Directors of the Company (or a committee thereof) determines in good faith, in consultation with its financial advisors and outside legal counsel, is a Superior Proposal, in each case of clauses (i) and (ii), if, and only if, the Board of Directors of the Company (or a committee thereof) has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law; provided, however, that for the avoidance of doubt, neither (1) the determination by the Board of Directors of the Company (or a committee thereof) that an Acquisition Proposal constitutes or would be reasonably expected to result in a Superior Proposal; or (2) the delivery by the Company to Parent of any notice contemplated by Section 7.4(d) shall constitute a Change in Recommendation.

(d) Prior to the Company taking any action permitted (i) under Section 7.4(c)(x)(i), (A) the Company shall have provided Parent with three (3) Business Days’ prior written notice advising Parent it intends to effect a Change in Recommendation and specifying, in reasonable detail, the reasons therefor, (B) during such three (3) Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent to amend the terms of this Agreement in a manner that obviates the need to effect a Change in Recommendation, and (C) Parent shall not have made, before the end of such three (3) Business Day period, a written, definitive proposal such that the Board of Directors of the Company (or a committee thereof) no longer determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to make a Change in Recommendation would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law, or (ii) under Section 7.4(c)(x)(ii), (A) the Company shall provide Parent with three (3) Business Days’ prior written notice (it being understood and agreed that any material amendment to the amount or form of consideration payable in connection with the applicable Acquisition Proposal, or any other material amendment to any applicable Acquisition Proposal, shall require a new notice and an additional two (2) Business Day period) advising Parent that the Board of Directors of the Company (or a committee thereof) intends to take such action, and if applicable, specifying the material terms and conditions of the Superior Proposal, (B) the Company shall have engaged in good faith negotiations with Parent (to the extent that Parent desires to so negotiate) to amend the terms of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and (C) Parent shall not have made, before the end of such three (3) Business Day period (or subsequent two (2) Business Day period), a written, definitive proposal that the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, causes such Superior Proposal to no longer be a Superior Proposal. Such good faith negotiations shall in each case include permitting Parent and its Representatives to meet or negotiate with the Board of Directors of the Company and the Company’s legal and financial advisors.

(e) Without limiting any other terms hereof, the Company shall notify Parent promptly (but in any event within 24 hours) after receipt or occurrence of (i) any Acquisition Proposal, (ii) any proposals, discussions, negotiations or inquiries that would reasonably be expected to lead to an Acquisition Proposal, and (iii) the material terms and conditions of any such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal or with whom such discussions or negotiations are taking place. In addition, the Company shall promptly (but in any event within 24 hours) after the receipt thereof, provide to Parent copies of any written documentation material to understanding such Acquisition Proposal which is received by the Company from the Person (or from any representatives, advisors or agents of such Person) making such Acquisition Proposal or with whom discussions or negotiations would reasonably be expected to lead to an Acquisition Proposal. The Company shall not, and shall cause each of its Subsidiaries not to, modify, waive, amend or release any provision of any existing standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and the Company shall, and shall cause its Subsidiaries to, enforce the provisions of any such agreement; provided, however, that, the Company may waive any such standstill provisions solely to permit a third party (that has not been solicited in material violation of Section 7.4(a)) to make an Acquisition Proposal if the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with the fiduciary duties of the directors of the applicable board under applicable Law. The Company shall keep Parent reasonably informed of the status and material details (including any amendments or proposed amendments) of any such Acquisition Proposal and discussions or negotiations with respect to any such Acquisition Proposal and shall provide to Parent within 24 hours after receipt thereof all copies of any other documentation material to understanding such Acquisition Proposal (as determined by the Company in good faith) received by the Company from the Person (or from any representatives, advisors or agents of such Person)

making such Acquisition Proposal or with whom such discussions or negotiations are taking place. The Company shall promptly provide to Parent any material non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal that was not previously provided to Parent. The Board of Directors of the Company shall promptly consider in good faith (in consultation with its outside legal counsel and financial advisors) any proposed alteration of the terms of this Agreement or the Merger proposed by Parent in response to any Acquisition Proposal.

(f) Nothing in this Agreement will prohibit the Company or the Board of Directors of the Company (or a committee thereof) from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company’s Board of Directors (or a committee thereof) to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 7.4; or (iv) making any disclosure to the stockholders of the Company (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) to comply with applicable Law, it being understood that any such statement or disclosure made by the Board of Directors of the Company (or a committee thereof) pursuant to this Section 7.4(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Board of Directors of the Company (or any committee thereof) or any of their Representatives and shall not limit any of Parent’s or Merger Sub’s rights under Article IX in respect of any such position taken or disclosure made, it being understood that nothing in the foregoing will be deemed to permit the Company or the Board of Directors of the Company (or a committee thereof) to effect a Company Board Recommendation change other than in accordance with this Section 7.4. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Board of Directors of the Company (or a committee thereof) that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withdrawal, qualification, modification or amendment of the Company Board Recommendation; (B) an approval, endorsement or recommendation with respect to such Acquisition Proposal; or (C) a Change in Recommendation.

Section 7.5. Stockholder Litigation. Each of the Company and Parent shall keep the other party hereto reasonably informed of, and cooperate with such party in connection with, any stockholder litigation or claim against such party and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company shall give Parent the opportunity to participate in the defense or settlement of any such litigation or claim and none of the Company or any director or officer thereof shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any litigation or claim arising or resulting from the transactions contemplated by this Agreement or consent to the same without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed).

Section 7.6. Public Announcements. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent and thereafter Parent and the Company shall use their respective reasonable best efforts to consult with each other before issuing any further press release or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other transactions contemplated by this Agreement. Notwithstanding the foregoing: (a) each of the foregoing parties may, without such consultation, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, communicate with employees, suppliers, customers, partners or vendors, and make disclosures in Company SEC Reports, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party), (b) a party may, without such consultation, issue any such press release or make any such public announcement or statement as may be required by requirements under Law or regulations of any applicable United States securities exchange on which the shares of capital stock of such party are listed; provided, that such party shall, to the extent permitted by Law or such regulation, nonetheless consult with the other in advance of such release, announcement or statement, and (c) subject in each case to compliance with Section 7.4, the Company need not consult with Parent in connection with any press release, public statement or filing to be issued or made pursuant to Section 7.4 or with respect to any Change in Recommendation, Acquisition Proposal or Superior Proposal. Nothing herein shall preclude any party from initiating, prosecuting or defending against any litigation between the parties arising out of this Agreement or the transactions contemplated hereby.

Section 7.7. Section 16 Matters. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause the Merger and dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is or may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.8. Employee Matters.

(a) Without limiting the foregoing, during the period beginning on the Effective Time and ending on the first (1st) anniversary of the Effective Time, Parent shall provide, or shall cause the Surviving Corporation or its Subsidiaries to provide, each employee who continues to be employed by the Surviving Corporation or its Subsidiaries (each, a “Continuing Employee”) with (i) a base salary or hourly wage rate and target annual cash incentive compensation opportunities that, in each case, is no less favorable than the base salary or wage rate and target annual cash incentive compensation opportunities as was provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits (other than stock or equity-based compensation, deferred compensation arrangements, retiree health and welfare benefits or defined benefit pension plans) that are either, in Parent’s sole discretion, substantially similar in the aggregate to the benefits provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time pursuant to the Company Benefit Plans set forth on Schedule 3.19(a) and in effect immediately prior to the Effective Time or substantially similar in the aggregate to the benefits provided by Parent to its employees generally who are similarly situated to such Continuing Employee.

(b) Parent further agrees that, from and after the Effective Time, Parent shall and shall cause the Surviving Corporation to grant each Continuing Employee credit for any service with the Company or any of its Subsidiaries earned prior to the Effective Time to the same extent that such service was recognized prior to the Effective Time under a comparable Company Benefit Plan in which such employee participated (i) for eligibility and vesting purposes and (ii) for purposes of vacation accrual and severance benefit determinations under any benefit or compensation plan, program, agreement or arrangement that may be established or maintained by Parent or the Surviving Corporation on or after the Effective Time (the “New Plans”); provided that such service shall not be recognized (w) to the extent that such recognition would result in a duplication of benefits, (x) to the extent that such service was not recognized under the corresponding Company Benefit Plan immediately prior to Effective Time, (y) with respect to a newly established plan for which prior service is not taken into account or with respect to any equity or equity-based compensation plan, program, agreement or arrangement or (z) for purposes of benefit accruals under any defined benefit pension plan or retiree health or welfare plan or arrangement. In addition, Parent shall use reasonable best efforts to (i) cause to be waived all pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any New Plans to the extent waived or satisfied by an employee under any Company Benefit Plan as of the date on which commencement of participation in such New Plan begins and (ii) cause any deductible, co-insurance and covered out-of-pocket expenses paid by any Continuing Employee (or covered dependent thereof) during the plan year in which commencement of participation in such New Plan begins to be taken into account for purposes of satisfying the corresponding deductible, co-insurance and maximum out-of-pocket provisions under any applicable New Plan in the year of initial participation. The consummation of the Merger shall not affect any Continuing Employee’s right to use any unused personal, sick, vacation or other paid time off (“Paid Time Off”) accrued as of immediately prior to the Effective Time, in accordance with the Company policy as in effect on the date hereof and made available to Parent (the “Company Paid Time Off Policy”). A true and complete schedule of all accrued but unused Paid Time Off of each employee of the Company and its Subsidiaries has been made available as of the Capitalization Date.

(c) Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, assume and honor in accordance with their terms as of the date hereof all deferred compensation plans, agreements and arrangements, severance and separation pay plans, agreements and arrangements and written employment, severance, retention, incentive, change in control and termination agreements set forth on Schedule 3.19(a), including any change in control provisions therein, applicable to employees, in the same manner and to the same extent that the Company would be required to perform and honor such plans, agreements and arrangements if the transactions contemplated by this Agreement had not been consummated; provided, that nothing herein shall be deemed to prohibit Parent or the Surviving Corporation from amending or terminating any such plan, policy, program, agreement or arrangement in accordance with its terms.

(d) Nothing contained in this Section 7.8, express or implied, is intended to confer upon any employee any right to continued employment for any period or continued receipt of any specific employee benefit, or shall constitute an amendment to or any other modification of any New Plan or Company Benefit Plan or other benefit or compensation plan, program, agreement or arrangement. Further, this Section 7.8 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.8, express or implied, is intended to create or confer upon any other Person any rights, benefits, liabilities, obligations or remedies of any nature whatsoever under or by reason of this Section 7.8.

Section 7.9. Stock Exchange De-Listing. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the de-listing by the Surviving Corporation of the shares from the New York Stock Exchange and the deregistration of the shares under the Exchange Act as promptly as practicable after the Effective Time.

Section 7.10. Financing.

(a) No Amendments to Commitment Letter or Fee Letter. Subject to the terms and conditions of this Agreement, Parent will not permit any amendment, replacement, supplement or modification to be made to, or any waiver of any provision or remedy pursuant to, the Commitment Letter or the Fee Letter if such amendment, replacement, supplement, modification or waiver would: (i) reduce the aggregate amount of the Financing, including by changing the amount of the fees to be paid or the original issue discount of the Financing (for the avoidance of doubt, it is understood and agreed that any reduction of the aggregate amount of the Financing with the gross cash proceeds of any offering of debt or equity securities, in each case, on a dollar-for-dollar basis and in accordance with the terms of the Commitment Letter (as in effect on the date hereof) (such offering, a “Takeout Financing”) shall not constitute an amendment, replacement, supplement, modification or waiver that is subject to the terms of this Section 7.10(a)); (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing or any other terms to the Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur; or (iii) adversely impact the ability of Parent to enforce its rights against the other parties to the Commitment Letter or the definitive agreements with respect thereto; provided that Parent may (without the consent of the Company) replace, modify, waive or amend the Commitment Letter (1) in accordance with the “market flex” provisions thereof and (2) to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date of this Agreement in accordance with the terms in effect on the date of this Agreement. Parent shall promptly furnish to the Company a copy of any amendment, replacement, supplement, modification or waiver relating to the Commitment Letter or the Fee Letter. Any reference in this

Agreement to (x) the “Financing” will include the financing contemplated by the Commitment Letter as amended or modified and (y) the “Commitment Letter” and “Fee Letter” will include each applicable document as so amended or modified. Parent will not (without consent of the Company) release or consent to the termination of any individual lender under the Commitment Letter prior to the first to occur of Closing and the expiration of the Commitment Letter in accordance with its terms, except (i) in connection with any amendment described in clause (2) of the proviso to this Section 7.10(a) and (ii) for any replacement of the Financing with Alternative Financing pursuant to Section 7.10(d).

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement (including, without limitation, the right of Parent to amend, replace, supplement or modify the Commitment Letter and/or the Fee Letter subject to the limitations set forth in Section 7.10(a)), Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange, consummate and obtain the Financing on or prior to the Closing Date, on the terms and conditions (including, to the extent required, the full exercise of any “flex” provisions in the Fee Letter) described in the Commitment Letter and the Fee Letter, including, but not limited to, using its reasonable best efforts to: (i) maintain in effect the Commitment Letter in accordance with the terms and subject to the conditions thereof and hereof; (ii) negotiate, execute and deliver definitive agreements with respect to the Financing contemplated by the Commitment Letter on a timely basis on the terms and conditions (including any “flex” provisions in the Fee Letter) contemplated by the Commitment Letter and the Fee Letter; (iii) satisfy on a timely basis all conditions contained in the Commitment Letter or Fee Letter on or prior to the Closing Date that are within its control and to comply with all of its obligations pursuant to the Commitment Letter or Fee Letter; (iv) upon the satisfaction (or waiver) of all of the conditions set forth in the Commitment Letter, consummate the Financing at or prior to the Closing; and (v) otherwise diligently and in good faith enforce its rights under the Commitment Letter. Parent will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Commitment Letter or the Fee Letter as and when they become due.

(c) Information. Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Financing or any Alternative Financing (including providing the Company, upon request, with copies of all definitive agreements related to the Financing), and such other information and documentation available to Parent as shall be reasonably requested by the Company. Parent shall give the Company prompt notice in writing (A) of any (1) actual or threatened (in writing) breach, default (or any event or circumstances that, with notice or lapse of time or both, could reasonably be expected to give rise to any breach or default), termination or repudiation by any Lender of which Parent becomes aware or (2) breach or default by Parent, in each case, of the Commitment Letter, Fee Letter or definitive agreements related to the Financing or (B) of the receipt by Parent of any written notice or communication from any Financing Source with respect to any such actual or threatened breach, default (or any event or circumstances that, with notice or lapse of time or both, could reasonably be expected to give rise to any breach or default), cancellation, termination or repudiation by any party to the Commitment Letter or any definitive agreements related to the Financing of any provisions of the Commitment Letter or such definitive agreements.

(d) Alternative Financing. If any portion of the Financing becomes unavailable, or Parent becomes aware of any event or circumstance that makes any portion of the Financing unavailable on the terms and conditions (including any “flex” provisions in the Fee Letter) contemplated in the Commitment Letter, Parent will promptly notify the Company in writing and Parent will use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, (i) arrange and obtain the Financing or such portion of the Financing from the same or alternative sources in an amount sufficient to assure the availability of the amount necessary to pay the Required Amount, together with all unrestricted cash of the Company, at the Closing (A) on terms and conditions not materially less favorable in the aggregate to Parent and Merger Sub than those contained in the Commitment Letter and the Fee Letter (provided that such reasonable best efforts shall not include requiring Parent to pay any additional fees or to increase any interest rates applicable to the Financing in excess of the amount set forth in the Commitment Letter and the Fee Letter (after giving effect to the maximum amount of any “flex” provisions) on the date of this Agreement) or, if such terms and conditions are not then available, on such other terms that are acceptable to Parent in its sole discretion and (B) containing conditions to the funding of the Financing, conditions to Closing and related terms that (1) are not materially more onerous than those conditions contained in the Commitment Letter and (2) would not reasonably be expected to delay the Closing or make the Closing materially less likely to occur (the “Alternative Financing”) and (ii) obtain one or more new financing commitment letters with respect to such Alternative Financing (the “New Commitment Letter”), which New Commitment Letter will replace the existing Commitment Letter in whole or in part. Parent will promptly provide a copy of any New Commitment Letter (and any fee letter in connection therewith or other agreements related thereto, subject to redaction of fee amounts, pricing caps and other economic terms so long as no redaction covers terms that would adversely affect the amount, timing, conditionality, availability or termination of the Financing) to the Company. In the event that any New Commitment Letter is obtained, (A) any reference in this Agreement to the “Commitment Letter” will be deemed to include the Commitment Letter to the extent not superseded by a New Commitment Letter at the time in question and any New Commitment Letter to the extent then in effect and (B) any reference in this Agreement to the “Financing” will be deemed to mean the debt financing contemplated by the Commitment Letter as modified pursuant to the foregoing.

(e) No Financing Condition. Notwithstanding the foregoing, compliance by Parent with this Section 7.10 shall not relieve Parent of its obligations to consummate the transactions contemplated by this Agreement whether or not the Financing is available, and Parent acknowledges and agrees that obtaining the Financing is not a condition to the Closing or any other debt or equity financing.

Section 7.11. Financing Cooperation.

(a) Cooperation. Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries and their respective officers, employees and advisers to use their respective reasonable best efforts, to provide Parent with all cooperation reasonably requested by Parent to assist it in causing the conditions in the Commitment Letter to be satisfied or as is otherwise customary and reasonably requested by Parent in connection with the Financing and any related Takeout Financing, including using reasonable best efforts to:

(i) as promptly as practicable (A) furnish Parent with such pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent to the extent that such information is required in connection with the Commitment Letter and (B) inform Parent if the chief executive officer, chief financial officer, treasurer or controller of the Company or any member of the Board of Directors of the Company shall have knowledge of any facts as a result of which a restatement of any financial statements to comply with GAAP is probable or under consideration;

(ii) upon reasonable prior notice, participate in a reasonable number of meetings, conference calls, presentations and roadshows with prospective lenders and investors, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with the ratings agencies otherwise cooperate with the marketing efforts for any of the Financing or Takeout Financing and assist Parent in obtaining ratings as contemplated by the Commitment Letter (including using reasonable best efforts to cause the syndication of the Financing to benefit from the existing banking relationships of the Company);

(iii) reasonably assist Parent and the Financing Sources with the preparation of any bank information memoranda, lender presentations, investor presentations, offering documents, rating agency presentations and similar documents required in connection with the Financing or any Takeout Financing;

(iv) assist Parent with the preparation of pro forma financial information and pro forma financial statements to the extent necessary to be included in any “Offering Document” specified in paragraph 13 of Exhibit D of the Commitment Letter or to satisfy the condition in paragraph 7 of Exhibit D of the Commitment Letter or to the extent necessary to be included in any offering memorandum or prospectus to be used in connection with any Takeout Financing, it being agreed that the Company and its Subsidiaries will not be required to provide any information or assistance relating to (I) the proposed aggregate amount of any debt and/or equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing, (II) any financial information related to Parent or any of its Subsidiaries or any pro forma adjustments, or (III) any other Excluded Information;

(v) request and facilitate its independent auditors to (A) provide, consistent with customary practice, (I) customary auditor consents (including consents of accountants for use of their reports in any materials (including any registration statement) relating to the Financing or any Takeout Financing) and customary comfort letters (including “negative assurance” comfort and change period comfort) with respect to financial information relating to the Company and its Subsidiaries as reasonably requested by Parent and as customary for financings similar to the Financing (including any offering or private placement of debt securities pursuant to Rule 144A under the Securities Act) or any Takeout Financing (the consents and comfort letters referred to in this subclause “(I)”, the “Audit Support Materials”) and (II) reasonable assistance to Parent in connection with the Parent’s preparation of pro forma financial statements and information and (B) upon reasonable prior notice attend a reasonable number of accounting due diligence sessions and drafting sessions;

(vi) furnish Parent and any Financing Sources promptly, and in any event at least four (4) Business Days prior to the Closing Date, with all necessary documentation and other information with respect to the Company and its Subsidiaries required by any governmental authority with respect to the Financing or any Takeout Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001, as amended, to the extent requested by Parent in writing at least nine (9) Business Days prior to the expected Closing Date, including a Beneficial Ownership Certification as defined in 31 C.F.R. §1010.230;

(vii) execute and deliver any guarantee, pledge and security documents, other definitive financing documents and other certificates or documents as may be reasonably requested by Parent or the Financing Sources (including a certificate of the chief financial officer of the Company with respect to solvency matters in the form set forth in Annex I to Exhibit D of the Commitment Letter) and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the Financing or any Takeout Financing, it being agreed that such documents will not take effect until the Effective Time; and

(viii) to the extent required under the Commitment Letter, provide customary authorization letters to the Financing Sources authorizing the distribution of Company-provided information about the Company or any of its Subsidiaries to Financing Sources or prospective lenders and investors and containing a customary representation to the Financing Sources as contemplated by the Commitment Letter, including a representation that the public side versions of such documents do not include material non-public information about the Company or any of its Subsidiaries or their securities and a customary 10b-5 representation by the Company with respect to the accuracy of any information about the Company and its Subsidiaries contained in the disclosure and marketing materials related to the Financing and which, in each case, was provided by the Company and its Subsidiaries;

provided that, notwithstanding the foregoing, nothing in this Section 7.11(a) will require the Company to provide (or be deemed to require the Company to prepare) any (1) pro forma financial statements, (2) information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing or pro forma adjustments or assumptions desired to be incorporated into any information used in connection with any financing of Parent or its Affiliates, including the Financing and/or any Takeout Financing, (3) description of all or any portion of any financing of Parent or its Affiliates, including the Financing and/or any Takeout Financing, including any “description of notes”, or other information customarily provided by the Lenders or their counsel, (4) projections, risk factors or other forward-looking statements relating to all or any component of any financing of Parent or its Affiliates, including the Financing and/or any Takeout Financing, (5) other information required by Rules 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield debt securities under Rule 144A promulgated under the Securities Act, (6) financial statements other than those required to be delivered pursuant to clause (i) of the definition of Required Financial Information, or (7) financial information concerning the Company or its Subsidiaries that the Company does not maintain in the ordinary course of business (the foregoing clauses (1) through (7) above are referred herein as “Excluded Information”).

(b) Required Financial Information. The Company will deliver the Required Financial Information to Parent in accordance with the time periods set forth in, and otherwise in accordance with, the definition thereof.

(c) Obligations of the Company. Nothing in this Section 7.11 will require the Company or any of its Subsidiaries to: (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) cause any condition set forth in Article VIII to fail to be satisfied; (iii) enter into any definitive certificate, agreement, arrangement, document or instrument that would be effective prior to the Effective Time (other than the authorization letters referred to above); (iv) give any indemnities that are effective prior to the Effective Time; (v) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any material property or assets of the Company or any of its Subsidiaries, (vi) provide any information the disclosure of which is prohibited or restricted under applicable Law or is subject to an applicable legal privilege or the disclosure of which would result in the waiver of any applicable legal privilege, or (vii) take any action that will conflict with or violate its organizational documents or any applicable Law. In addition, (1) no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to any financing of Parent or its Affiliates, including the Financing will be effective until the Effective Time (other than with respect to the authorization letters referred to above), and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time and (2) any bank information memoranda and high-yield offering prospectuses or memoranda required in relation to any financing of Parent or its Affiliates, including the Financing, will contain disclosure and financial statements reflecting the Surviving Corporation and/or any Subsidiary thereof (and not the Company) as the primary obligor. Nothing in this Section 7.11 will require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 7.11 that could reasonably be expected to result in personal liability to such officer or Representative or (B) the Board of Directors of the Company to approve any financing or Contracts related thereto.

(d) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing so long as such logos are used solely (i) in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and (ii) in connection with a description of the Financing, the Company or any of its Subsidiaries, its or their respective businesses and products, or the transactions contemplated by this Agreement.

(e) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 7.11 will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information to any Financing Source or prospective Financing Source and other financial institutions and investors that are or may become parties to the Financing and to any underwriters, initial purchasers or placement agents in connection with the Financing (and, in each case, to their respective Representatives) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto or (ii) are otherwise subject to other customary confidentiality undertakings.

(f) Reimbursement. Promptly (and in any event within thirty (30) days of invoice) upon request by the Company following termination of this Agreement pursuant to Section 9.1, Parent will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or any of its Representatives (if any) in connection with the cooperation of the Company and its Representatives contemplated by this Section 7.11. The provisions of this Section 7.11(f) shall survive the termination of this Agreement.

(g) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging any financing of Parent or its Affiliates, including the Financing, pursuant to this Agreement or the provision of information utilized in connection therewith (other than arising from (i) historical financial information relating to the Company and its Subsidiaries provided by or on behalf of the Company or its Subsidiaries expressly for use in connection with the Financing or (ii) the gross negligence, fraud, willful misconduct or intentional misrepresentation or intentional breach of this Agreement by the Company, its Subsidiaries or any of their respective Representatives). The provisions of this Section 7.11(g) shall survive the termination of this Agreement.

Section 7.12. Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each party to this Agreement will use their reasonable best efforts to take such action.

Section 7.13. Parent Vote. Promptly following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

Section 7.14. Obligations. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

ARTICLE VIII.

CONDITIONS PRECEDENT

Section 8.1. Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval. The Company shall have obtained the Required Company Vote in connection with the approval and adoption of this Agreement and the Merger by the stockholders of the Company.

(b) No Injunctions or Restraints, Illegality. No statute, rule, regulation, executive order, decree or ruling shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise preventing or prohibiting the consummation of the Merger.

(c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger and the other transactions contemplated pursuant to this Agreement under the HSR Act shall have been terminated or shall have expired.

Section 8.2. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, or waiver by Parent, on or prior to the Closing Date, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.1 (Corporate Organization), Section 3.5 (Authorization and Validity of Agreement), Section 3.24 (No Brokers) and Section 3.26 (Opinion of Financial Advisor) shall be true, accurate and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representations and warranties of the Company contained in Section 3.6(a), (b) and (d) (Capitalization), Section 3.9(a) (Absence of Certain Changes or Events) and Section 3.27 (Vote Required) shall be true, accurate and correct in all respects (other than de minimis inaccuracies in the case of Section 3.6(a), (b) and (d) (Capitalization)) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (iii) all other representations and warranties of the Company set forth in this Agreement shall be true, accurate and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true, accurate and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate of an executive officer of the Company dated as of the Closing Date to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate of an executive officer of the Company dated as of the Closing Date to such effect; provided, that notwithstanding anything to the contrary in this Agreement, the Company’s and its Subsidiaries’ obligations under Section 7.11 will be deemed to be satisfied if the Company’s breach or breaches, if any, of its obligations under Section 7.11 did not directly or indirectly cause the failure of the Financing or Takeout Financing to be obtained.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.

(d) Delivery of Audit Support Materials. No later than the date that is fifteen (15) Business Days prior to the Termination Date, (A) the Company and its independent auditors shall have provided Parent with final and complete drafts of the Audit Support Materials and (B) the Company’s independent auditors shall have confirmed in writing that at the time of execution of the underwriting agreement or purchase agreement, as applicable, with respect to any applicable Financing and/or Takeout Financing, such independent auditors would be prepared to deliver executed copies of such Audit Support Materials, it being agreed that the Audit Support Materials referred to in clause (A) shall only be required to be provided following a written request therefor from Parent (a “Comfort Request”); provided, however, that the foregoing condition shall not apply (i) if Parent’s failure to receive such Audit Support Materials by such date did not directly or indirectly cause (or, assuming that such Audit Support Materials would not be delivered by such date, would not reasonably be expected to directly or indirectly cause) the failure of the applicable Financing or Takeout Financing to be obtained, (ii) to any Audit Support Materials that constitute the comfort letter(s) to be issued in connection with any Financing or Takeout Financing, if the “circle up” and accompanying comfort letter request has not been provided to the Company and their independent auditors at least thirty (30) Business Days prior to the Termination Date, or (iii) if all the other conditions set forth in Sections 8.1 and 8.2 (other than (A) the condition set forth in this Section 8.2(d) and (B) those conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or, where permitted, waiver, of those conditions as of the Closing) have been satisfied on or prior to Parent’s delivery of a Comfort Request.

Section 8.3. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true, accurate and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true, accurate and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate of an executive officer of Parent dated as of the Closing Date to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date. The Company shall have received a certificate of an executive officer of Parent dated as of the Closing Date to such effect.

Section 8.4. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or the other transactions contemplated hereby or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such party’s breach of any provision of this Agreement.

ARTICLE IX.

TERMINATION

Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, and except as provided below, whether before or after the Required Company Vote, only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) By mutual written consent of Parent and the Company;

(b) By either the Company or Parent if the Effective Time shall not have occurred on or before 11:59 p.m. (New York time), on December 26, 2019 (the “Termination Date”); provided, however, that if on such date, the conditions set forth in Sections 8.1(b) or 8.1(c) (in each case as relates to antitrust Laws) or Section 8.2(d) have not been satisfied, and each of the other conditions set forth in Sections 8.1(a), 8.2 and 8.3 are satisfied or waived (other than those to be satisfied at the Closing itself, but subject to the satisfaction or waiver of such conditions), then the Termination Date shall be automatically extended with no action on the part of any party to 11:59 p.m. (New York time) on March 26, 2020, provided further that the right to terminate this Agreement under this Section 9.1(b) shall not be available to (i) (x) Parent if the Company has the valid right to terminate this Agreement pursuant to Section 9.1(g); or (y) the Company if Parent has the valid right to terminate this Agreement pursuant to Section 9.1(h); and (ii) any party whose action or failure to fulfill any obligation under this Agreement has resulted in, either (x) the failure to satisfy the conditions to the terminating party to consummate the Merger set forth in this Article IX prior to the Termination Date, or (y) the failure of the Effective Time to occur on or before the Termination Date, and such action or failure to perform constitutes a breach of this Agreement;

(c) By either the Company or Parent if any statute, rule, regulation, executive order, decree or ruling shall have been adopted or promulgated, or any restraining order, injunction or other Order by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger, and such statute, rule, regulation, executive order, decree, ruling, restraining order, injunction or other Order shall have become final and non-appealable; provided, however, the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any party hereto whose breach of any provision of this Agreement results in the imposition of such statute, rule, regulation, executive order, decree, ruling, restraining order, injunction or other Order or the failure of any of the foregoing to be rescinded, resolved or lifted;

(d) By either the Company or Parent if the approval by the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure at the Company Stockholders Meeting (including any adjournments or postponements thereof) to obtain the Required Company Vote;

(e) By Parent if (i) there shall have been a Change in Recommendation or the Board of Directors of the Company (or any committee thereof) shall have approved or recommended a Superior Proposal (or the Board of Directors of the Company (or any committee thereof) resolves to do any of the foregoing), whether or not permitted by Section 7.4, (ii) the Company shall have entered into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Company shall have willfully and materially breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 7.4, (iv) the Board of Directors of the Company (or any committee thereof) fails to publicly reaffirm after Parent so requests in writing the Company Board Recommendation within five (5) Business Days after the date any Acquisition Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Acquisition Proposal, or (iv) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that stockholders reject such tender or exchange offer, or (vi) the Company or the Company’s Board of Directors (or any committee thereof) shall publicly announce its intentions to do any of the actions specified in this Section 9.1(e);

(f) By the Company, at any time prior to obtaining the Required Company Vote at the Company Stockholders Meeting, in order to enter into a definitive Alternative Acquisition Agreement providing for a Superior Proposal in accordance with (and subject to all of the terms and conditions set forth in) Section 7.4(c), it being understood that the Company shall enter into such Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement); provided, that the Company Termination Fee shall be paid pursuant to Section 9.2(a) no later than simultaneously with the termination of this Agreement by the Company pursuant to this Section 9.1(f);

(g) By the Company if there shall have been a breach or failure to perform on the part of Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied and (i) such breach is not reasonably capable of being cured or (ii) if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (A) thirty (30) days following written notice from the Company to Parent of its intention to terminate this Agreement pursuant to this Section 9.1(g) and the basis for such termination (it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured) and (B) the Termination Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(g) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions to Closing set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied; or

(h) By Parent if there shall have been a breach or failure to perform on the part of the Company of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied and (i) such breach is not reasonably capable of being cured or (ii) if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (A) thirty (30) days following written notice from Parent to the Company of its intention to terminate this Agreement pursuant to this Section 9.1(h) and the basis for such termination (it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured) and (B) the Termination Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(h) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions to the Closing set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied;

Section 9.2. Termination Fee.

(a)	In the event that:

(i) Parent shall terminate this Agreement pursuant to Section 9.1(e);

(ii) the Company shall terminate this Agreement pursuant to Section 9.1(f); or

(iii) this Agreement shall be terminated pursuant to Section 9.1(b), Section 9.1(d) or Section 9.1(h) (solely for a breach or failure to perform of any covenant or agreement) and (A) prior to such termination (in the case of termination pursuant to Section 9.1(b) or Section 9.1(h)) or the Company Stockholders Meeting (in the case of termination pursuant to Section 9.1(d)), an Acquisition Proposal shall have been publicly disclosed or otherwise made or communicated to the Company or the Company’s Board of Directors (or any committee thereof) and not withdrawn or abandoned and (B) within twelve (12) months following the date of such termination of this Agreement, the Company shall have entered into a definitive merger or similar acquisition agreement with respect to any Acquisition Proposal, or any Acquisition Proposal shall have been consummated (in each case whether or not such Acquisition Proposal is the same as the original Acquisition proposal made, communicated or publicly disclosed); provided, that, for purposes of this Section 9.2(a)(iii), all references in the definition of Acquisition Proposal to “20%” shall be deemed to be references to “51%” instead;

then, in any such event, the Company shall pay the Company Termination Fee (as defined below) to Parent or its designee by wire transfer of same day funds (x) in the case of Section 9.2(a)(i), within two (2) Business Days after such termination, (y) simultaneously with such termination if pursuant to Section 9.2(a)(ii), or (z) in the case of Section 9.2(a)(iii), concurrently with the entry into such agreement or the consummation of such transaction; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same time or at different times and upon the occurrence of different events. As used herein, “Company Termination Fee” shall mean a cash amount equal to $69,656,872. In the event that the Company Termination Fee shall become payable to Parent or its designee pursuant to the terms hereof and Parent or such designee shall receive full payment thereof pursuant to this Section 9.2(a), the receipt of the Company Termination Fee (and, if applicable, reimbursement of any applicable expenses and interest pursuant to Section 9.2(b)) (x) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and (y) shall be the only monetary damages Parent, Merger Sub, any of their respective Affiliates or any other Person may recover from (i) the Company and its Subsidiaries and any of their respective Affiliates and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Subsidiaries and their respective Affiliates (the Persons in clauses (i) and (ii) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the parties to this Agreement (or their Affiliates) will remain obligated with respect to, and Parent, the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 9.2(b) and Section 10.6, as applicable); and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination (except that the parties to this Agreement (or their Affiliates) will remain obligated with respect to, and Parent, the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement,

Section 9.2(b) and Section 10.6, as applicable); provided, however, that nothing in this Section 9.2(a) shall limit the rights of Parent and Merger Sub under Section 10.4(d) or in the event of Willful Breach or fraud.

(b) The Company acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions, and that without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 9.2, and, in order to obtain the payment, Parent commences an action that results in a judgment against the Company for the payment set forth in this Section 9.2 or any portion thereof, the Company shall pay Parent interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law.

Section 9.3. Manner and Effect of Termination. Any party terminating this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected and the facts and circumstances forming the basis for such termination pursuant to such provision or provisions. In the event of termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates (or any partners, members, managers, stockholders, directors, officers, employees, agents or other representatives of the foregoing). Notwithstanding the foregoing: (i) subject to Section 9.2(a), no such termination shall relieve any party for liability for such party’s Willful Breach of this Agreement or for fraud; and (ii) (A) the Confidentiality Agreement, and (B) the provisions of Section 7.11(f), Section 7.11(g), Section 9.2, this Section 9.3, and Article X will survive the termination of this Agreement.

Section 9.4. Amendment. This Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors (or committees thereof), at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made that by Law requires further approval by such stockholders without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Sections 10.3, 10.4(a), 10.4(c), 10.5, 10.10, 10.13 and 10.14 and this Section 9.4 (and the defined terms used therein) may not be amended, modified or altered in a manner that is adverse to the Financing Sources without the prior written consent of the Lenders.

Section 9.5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the

Effective Time and this Article X, which covenants and agreements shall survive the Effective Time in accordance with their terms.

Section 10.2. Disclosure Schedules.

(a) The inclusion of any information in the Disclosure Schedules accompanying this Agreement will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such Disclosure Schedule, that such information is required to be listed in such Disclosure Schedule or that such information is material to any party or the conduct of the business of any party.

(b) Any item set forth in the Disclosure Schedules with respect to a particular representation, warranty or covenant contained in the Agreement will be deemed to be disclosed with respect to all other applicable representations, warranties or covenants contained in the Agreement to the extent any description of facts regarding such event, item or matter is disclosed in such a way as to make reasonably apparent from such disclosure that such disclosure is applicable to such other representations, warranties or covenants whether or not such item is so numbered.

Section 10.3. Successors and Assigns. No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that Merger Sub may assign its rights and obligations under this Agreement without the consent of the Company to (i) another direct or indirect Wholly Owned Subsidiary of Parent and/or (ii) any Financing Source pursuant to the terms of the Financing for the purpose of creating a security interest herein or otherwise assigning as collateral in respect of the Financing, it being understood that, in each case, such assignment will not impede or delay the consummation of the Merger. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder.

Section 10.4. Governing Law; Jurisdiction; Specific Performance; Damages.

(a) Governing Law. This Agreement and any action of any kind or any nature (whether at law or in equity, based in contract or in tort or otherwise) that is any way related to this Agreement or any of the transactions related hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state without regard to the conflict of laws rules thereof.

(b) General Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (A) CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY (THE “COURT OF CHANCERY”) AND ANY STATE APPELLATE COURT THEREFROM LOCATED IN THE STATE OF DELAWARE (OR, ONLY IF THE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT SITTING IN WILMINGTON, DELAWARE) IN ANY ACTION RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BROUGHT IN SUCH COURT, (C) WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (D) AGREES THAT SERVICE OF PROCESS OR OF ANY OTHER PAPERS UPON SUCH PARTY BY REGISTERED MAIL AT THE ADDRESS AND TO THE PERSON OR PERSONS TO WHICH NOTICES ARE REQUIRED TO BE SENT TO SUCH PARTY UNDER SECTION 10.8 SHALL BE DEEMED GOOD, PROPER AND EFFECTIVE SERVICE UPON SUCH PARTY.

(c) Jurisdiction for Financing Sources. NOTWITHSTANDING CLAUSE (B) ABOVE, EACH SELLER RELATED PARTY AND EACH OF THE OTHER PARTIES HERETO ACKNOWLEDGES AND

IRREVOCABLY AGREES (I) THAT ANY LEGAL PROCEEDING, WHETHER IN LAW OR IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE, INVOLVING THE FINANCING SOURCES ARISING OUT OF, OR RELATING TO, THE TRANSACTIONS, THE FINANCING OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO WILL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR, IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE FEDERAL COURTS, THE UNITED DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND APPELLATE COURTS THEREOF), AND EACH PARTY SUBMITS FOR ITSELF AND ITS PROPERTY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING TO THE EXCLUSIVE JURISDICTION OF SUCH COURT; (II) NOT TO BRING OR PERMIT ANY OF THEIR AFFILIATES TO BRING OR SUPPORT ANYONE ELSE IN BRINGING ANY SUCH LEGAL PROCEEDING IN ANY OTHER COURT; (III) THAT SERVICE OF PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO THEM AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ANY APPLICABLE COMMITMENT LETTER WILL BE EFFECTIVE SERVICE OF PROCESS AGAINST THEM FOR ANY SUCH LEGAL PROCEEDING BROUGHT IN ANY SUCH COURT; (IV) TO WAIVE AND HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF, AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF, ANY SUCH LEGAL PROCEEDING IN ANY SUCH COURT; (V) ANY SUCH LEGAL PROCEEDING WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; AND (VI) A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; PROVIDED, HOWEVER, WITH RESPECT TO THE COMMITMENT LETTER: (I) THE INTERPRETATION OF THE DEFINITION OF COMPANY MATERIAL ADVERSE EFFECT AND WHETHER OR NOT A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED, (II) THE DETERMINATION OF THE ACCURACY OF ANY ACQUISITION AGREEMENT REPRESENTATIONS (AS DEFINED IN THE COMMITMENT LETTER) AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF PARENT, MERGER SUB OR THEIR RESPECTIVE AFFILIATES HAVE THE RIGHT (DETERMINED WITHOUT REGARD TO ANY NOTICE REQUIREMENT) TO TERMINATE ITS OBLIGATIONS UNDER THIS AGREEMENT, OR TO DECLINE TO CONSUMMATE THE TRANSACTIONS AND (III) THE DETERMINATION OF WHETHER SUCH TRANSACTIONS HAVE BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED SOLELY IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(d) Specific Performance.

(i) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including a party’s failure to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement). Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (a) a decree or Order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each party acknowledges and agrees that (x) each party is entitled to specifically enforce the terms and provisions of this Agreement notwithstanding the availability of any monetary remedy, (y) the availability of any monetary remedy (1) is not intended to and does not adequately compensate for the harm that would result from a breach of this Agreement and (2) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement, and (z) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event shall specific performance of Parent’s or Merger Sub’s obligation to consummate the Merger survive any termination of this Agreement.

(ii) Each party further agrees that (A) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity, (B) no such party will oppose the specific performance of the terms and provisions of this Agreement, and (C) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.4(d), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(e) Damages. No Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

Section 10.5. Waiver of Jury Trial. EACH SELLER RELATED PARTY AND EACH OTHER PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY ACTION AGAINST ANY FINANCING SOURCE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXECUTION, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT, THE COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR THE MERGER, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

Section 10.6. Expenses. All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby and thereby, shall be the obligation of the respective party incurring such fees and expenses.

Section 10.7. Severability; Construction.

(a) In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

(c) All references to “$” or “USD” herein shall be references to U.S. Dollars.

Section 10.8. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt, at the following addresses (or such other address as such party may hereafter specify by like notice to the other parties):

If to the Company:

WageWorks, Inc.

1100 Park Place, 4th Floor

San Mateo, CA 94403

Attn: Legal Department

E-mail: corporate_secretary@wageworks.com

Copy to (such copy not to constitute notice):

Wilson Sonsini Goodrich & Rosati

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn:         Robert T. Ishii

                 C. Derek Liu

E-mail:     rishii@wsgr.com

                 dliu@wsgr.com

If to Parent or Merger Sub:

HealthEquity, Inc.

15 West Scenic Pointe Drive

Suite 100

Draper, UT 84020

Attn:         Jon Kessler

                 Delano Ladd

E-mail:     jkessler@healthequity.com

                 dladd@healthequity.com

Copy to (such copy not to constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn:         Steven Gartner

                 Russell Leaf

                 Matthew Haddad

E-mail:     sgartner@willkie.com

                 rleaf@willkie.com

                 mhaddad@willkie.com

Any party may change its address for the purpose of this Section 10.8 by giving the other party written notice of its new address in the manner set forth above.

Section 10.9. Entire Agreement. This Agreement, the Disclosure Schedules and the Confidentiality Agreement contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded by this Agreement; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

Section 10.10. Parties in Interest. Subject to the terms of the last sentence of this Section 10.10, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns, except for the rights to continued indemnification and insurance pursuant to Section 6.2 hereof (of which the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries following the Effective Time). Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Company or Parent. No provision of this Agreement shall give any third person any right of subrogation or action over or against the Company or Parent. Notwithstanding the foregoing, the provisions of the last sentence of Section 9.4, Section 10.3, Section 10.4(c), Section 10.5, this sentence of this Section 10.10, Section 10.13 and Section 10.14 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns).

Section 10.11. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 10.12. Counterparts. This Agreement and any amendments hereto may be executed in the original or by telecopy or electronic transmission of a fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) containing an executed signature page, in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 10.13. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) may only be made against the entities that are expressly identified as parties hereto and only with respect to the specific obligations undertaken by such parties as set forth herein with respect to such parties and no Parent Related Parties shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether at Law or in equity, in contract, in tort or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

Section 10.14. Lender Provisions. Notwithstanding anything herein to the contrary, each Seller Related Party and each of the other parties hereto hereby agrees that (a) no Financing Source shall have any liability hereunder (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or losses arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided that nothing in this Section 10.14 shall limit the liability or obligations of the Lenders under the Commitment Letter or the documents governing any credit facilities provided by any Lender to Parent), (b) only Parent (including its permitted successors and assigns under the Commitment Letter) and the other parties to the

Commitment Letter at their own direction shall be permitted to bring any claim against a Financing Source for failing to satisfy any obligation to fund the Financing pursuant to the terms of the Commitment Letter, (c) no amendment or waiver of this Section 10.14 shall be effective to the extent such amendment is adverse to the Financing Sources without the prior written consent of the Lenders. This Section 10.14 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.

Section 10.15. Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement.

Section 10.16. Definitions. As used in this Agreement:

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement between the Company and a third party which was entered into prior to the date hereof, or if entered into on or after the date hereof, is entered into only in compliance with the provisions of Section 7.4 and on terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal).

“Acquisition Proposal” shall mean (i) any offer or proposal (x) for a merger, reorganization, recapitalization, consolidation, tender offer, share exchange, business combination or other similar transaction involving the Company or any of its Subsidiaries that would result in any Person beneficially owning more than 20% of the issued and outstanding Company Common Stock after giving effect to the consummation of such transaction, (y) to acquire, directly or indirectly, Company Common Stock representing more than 20% of the issued and outstanding shares of Company Common Stock after giving effect to the consummation of such acquisition, or (z) for the sale, lease, exchange, mortgage, transfer or other disposition of more than 20% of the consolidated assets of the Company or to which more than 20% or more of the Company’s consolidated revenue or earnings are attributable; in each case other than the Merger contemplated by this Agreement.

“Action” shall mean any action, claim, suit, arbitration, proceeding or investigation by or before any Governmental Entity or arbitration tribunal.

“Advisor” shall have the meaning set forth in Section 3.26.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. As used in this definition, the term “control”(including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble hereto.

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 7.4(c).

“Alternative Financing” shall mean have the meaning set forth in Section 7.10(d).

“Anti-Corruption Laws” shall have the meaning set forth in Section 3.16.

“Board of Directors” shall mean the Board of Directors of any specified Person and any committees thereof.

“Book-Entry Shares” shall mean non-certificated shares of Company Common Stock represented by book-entry.

“Business Day” shall mean any day other than (a) Saturday or Sunday or (b) any other day on which banks in the City of New York are permitted or required to be closed.

“Capitalization Date” shall have the meaning set forth in Section 3.6(a).

“Certificate” shall have the meaning set forth in Section 1.7(b).

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Change in Recommendation” shall have the meaning set forth in Section 7.4(c).

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Code” shall have the meaning set forth in Section 2.8.

“Commitment Letter” shall have the meaning set forth in Section 4.10(a).

“Company” shall have the meaning set forth in the Preamble hereto.

“Company Benefit Plan” shall mean an “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and any other bonus, commission, profit sharing, pension, severance, deferred compensation, fringe benefit, welfare, post-retirement health or welfare benefit, stock option, stock purchase, restricted stock, or other equity-based compensation, individual employment, consulting, retention, change in control, or other plan, agreement, policy, or arrangement (whether written or unwritten, insured or self-insured) established, maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its Subsidiaries on behalf of any employee, officer, director, or consultant of the Company or any of its Subsidiaries (whether current or former) or their dependents, spouses, or beneficiaries and under which the Company or any of its Subsidiaries has any liability, contingent or otherwise.

“Company Board Recommendation” shall have the meaning set forth in Section 3.5.

“Company Common Stock” shall mean each share of common stock, $0.001 par value, of the Company.

“Company Disclosure Schedule” shall mean the disclosure schedule delivered by the Company on the date hereof.

“Company ESPP” shall have the meaning set forth in Section 1.8(c)(i).

“Company Financial Statements” shall mean each of the financial statements (including, in each case, any notes thereto) of the Company contained in or incorporated by reference into the Company SEC Reports.

“Company Intervening Event” shall mean a material change or development that affects the business and operations of the Company that (i) is unknown to or by, and not reasonably foreseeable by, the Board of Directors of the Company as of the date of this Agreement, (ii) becomes known to or by the Board of Directors of the Company prior to obtaining the Required Company Vote and (iii) does not relate to or involve (A) any Acquisition Proposal, (B) any event, fact, circumstance, development or occurrence relating to Parent, Merger

Sub or any of their Affiliates, (C) clearance of the Merger under the HSR Act, (D) the fact in and of itself the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof or (E) changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company in and of itself.

“Company Lease” and “Company Leases” shall have the meanings set forth in Section 3.13(b).

“Company Licenses and Permits” shall have the meaning set forth in Section 3.15.

“Company Material Adverse Effect” shall mean any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, (a) is or would reasonably be expected to become, materially adverse to the business, assets and liabilities (taken as a whole), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that the determination of whether a Company Material Adverse Effect has occurred or may, would or could occur, shall not include the effect of any event, change, circumstance, effect, development or state of facts (by itself or when aggregate) to the extent arising out of or attributable to (i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally, (ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates or credit ratings in the United States or any other country; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, (iii) changes generally affecting the industries in which the Company and its Subsidiaries operate, (iv) changes in regulatory, legislative or political conditions in the United States or any other country or region in the word, (v) changes after the date of this Agreement in Law or enforcement or the interpretations thereof, (vi) changes or proposed changes after the date of this Agreement in GAAP or other accounting standards, or the interpretation thereof, (vii) the public announcement of this Agreement or the transactions contemplated hereby (including by reason of the identity of Parent) or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company or its Subsidiaries with employees, suppliers, customers, partners, vendors or any other third Person, provided that this clause (vii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the transactions contemplated hereby, (viii) geopolitical conditions, acts of war, outbreak of hostilities, sabotage, terrorism, or military actions or any escalation or worsening of any such acts of war, outbreak of hostilities, sabotage, terrorism or military actions threatened or underway as of the date of this Agreement in the United States or any other country or region in the world, (ix) earthquakes, hurricanes, tornados, mudslides, floods, tsunamis, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, (x) the failure of the Company to meet (a) internal or analysts’ expectations or projections (it being understood that the underlying causes of such failure may be taken into consideration in determining whether a Company Material Adverse Effect has occurred unless otherwise expressly excluded elsewhere in this definition), (xi) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred), (xii) the availability or cost of equity, debt or other financing to Parent or Merger Sub, or (xiii) any action taken (or refrained from being taken) by the Company at the written direction of Parent or any action specifically required to be taken (or refrained from being taken) by the Company by the express terms of this Agreement; except, in the case of the foregoing clauses (i) through (vi), clause (viii) and clause (ix), to the extent that such event, change, circumstance, effect, development or state of facts adversely affects the Company and its Subsidiaries in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other Persons in the industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect, or (b) would or would reasonably be expected to prevent or materially impair or materially delay the ability of the Company to perform its obligations under this Agreement, including the satisfaction of the conditions precedent to the Merger and consummation of the Merger and the other transactions contemplated by this Agreement.

“Company Option” shall have the meaning set forth in Section 1.8(a).

“Company Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, together with all amendments thereto.

“Company Owned Intellectual Property” shall mean all Intellectual Property that embodies Company Owned Intellectual Property Rights, including the Proprietary Software.

“Company Owned Intellectual Property Rights” shall mean all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Products” means any and all products and services, including software as a service (SaaS) offerings, that are currently marketed, offered, sold, licensed, provided or distributed by the Company or a Subsidiary.

“Company Registered Intellectual Property Rights” shall have the meaning set forth in Section 3.14(c).

“Company Related Party” shall have the meaning set forth in Section 9.2.

“Company RSU Award” shall mean each award of restricted stock units with respect to shares of Company Common Stock granted pursuant to any Company Stock Plan or otherwise.

“Company SEC Reports” shall have the meaning set forth in Section 3.8(a).

“Company Stockholders Meeting” shall have the meaning set forth in Section 3.8(d).

“Company Stock Plans” shall have the meaning set forth in Section 1.8(a).

“Company Termination Fee” shall have the meaning set forth in Section 9.2(a).

“Compliant” means, with respect to the Required Financial Information, that: (i) such Required Financial Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries, or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Financial Information not misleading under the circumstances; and (ii) with respect to any financial statements required to be delivered pursuant to clause (i) of the definition of Required Financial Information, (a) the Company’s independent auditors shall not have withdrawn any audit opinion with respect to any such audited financial statements (unless a new unqualified audit opinion has been received in respect thereof from such auditors or another nationally recognized independent registered accounting firm of national standing) and (b) the Company shall not have been informed by its independent auditors that it is required to restate, and the Company has not restated any financial statements delivered pursuant to clause (i) of the definition of Required Financial Information (or is not actively considering any such restatements); provided that such Required Financial Information shall be deemed Compliant if and when the Company’s auditors subsequently inform the Company that no such restatement is needed.

“Computer Systems” shall have the meaning set forth in Section 3.14(g).

“Confidentiality Agreement” shall have the meaning set forth in Section 7.2.

“Continuing Employee” shall have the meaning set forth in Section 7.8(a).

“Contract” shall mean, with respect to any Person, any written contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other binding instrument or obligation.

“Court of Chancery” shall have the meaning set forth in Section 10.4(m).

“Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of April 4, 2017 (as amended, supplemented or otherwise modified from time to time) among the Company, as borrower, each guarantor from time to time party thereto, each lender from time to time party thereto, and MUFG Union Bank, N.A., as administrative agent.

“Data Protection Laws” means all Laws applicable to the Company relating to data protection, data privacy, and data security (including but not limited to HIPAA and other Laws with regard to data privacy, data protection, and data security with respect to health-related Personal Data) with regard to, and the Company’s cross-border data transfer of, Personal Data in the United States of America or elsewhere in the world.

“Data Protection Requirements” ” means all applicable (i) Data Protection Laws; and (ii) published and internal policies and notices of the Company addressing privacy, data protection, or information security with regard to the Company’s collection use, storage, disclosure, or cross-border transfer of Personal Data.

“DGCL” shall have the meaning set forth in the Recitals hereto.

“Disclosure Schedules” shall mean the Parent Disclosure Schedule and the Company Disclosure Schedule, collectively.

“Dissenting Shares” shall have the meaning set forth in Section 1.7(d).

“Dissenting Stockholder” shall have the meaning set forth in Section 1.7(d).

“DOJ” shall mean the Antitrust Division of the United States Department of Justice.

“DTC” shall have the meaning set forth in Section 2.3.

“Effective Time” shall have the meaning set forth in Section 1.3.

“Electronic Delivery” shall have the meaning set forth in Section 10.12.

“Encumbrances” shall mean any claim, lien, pledge, option, right of first refusal or offer, preemptive right, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties

“Enforceability Limitations” shall have meaning set forth in Section 3.5.

“Environmental Laws” shall have the meaning set forth in Section 3.22.

“Equity Award Exchange Ratio” shall mean the quotient (rounded to four decimal places) obtained by dividing the (A) the Merger Consideration by (B) the volume weighted average price of a share of common stock of Parent on NASDAQ for the twenty (20) trading days ending with the trading day immediately preceding the Closing Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall have the meaning set forth in Section 3.8(a).

“Exchange Agent” shall have the meaning set forth in Section 2.1.

“Exchange Fund” shall have the meaning set forth in Section 2.1.

“Excluded Information” shall have the meaning set forth in Section 7.11(a).

“Existing Agent” shall have the meaning set forth in Section 5.4.

“Fee Letter” shall have the meaning set forth in Section 4.10(a).

“FEHBA or State Benefit Law” shall mean the Federal Employees Health Benefits Act or any applicable state law that applies to the administration or management of a government-sponsored benefit program.

“Financing” shall have the meaning set forth in Section 4.10(a).

“Financing Sources” shall mean the Persons that have committed to provide or have otherwise entered into agreements to provide the Financing, including the Lenders referred to in this Agreement, and any joinder agreements, indentures, credit agreements or other definitive agreements entered into pursuant thereto or relating thereto, and any arrangers or administrative agents in connection with the Financing, together with their current and future Affiliates and their and such Affiliates’, officers, directors, employees, attorneys, partners (general or limited), controlling parties, advisors, members, managers, accountants, consultants, agents, representatives and funding sources of each of the foregoing, and their successors and assigns; provided, however, that the Financing Sources shall not include Parent, Merger Sub or any of their respective Affiliates or any of their of their Affiliates’ officers, directors, employees, attorneys, partners (general or limited), controlling parties, advisors, members, managers, accountants, consultants, agents, representatives, successors or assigns.

“FTC” shall mean the United States Federal Trade Commission.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Entity” shall mean any national, federal, state, or local, domestic or foreign, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or judicial body.

“Hazardous Materials” shall mean any substance or material presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous under any Environmental Law.

“Health or Other Benefit Law” shall mean any Law, in each case to the extent, if any, applicable to the business of the Company and its Subsidiaries in connection with any Benefit Program or Health Savings Account, including (i) ERISA, (ii) the Public Health Service Act, (iii) the Code, (iv) FEHBA or State Benefit Law, (v) Title XVIII of the Social Security Act (Medicare), and (vi) PPACA; provided, that “Health or Other Benefit Law” does not include any Data Protection Law.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended, and all regulations and binding guidance of Governmental Entities responsible for enforcing HIPAA implemented thereunder (including the Privacy Rule and the Security Rule).

“HITECH” shall mean the Health Information Technology for Economic and Clinical Health Act.

“HSR Act” shall have the meaning set forth in Section 3.4.

“Indebtedness” means, with respect to any Person, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person (without giving effect to the application of Accounting Standards Codification 842 requiring operating leases to be recharacterized or treated as capital leases), (iv) all obligations of such Person related to the deferred purchase price of property or services, in each case, only to the extent such obligations would be required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP, (v) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (vi) all reimbursement obligations of such Person as an account party in respect of outstanding letters of credit and letters of guarantee, and (vii) all guarantees, obligations, undertakings or arrangements having the economic effect of a guarantee of others of any Indebtedness of the types described in clauses (i) through (vi) above.

“Indemnified Person” shall have the meaning set forth in Section 6.2.

“Intellectual Property” shall mean any tangible embodiment of an Intellectual Property Right, including (i) inventions (whether or not patentable), discoveries, ideas, models, algorithms, systems, processes, technology and know-how; (ii) trade secrets and confidential information; (iii) copyrighted and copyrightable writings, and any original works of authorship in any medium; (iv) software; (v) web sites; and (vi) social media accounts and identifiers.

“Intellectual Property Rights” shall mean all of the following, whether registered or unregistered, including any and all applications to register: (i) rights in trademarks and service marks, trade dress, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) Patents; (iii) rights in trade secrets and confidential information, including the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights copyrighted and copyrightable writings, and in any original works of authorship in any medium, and applications or registrations in any jurisdiction for the foregoing; (v) sui generis rights in data collections and databases; (vi) rights in domain names and registrations; (vii) any other similar, equivalent or analogous intellectual property or proprietary rights of any kind, nature, or description.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean, (i) with respect to the Company, the actual knowledge of the executive officers of the Company, or (ii) with respect to Parent, the actual knowledge of the executive officers of Parent, in each case after reasonable inquiry of the senior employees of the Company or Parent and their respective Subsidiaries, as applicable, who have administrative or operational responsibility for the particular subject matter in question.

“Law” shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, settlement, Order, injunction, decree, arbitration award or agency requirement of any Governmental Entity.

“Leased Real Property” shall have the meaning set forth in Section 3.13(b).

“Lenders” shall have the meaning set forth in Section 4.11(a).

“Lien” shall mean any mortgage, pledge, security interest, Encumbrance or title defect, lien (statutory or other), conditional sale agreement, claim, charge, limitation or restriction.

“Marketing Period” shall mean the first period of fifteen (15) consecutive Business Days (A) commencing on or after the later of (i) the date Parent shall have access to the Required Financial Information and (ii) the date the initial preliminary Proxy Statement has been filed with the SEC and all required notifications and report forms under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement have been filed, and (B) throughout which nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 8.1(b), 8.2(b) or 8.2(c) to fail to be satisfied (excluding conditions that, by their terms, cannot be satisfied until the Closing), assuming that the Closing Date were to occur during the Marketing Period; provided, that (w) (1) July 4, 2019 through July 5, 2019, October 14, 2019 and November 27, 2019 through November 29, 2019 shall not be considered a “Business Day” for the purposes of this definition, (2) if such fifteen (15) consecutive Business Day period shall not have fully elapsed on or prior to August 16, 2019, such period shall not commence any earlier than September 3, 2019, and (3) if such fifteen (15) consecutive Business Day period shall not have fully elapsed on or prior to December 20, 2019, such period shall not commence any earlier than January 6, 2020, (x) in no event shall the Marketing Period be restarted or cease to continue if additional financial statements are required to be delivered pursuant to the definition of “Required Financial Information” after the Marketing Period has commenced, (y) the Marketing Period shall not be deemed to have commenced if, prior to the completion of such fifteen (15) consecutive Business Day period, the Required Financial Information is not Compliant, and (z) the Marketing Period in any event shall end on any earlier date prior to the expiration of such fifteen (15) consecutive Business Day period if the Financing is consummated on such earlier date; provided, further, that if the Company shall in good faith reasonably believe that it has provided the Required Financial Information, the Company may deliver to Parent a written notice to that effect (stating in good faith when it believes it completed such delivery), in which case the Company shall be deemed to have delivered the Required Financial Information on the date specified in such notice, unless Parent in good faith reasonably believes that the Company has not completed the delivery of the Required Financial Information at the time such notice is given and, within three (3) Business Days after the date of the delivery of such notice by the Company, Parent gives written notice to the Company to that effect (stating in good faith which specific items of the Required Financial Information have not been delivered).

“Material Contract” shall have the meaning set forth in Section 3.18(a).

“Maximum Annual Premium” shall have the meaning set forth in Section 6.2(d).

“Merger” shall have the meaning set forth in the Recitals hereto.

“Merger Consideration” shall have the meaning set forth in Section 1.7(a).

“Merger Sub” shall have the meaning set forth in the Preamble hereto.

“Multiemployer Plan” shall have the meaning set forth in Section 3(37) of ERISA.

“New Commitment Letter” shall have the meaning set forth in Section 7.10(d).

“New Plans” shall have the meaning set forth in Section 7.8(b).

“Open Source Software” means any software that is distributed under any license that is identified as an open source software license by the Open Source Initiative (http://www.opensource.org/licenses/) or any similar licensing or distribution model.

“Order” shall mean any writ, decree, order, judgment, stipulation, injunction, or ruling of or by a Governmental Entity.

“Paid Time Off” shall have the meaning set forth in Section 7.8.

“Parent” shall have the meaning set forth in the Preamble hereto.

“Parent Disclosure Schedule” shall mean the disclosure schedule delivered by Parent and Merger Sub on the date hereof.

“Parent Material Adverse Effect” shall mean any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, would or would reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to satisfy its obligations under this Agreement, including the satisfaction of the conditions precedent to the Merger and consummating the Merger and the other transactions contemplated by this Agreement.

“Parent Organizational Documents” shall mean the certificate of incorporation and by-laws of Parent, together with all amendments thereto.

“Parent Related Parties” shall mean shall mean Parent and each of its affiliates and their respective affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives.

“Patents” shall mean all patent and patent applications in any jurisdiction, and all re-issues, continuations, renewals, divisionals, continuations-in-part or extensions of any of the foregoing.

“Payoff Amount” shall have the meaning set forth in Section 5.4.

“Payoff Letter” shall have the meaning set forth in Section 5.4.

“Performance Unit” shall have the meaning set forth in Section 1.8(b)(i).

“Permitted Liens” shall mean (a) Liens for utilities not yet delinquent or being contested in good faith, (b) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, lessors’, landlords’ and other similar Liens not yet due and payable or being contested in good faith and for which appropriate reserves have been included on the balance sheet of the applicable Person, (c) Liens for Taxes, assessments, or governmental charges or levies on a Person’s properties if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings and for which appropriate reserves have been included on the balance sheet of the applicable Person, (d) easements, licenses, restrictive covenants and similar Encumbrances or impediments against any assets or properties of an entity, which would be revealed by an accurate survey or a search of public records and would not, individually or in the aggregate, interfere with the marketability, value or usefulness of the assets or property to which they apply or their use in the business of the applicable Person as currently conducted, (e) Liens or Encumbrances imposed on the underlying fee interest in real property subject to a Company Lease, (f) statutory or common law Liens or Encumbrances to secure landlords, lessors or renters under leases or rental agreements, (g) Liens securing indebtedness pursuant to the Credit Agreement and, (h) with respect to Intellectual Property and Intellectual Property Rights, (i) non-exclusive licenses and similar immunities and authorizations, and (ii) covenants not to assert granted in the ordinary course of business consistent with past practice.

“Person” shall have the meaning set forth in Section 7.4(a).

“Personal Data” has the same meaning as the terms “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or ”personally identifiable information” under the applicable Law.

“PPACA” shall mean the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010.

“Proceeding” shall have the meaning set forth in Section 6.2(ii).

“Proprietary Software” means the computer software that embodies Company Intellectual Property Rights that are owned or purported to be owned by the Company or a Subsidiary and that are material to the Company’s or such Subsidiary’s respective business.

“Proxy Statement” shall have the meaning set forth in Section 3.8(d).

“Representatives” shall mean, when used with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives and intermediaries of such Person and its Subsidiaries.

“Required Amount” shall have the meaning set forth in Section 4.10(c).

“Required Company Vote” shall have the meaning set forth in Section 3.27.

“Required Financial Information” means (i) (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for the three most recently completed fiscal years ended at least 90 days before the Closing Date and (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries for each subsequent fiscal quarter (other than the fourth fiscal quarter) ended at least 45 days before the Closing Date; provided, that Parent confirms receipt of the financial statements described in clause (a) for the fiscal years ended on December 31, 2016, December 31, 2017 and December 31, 2018; provided, further, that filing of the required financial statements on Form 10- K and/or Form 10-Q of the SEC by the Company will satisfy the foregoing requirements; it being understood that, unless the foregoing requirements are satisfied by the filing of a Form 10-K and/or Form 10-Q of the SEC, such financial statements provided pursuant to this clause (i) must be customary for a high yield securities offering, but need not include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)) and (ii) such other financial statements or other pertinent and customary information regarding the Company and its Subsidiaries (a) as may be reasonably requested by Parent or the Financing Sources to the extent that such financial statements or other information is of the type and form required or customarily included in (x) a confidential information memorandum or bank presentation in respect of the Financing or (y) an offering memorandum for private placements of non-convertible high-yield debt securities pursuant to Rule 144A promulgated under the Securities Act or (b) as is otherwise necessary to receive from the Company’s independent public accountants (and any other accountant to the extent that financial statements of the Company and its Subsidiaries audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” and change period comfort) with respect to the financial information to be included in such offering memorandum. Notwithstanding anything to the contrary in clauses (i) and (ii) of this definition, nothing will require the Company or any of its Subsidiaries to provide (or be deemed to require the Company to prepare) any Excluded Information (other than Excluded Information referred to in clause (6) of the definition thereof, which the Company is required to provide pursuant to the terms hereof).

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 3.8(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Seller Related Party” shall mean the Company and each of its affiliates and their and their respective affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives.

“Subsidiary” when used with respect to any Person shall mean (a) any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or other business entity, of which at least 50% of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Superior Proposal” shall mean any bona fide written Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) made by a third party that is not affiliated with the Company and received by the Company after the date hereof without any solicitation in material violation of Section 7.4(a) that the Board of Directors of the Company (or a committee thereof) determines in its good faith judgment (after consultation with the Company’s outside legal counsel and financial advisors of nationally recognized reputation and taking into account all financial, legal, regulatory and other aspects of the Acquisition Proposal, including the timing and likeliness of the consummation of such Acquisition Proposal) would be more favorable to the Company’s stockholders from a financial point of view than this Agreement and the Merger; provided, that, for purposes of this definition of “Superior Proposal,” each reference to “20%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “51%.” Reference to “this Agreement” and “the Merger” in this paragraph shall be deemed to include any proposed alteration of the terms of this Agreement or the Merger that are agreed to in writing by Parent pursuant to Section 7.4(d).

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Taxes” shall mean all U.S. federal, state, or local or non-U.S. taxes, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, registration, alternative or add-on minimum, estimated, and other taxes, governmental fees or like charges, including any interest, penalties or additions thereto; and “Tax” shall mean any one of them.

“Tax Return” shall mean any report, return, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes.

“Termination Date” shall have the meaning set forth in Section 9.1(b).

“the other party” shall mean, with respect to the Company, Parent and shall mean, with respect to Parent, the Company.

“WARN Act” shall have the meaning set forth in Section 3.19(h).

“Wholly Owned Subsidiary” of any specified Person shall mean a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

HEALTHEQUITY, INC.

By:	/s/ Jon Kessler
Name: Jon Kessler
Title: President & Chief Executive Officer

PACIFIC MERGER SUB INC.

By:	/s/ Jon Kessler
Name: Jon Kessler
Title: President & Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WAGEWORKS, INC.

By:	/s/ Edgar Montes
Name: Edgar Montes
Title: President and Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

Annex B

The Board of Directors	June 26, 2019

WageWorks, Inc.

1100 Park Pl. Floor 4

San Mateo, CA 94403-1599

Members of the Board of Directors:

We understand that WageWorks, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with HealthEquity, Inc., a Delaware corporation (“HealthEquity”), and Pacific Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of HealthEquity (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than any Dissenting Shares (as defined in the Merger Agreement) and any shares of Company Common Stock that are owned by the Company as treasury stock or by HealthEquity, Merger Sub or any direct or indirect wholly-owned subsidiary of HealthEquity or the Company, will be converted into the right to receive $51.35 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders other than HealthEquity, Merger Sub and their respective affiliates.

In connection with rendering our opinion, we have, among other things:

i.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

ii.

reviewed certain internal projected financial data relating to the Company, reflecting both a “base case” and an “alternative case”, in each case prepared by management of the Company under alternative business assumptions with respect to the Company’s potential growth initiatives and hypothetical acquisitions and furnished to us by management of the Company, as approved for our use by the Company (collectively, the “Forecasts”);

iii.

discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts (including their views on the risks and uncertainties of achieving the Forecasts);

iv.	reviewed the reported prices and the historical trading activity of the Company Common Stock;

v.

compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant, including, trading multiples adjusted to reflect market expectations for projected growth;

vi.

compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

vii.	reviewed the financial terms and conditions of a draft, dated June 26, 2019, of the Merger Agreement; and

viii.	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

EVERCORE GROUP L.L.C.    55 EAST 52ND STREET    NEW YORK, NY 10055    TEL: 212.857.3100    FAX: 212.857.3101

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based, including the assessments of management of the Company as to alternative business assumptions regarding the probabilities of success of the Company’s growth initiatives and hypothetical acquisitions.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger.

We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock (other than HealthEquity, Merger Sub and their respective affiliates), from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

B-2

We have acted as financial advisor to the Company in connection with the Merger and have received an initial fee for our services, may receive a potential discretionary fee, and will receive additional fees, a portion of which is payable upon the execution by the Company of the Merger Agreement and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and received fees for the rendering of these services. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to HealthEquity and we have not received any compensation from HealthEquity during such period. We may provide financial advisory or other services to the Company and HealthEquity in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, HealthEquity, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or HealthEquity.

Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders other than HealthEquity, Merger Sub and their respective affiliates.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ William D. Anderson, Jr.
William D. Anderson, Jr. Senior Managing Director

B-3

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)

Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)

In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)

Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)

Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)

The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF

WAGEWORKS, INC.

[•], 2019

GO GREEN

00030000300300000000 5 000019

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF WAGEWORKS, INC. [●], 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030000300300000000 5 000019 PLEASE SIGN, THE DATE BOARD AND RETURN OF DIRECTORS PROMPTLY RECOMMENDS IN THE ENCLOSED A VOTE ENVELOPE. “FOR” PROPOSAL PLEASE1, MARK “FOR” YOUR PROPOSAL VOTE 2 INANDBLUE FOR OR BLACK PROPOSAL INK AS3. SHOWN HERE x 1. To consider and vote on a proposal to adopt the Agreement and Plan of FOR AGAINST ABSTAIN Merger, dated as of June 26, 2019 (as it may be amended or modified from time to time, the merger agreement), by and among WageWorks, Inc., a Delaware corporation, HealthEquity, Inc., a Delaware corporation (HealthEquity), and Pacific Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of HealthEquity (Merger Sub), pursuant to which Merger Sub will be merged with and into WageWorks (the merger) and WageWorks will survive the merger and become a wholly owned subsidiary of HealthEquity. 2. To approve the adjournment of the special meeting, if necessary or FOR AGAINST ABSTAIN appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. 3. To approve, on an advisory (non-binding) basis, certain compensation FOR AGAINST ABSTAIN that will or may become payable to the named executive officers of WageWorks in connection with the merger. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and in the discretion of the proxies on any other matter that properly comes before the meeting. To indicate change your the new address address on your in the account, address please space check above.the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via Signature of Stockholder Date: Signature of Stockholder Date: Note: titlePlease as such. sign exactly If the signer as your is aname corporation, or names please appear sign on full this corporate Proxy. When name shares by dulyare authorized held jointly ,officer, each giving holder full should title assign. such. When If signersigning is a as partnership, executor, please administrator, sign in attorney, partner ship trustee name or by guardian, authorized please person. give full

SPECIAL MEETING OF STOCKHOLDERS OF

WAGEWORKS, INC.

[•], 2019

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

00030000300300000000 5 000019

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIALWAGEWORKS,MEETING OF STOCKHOLDERSINC.OF [●], 2019 PROXY VOTING INSTRUCTIONS INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope COMPANY NUMBER provided as soon as possible. the INifPERSON Special Meeting. - You may vote your shares in person by attending ACCOUNT NUMBER GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030000300300000000 5 000019 PLEASE SIGN, THEDATE BOARD AND RETURN OF DIRECTORSPROMPTLY RECOMMENDS IN THE ENCLOSED A VOTE ENVELOPE. “FOR” PROPOSALPLEASE1, MARK”FOR” YOUR PROPOSALVOTE 2INANDBLUEFOR OR BLACK PROPOSAL INK AS3. SHOWN HERE x 1. To consider and vote on a proposal to adopt the Agreement and Plan of FOR AGAINST ABSTAIN Merger, dated as of June 26, 2019 (as it may be amended or modified from time to time, the merger agreement), by and among WageWorks, Inc., a Delaware corporation, HealthEquity, Inc., a Delaware corporation (HealthEquity), and Pacific Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of HealthEquity (Merger Sub), pursuant to which Merger Sub will be merged with and into WageWorks (the merger) and WageWorks will survive the merger and become a wholly owned subsidiary of HealthEquity. 2. To approve the adjournment of the special meeting, if necessary or FOR AGAINST ABSTAIN appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. 3. To approve, on an advisory (non-binding) basis, certain compensation FOR AGAINST ABSTAIN that will or may become payable to the named executive officers of Wage Works in connection with the merger. 1234JOHNMAINSMITH STREET In come directed their before discretion, herein the by Special the the proxies undersigned Meeting. are authorized This shareholder. proxy to vote when If upon no properly direction such other executed is business made, this will as proxy be may voted properly will be as NEW APT. 203 YORK, NY 10038 voted proxies FOR on any Proposal other matter 1, FOR that Proposalproperly2, comes FOR Proposal before the3 meeting. and in the discretion of the To indicate change you’re the new address address on your in the account, address please space check above. the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via Signature of Stockholder Date: Signature of Stockholder Date: Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title assign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

PRELIMINARY FORM OF PROXY CARD – SUBJECT TO COMPLETION WAGEWORKS, INC. Proxy for Special Meeting of Stockholders on [●], 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Joseph L. Jackson and Colm M. Callan, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of WageWorks, Inc., to be held on [●], 2019 at [●], Pacific time, at [●], and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1 14475